                                                FILED PURSUANT TO RULE 424(b)(5)
                                                FILE NO. 333-64512

The information in this prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated February 8, 2002

Prospectus Supplement
(To Prospectus Dated November 7, 2001)

--------------------------------------------------------------------------------
Trust Certificates
Series 2002-1
(Underlying Securities will be 8.197% Capital Securities issued by W.R.
Berkley Capital Trust)

---------------------------------------------------------------------------------------
                         NUMBER OF    PRICE TO   PRINCIPAL   INTEREST   UNDERWRITING
                        CERTIFICATES   PUBLIC     BALANCE      RATE       DISCOUNT
 Trust Certificates                      $          $           %           $

                             ______________________

                        The trust

                        . will be formed pursuant to a trust agreement between DB Depositor Inc. and The Bank of New York for the sole purpose of issuing the certificates.

                        .  will issue and offer only one class of certificates.

                        The certificates

                        . are callable in whole at par commencing December 15, 2006 if the call warrants on the certificates are exercised.

                        . represent an undivided beneficial interest in the assets of the trust, which consist solely of the underlying securities described in this prospectus supplement.

                        .  currently have no trading market.

                        . are not insured or guaranteed by any governmental agency.

The certificates represent non-recourse obligations of the trust only and do not represent an interest in or obligation of Deutsche Bank AG, Deutsche Banc Alex. Brown Inc., DB Depositor Inc., the trustee, or any of their affiliates.

You should review the information in the section headed "Risk Factors" beginning on page S-12 of this prospectus supplement and on page 3 of the accompanying prospectus.

                             ______________________

For complete information about the offered certificates, you should read both this prospectus supplement and the accompanying prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Subject to the satisfaction of certain conditions, the underwriter named below will purchase the offered certificates from DB Depositor Inc. See "Method of Distribution" in this prospectus supplement. The offered certificates will be
issued in book-entry form only on or about              , 2002.

                             ______________________

                           Deutsche Banc Alex. Brown

The date of this Prospectus Supplement is                 , 2002.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

If the terms of your series of certificates differ between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. Unless otherwise stated, cross-references in this prospectus supplement are to captions in this prospectus supplement. The following table of contents provides pages on which these captions are located.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT
SUMMARY OF PRINCIPAL TERMS ...............................................  S-4
SUMMARY OF PROSPECTUS SUPPLEMENT .........................................  S-8
FORMATION OF THE TRUST ................................................... S-12
RISK FACTORS ............................................................. S-12
DESCRIPTION OF THE DEPOSITED ASSETS ...................................... S-16
DESCRIPTION OF THE CERTIFICATES .......................................... S-23
DESCRIPTION OF THE TRUST AGREEMENT ....................................... S-28
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ................................. S-31
ERISA CONSIDERATIONS ..................................................... S-37
UNDERWRITING ............................................................. S-39
LISTING .................................................................. S-40
RATINGS .................................................................. S-40
LEGAL MATTERS ............................................................ S-40

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT ...............................    1
WHERE YOU CAN FIND MORE INFORMATION ......................................    2
INCORPORATION OF CETAIN DOCUMENTS BY REFERENCE ...........................    2
REPORT TO CERTIFICATEHOLDERS .............................................    3
RISK FACTORS .............................................................    3
THE DEPOSITOR ............................................................    8
USE OF PROCEEDS ..........................................................    8
FORMATION OF THE TRUST ...................................................    8
MATURITY AND YIELD CONSIDERATIONS ........................................    9
DESCRIPTION OF THE CERTIFICATES...........................................   11
DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT .......................   26
DESCRIPTION OF THE TRUST AGREEMENT .......................................   38
CURRENCY RISKS ...........................................................   48
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES ............................   51
ERISA CONSIDERATIONS .....................................................   58
UNDERWRITING .............................................................   61
LEGAL MATTERS ............................................................   62

The underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the certificates, including over-allotment, stabilizing and short-covering transactions in such securities and the imposition of penalty bids, in each case in connection with the offering of the certificates. For a description of these activities, see "Method of Distribution" in this prospectus supplement.

                                 ______________

For 90 days following the date of this prospectus supplement, all dealers selling the offered certificates will deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriter of the offered certificates and with respect to its unsold allotments or subscriptions.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on the respective covers.

                           SUMMARY OF PRINCIPAL TERMS

     This summary highlights the principal terms of the certificates being issued by the trust and of the underlying securities. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

The Certificates

The Trust ...............................  DB Depositor Inc. and the trustee will form the Series 2002-1 Trust.

Securities Offered ......................  Trust Certificates, Series 2002-1,
                                           backed by W.R. Berkley Capital Trust
                                           Securities, referred to herein as the
                                           "certificates."

Initial Number of Certificates ..........               .

Final Scheduled Distribution Date .......  December 15, 2045.

Interest Rate ...........................  The certificates will bear interest
                                           at a fixed interest rate of     % per
                                           annum.

Deposited Assets ........................  The deposited assets will consist of the underlying securities. See "--The
                                           Underlying Securities" and
                                           "Description of the Deposited Assets"
                                           below.

Original Issue Date .....................                  , 2002.

Distribution Dates ......................  June 15th and December 15th, or if
                                           any such date is not a Business Day,
                                           then the next succeeding Business
                                           Day, commencing June 15, 2002.

Record Date .............................  The day immediately preceding each distribution date.

Deferral of Distributions ...............  If and for so long as distributions on the underlying securities are
                                           deferred pursuant to an Extension
                                           Period (as defined herein),
                                           distributions on the certificates
                                           will also be deferred. See "--The
                                           Underlying Securities" and
                                           "Description of the Deposited Assets"
                                           below.

Optional Call ...........................  On any date on or after December 15,
                                           2006 (or after the announcement of
                                           any redemption or other unscheduled
                                           payment of the underlying securities)
                                           that any call warrant holder
                                           designates as a call date, the
                                           certificates may be called in whole
                                           and not in part at a call price equal
                                           to 100% of the outstanding principal
                                           amount thereof, plus any accrued and
                                           unpaid interest to the call date.

Mandatory Redemption ....................  On any date the underlying securities are redeemed, including as a result
                                           of a Tax Event or Investment Company
                                           Event, the certificates shall be
                                           redeemed and the proceeds of such
                                           redemption shall be distributed in
                                           the manner set forth under
                                           "Description of the
                                           Certificates--Collections and
                                           Distributions" in this prospectus
                                           supplement.

Denominations; Specified Currency .......  The certificates will be denominated and payable in U.S. dollars (the
                                           "specified currency"), and will each
                                           have an initial principal amount of
                                           $25.

Interest Accrual Periods ................  Semi-annually or, in the case of the first Interest Accrual Period, from
                                           and including the original issue date
                                           to but excluding the first
                                           distribution date.

Form of Security ........................  Book-entry certificates with The
                                           Depository Trust Company ("DTC"). See
                                           "Description of the Certificates--
                                           Definitive Certificates" in this
                                           prospectus supplement. Distributions
                                           will be settled in immediately
                                           available (same-day) funds.

Trustee .................................  The Bank of New York.

Ratings .................................  The certificates are expected to be rated "BBB-" by Standard & Poor's
                                           Ratings Services, a division of The
                                           McGraw-Hill Companies, Inc. and
                                           "Baa3" by Moody's Investors Service,
                                           Inc. A rating of the certificates is
                                           not a recommendation to purchase,
                                           hold or sell such certificates, and
                                           there can be no assurance that a
                                           rating will remain for any given
                                           period of time or that a rating will
                                           not be revised or withdrawn entirely
                                           by a rating agency if in its
                                           judgement circumstances in the future
                                           so warrant.

The Underlying Securities

Underlying Securities ...................  $             aggregate liquidation
                                           amount of 8.197% capital securities
                                           issued by the underlying securities
                                           issuer.

Underlying Securities Issuer ............  W.R. Berkley Capital Trust.

Underlying Securities Guarantor .........  W.R. Berkley Corporation ("W.R.
                                           Berkley").

Underlying Securities Property Trustee ..  The Bank of New York.

Underlying Securities Delaware Trustee ..  The Bank of New York (Delaware). The
                                           underlying securities have been
                                           issued pursuant to an amended and
                                           restated trust agreement among W.R.
                                           Berkley, the Underlying Securities
                                           Property Trustee, the Underlying
                                           Securities Delaware Trustee and
                                           certain administrative trustees.

Debenture Trustee .......................  The Bank of New York

Underlying Securities
Final Scheduled Distribution Date .......  December 15, 2045, unless redeemed earlier.

Denominations ...........................  The underlying securities are denominated and payable in U.S.
                                           dollars and are available in minimum
                                           denominations of $1,000 and integral
                                           multiples of $1,000 thereof.

Underlying Securities
Payment Dates ...........................  June 15/th/ and December 15/th/.

Underlying Securities Rate ..............  8.197% per annum.

Underlying Securities
Distribution Accrual Periods ............  Semi-annual periods.

Underlying Securities Extension Period ..  W.R. Berkley has the right to defer the payment of interest on the Junior
                                           Subordinated Debentures (described
                                           below) at any time and from time to
                                           time (each, an "Extension Period"),
                                           for a period not exceeding ten
                                           consecutive semi-annual periods with
                                           respect to each Extension Period.
                                           Upon the termination of any such
                                           Extension Period and the payment of
                                           all amounts due, W.R. Berkley may
                                           elect to begin a new Extension
                                           Period. If and for so long as
                                           interest payments on the Junior
                                           Subordinated Debentures are so
                                           deferred, distributions on the
                                           underlying securities
                                             will be deferred. See "Description
                                             of the Deposited Assets -
                                             Underlying Securities -Junior
                                             Subordinated Debentures" in this
                                             prospectus supplement.

Junior Subordinated Debentures due 2045 ...  The assets of the underlying securities issuer consist solely of
                                             the 8.197% Junior Subordinated
                                             Deferrable Interest Debentures (the
                                             "Junior Subordinated Debentures")
                                             issued by W.R. Berkley, which are
                                             payable after the Senior
                                             Indebtedness (as defined herein) of
                                             W.R. Berkley. See "Description of
                                             the Deposited Assets - Underlying
                                             Securities - Junior Subordinated
                                             Debentures" in this prospectus
                                             supplement.

Guarantee .................................  Payments of distributions and payments on liquidation and
                                             redemption of the underlying
                                             securities are guaranteed by W.R.
                                             Berkley, but only to the limited
                                             extent the underlying securities
                                             issuer holds funds on hand legally
                                             available therefor and has failed
                                             to make such payments.

Redemption ................................  The underlying securities are subject to mandatory redemption (i)
                                             in whole but not in part, on the
                                             stated maturity date upon repayment
                                             of the Junior Subordinated
                                             Debentures, (ii) in whole but not
                                             in part, at any time
                                             contemporaneously with the optional
                                             prepayment of the Junior
                                             Subordinated Debentures by W.R.
                                             Berkley upon the occurrence and
                                             continuation of a Special Event and
                                             (iii) in whole or in part, at any
                                             time on or after December 15, 2006
                                             contemporaneously with the optional
                                             prepayment by W.R. Berkley of the
                                             Junior Subordinated Debentures, in
                                             each case at the applicable
                                             redemption price.

Ratings ...................................  The underlying securities have been rated "BBB-" by Standard & Poor's
                                             Ratings Services and "Baa3" by
                                             Moody's Investors Service, Inc. A
                                             rating of the underlying securities
                                             is not a recommendation to
                                             purchase, hold or sell such
                                             underlying securities, and there
                                             can be no assurance that a rating
                                             will remain for any given period of
                                             time or that a rating will not be
                                             revised or withdrawn entirely by a
                                             rating agency if in its judgement
                                             circumstances in the future so
                                             warrant.

                        Summary of Prospectus Supplement

     The following summary highlights selected information from this prospectus supplement and is qualified by reference to the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus.

Depositor ...............................    DB Depositor Inc., an indirect
                                             wholly-owned subsidiary of Deutsche
                                             Bank AG. See "DB Depositor Inc." in
                                             the accompanying prospectus.

Certificates ............................    The certificates being offered
                                             hereby will be issued by the Series
                                             2002-1 trust.

                                             The $25 principal amount of each
                                             certificate represents the amount
                                             that the certificateholder is
                                             entitled to receive as
                                             distributions allocable to
                                             principal. Such amount due to a
                                             certificateholder will decline to
                                             the extent distributions allocable
                                             to principal are made.

The Underlying Securities ...............    Distributions on the underlying
                                             securities accrue at the Underlying
                                             Securities Rate for each Underlying
                                             Securities Distribution Accrual
                                             Period and is payable on each
                                             Underlying Securities Payment Date.
                                             The entire liquidation amount of
                                             the underlying securities will be
                                             payable on the underlying
                                             securities final scheduled payment
                                             date, unless earlier redeemed. The
                                             underlying securities have a
                                             remaining term to maturity of
                                             approximately 44 years. See
                                             "Description of the Deposited
                                             Assets" in this prospectus
                                             supplement.

Distributions ...........................    Holders of the certificates will be
                                             entitled to receive on each
                                             distribution date, to the extent of
                                             Available Funds (as defined in this
                                             prospectus supplement), after
                                             reimbursement of the trustee for
                                             any extraordinary expenses incurred
                                             pursuant to the instructions of all
                                             the certificateholders,

                                             .   distributions on the underlying
                                                 securities to the extent
                                                 necessary to pay interest at
                                                 the rate of      % per annum on
                                                 the outstanding principal
                                                 amount of the certificates, and

                                             .   distributions of liquidation
                                                 amount on the underlying
                                                 securities to the extent
                                                 necessary to pay the
                                                 outstanding principal amount of
                                                 the certificates.

                                             Notwithstanding the foregoing, in
                                             the event that the underlying
                                             securities are redeemed, prepaid or
                                             liquidated in whole or in part for
                                             any reason, the cessation of the
                                             W.R. Berkley to file periodic
                                             reports required under the
                                             Securities and Exchange Act of
                                             1934, as amended (the "Exchange
                                             Act"), or at their maturity,
                                             Available Funds will be allocated,
                                             after payment of certain
                                             extraordinary expenses of the
                                             trustee and its respective agents,
                                             to the certificates as set forth
                                             under "Description of the
                                             Certificates--Collections and
                                             Distributions" in this prospectus
                                             supplement.

                                             Distributions will be made to
                                             certificateholders only if, and to
                                             the extent that, payments are made
                                             with respect to the underlying
                                             securities or are otherwise covered
                                             by the underlying securities
                                             Guarantee (as defined herein). See
                                             "Description of the
                                             Certificates--Collections and
                                             Distributions" in this prospectus
                                             supplement.

Special Distribution Dates ..............    If a payment with respect to the
                                             underlying securities is made to
                                             the trustee after the Distribution
                                             Date on which payment was due, then
                                             the trustee will distribute any
                                             such amounts received on the next
                                             occurring Business Day (a "Special
                                             Distribution Date") as if the funds
                                             had constituted available funds on
                                             the distribution date immediately
                                             preceding such Special Distribution
                                             Date; provided, however, that the
                                                   --------  -------
                                             Record Date for such Special
                                             Distribution Date shall be five
                                             Business Days (as defined herein)
                                             prior to the day on which the
                                             related payment was received from
                                             the Underlying Securities Property
                                             Trustee.

Additional Issuance .....................    The depositor may deposit
                                             additional underlying securities
                                             and the trust may issue additional
                                             certificates in minimum amounts of
                                             $250,000, with respect to any
                                             certificates issued, at any time.

The Call Warrants .......................    The call warrants represent the
                                             rights to purchase the certificates
                                             in whole and not in part at the
                                             call price in connection with an
                                             optional call. The initial call
                                             warrants holder will be the
                                             depositor or an affiliate thereof.
                                             The call warrants are not offered
                                             by this prospectus supplement.

Optional Call:
Call Date ...............................    Any Business Day on or after
                                             December 15, 2006 (or after the
                                             announcement of any redemption or
                                             other unscheduled payment of the
                                             underlying securities) that any
                                             call warrant holder so designates.

Call Price...............................    The certificates may be called in
                                             whole but not in part at a call
                                             price equal to 100% of the
                                             outstanding principal amount
                                             thereof, plus any accrued and
                                             unpaid interest to the date
                                             designated by the call warrant
                                             holder as the call date.

Material Federal Income
Tax Consequences.........................    In the opinion of tax counsel to
                                             the trust, the trust will not be
                                             classified as an association or
                                             publicly traded partnership taxable
                                             as a corporation for federal income
                                             tax purposes. The trust intends to
                                             take the position that, although it
                                             can provide no assurance, the trust
                                             is a grantor trust for federal
                                             income tax purposes and,
                                             consequently, each holder of a
                                             certificate will be treated for
                                             federal income tax purposes as the
                                             owner of a pro rata undivided
                                             interest in the underlying
                                             securities. See "Material Federal
                                             Income Tax Consequences" in this
                                             prospectus supplement.

Ratings .................................    It is a condition to the issuance
                                             of the certificates that the
                                             certificates and the underlying
                                             securities each be rated not lower
                                             than "Baa3" by Moody's and "BBB-"
                                             by S&P as specified above under
                                             "Summary of Principal Terms--The
                                             Certificates--Ratings." A security
                                             rating is not a recommendation to
                                             buy, sell or hold securities and
                                             may be subject to revision or
                                             withdrawal at any time by the
                                             assigning rating agency. A security
                                             rating does not address the
                                             occurrence or frequency of
                                             redemptions or prepayments on, or
                                             extensions of the maturity of, the
                                             underlying securities, or the
                                             corresponding effect on yield to
                                             investors.

ERISA Considerations ....................    An employee benefit plan subject to
                                             the Employee Retirement Income
                                             Security Act of 1974, as amended
                                             ("ERISA"), including an individual
                                             retirement account (an "IRA") or
                                             Keogh plan (a "Keogh") (each, a
                                             "Plan") should consult its advisors
                                             concerning the ability of such Plan
                                             to purchase certificates under
                                             ERISA or the Code. See "ERISA
                                             Considerations" in this prospectus
                                             supplement.

Listing .................................    The certificates are expected to be
                                             listed on the New York Stock
                                             Exchange. However, it is unlikely
                                             that trading of the certificates
                                             will be active. See "Listing" in
                                             this prospectus supplement.

     This prospectus supplement does not provide information with respect to the underlying securities issuer or W.R. Berkley. No investigation of the underlying securities issuer or W.R. Berkley (including, without limitation, any investigation as to their financial condition or creditworthiness) or of the underlying securities (including, without limitation, any investigation as to their ratings) has been made. Potential certificateholders should obtain and evaluate the same information concerning W.R. Berkley and the underlying securities issuer as he or she would obtain and evaluate if he or she were investing directly in the underlying securities or in other securities issued by the underlying securities issuer and guaranteed by W.R. Berkley. None of the depositor, the trustee, the underwriter or any of their respective affiliates assumes any responsibility for the accuracy or completeness of any publicly available information of W.R. Berkley or the underlying securities issuer filed with the Securities and Exchange Commission or otherwise made publicly available or considered by a purchaser of the certificates in making its investment decision in connection therewith.

                             Formation of the Trust

     The trust will be formed pursuant to a trust agreement (including the Series 2002-1 supplement) between DB Depositor Inc. and the trustee. At the time of the execution and delivery of the Series 2002-1 supplement, DB Depositor Inc. will deposit the underlying securities in the aggregate liquidation amount of $ in the trust. The trustee, on behalf of the trust, will accept such underlying securities and will deliver the certificates in accordance with the instructions of DB Depositor Inc.

     The underlying securities will be purchased by Deutsche Banc Alex. Brown Inc. or an affiliate thereof in the secondary market, either directly or through an affiliate of Deutsche Banc Alex. Brown Inc. The underlying securities will not be acquired from the underlying securities issuer as part of any distribution by or pursuant to any agreement with such issuer. The underlying securities issuer and W.R. Berkley are not participating in this offering and will not receive any of the proceeds of the sale of the underlying securities to Deutsche Banc Alex. Brown Inc. or the issuance of the certificates. Neither Deutsche Banc Alex. Brown Inc. nor any of its affiliates participated in the initial public offering of the underlying securities.

                                  Risk Factors

No due diligence investigation of the underlying securities, the underlying securities issuer or W.R. Berkley has been made by the depositor, the underwriter or the trustee.

     In connection with the present offering, none of the depositor, the underwriter or the trustee (a) has made, or will make, any due diligence investigation of the business condition, financial or otherwise, of the underlying securities issuer or W.R. Berkley or (b) has verified, or will verify, any reports or information filed by the underlying securities issuer or W.R. Berkley with the Securities and Exchange Commission or otherwise made available to the public. It is strongly recommended that prospective investors in the certificates consider publicly available financial and other information regarding the underlying securities issuer and W.R. Berkley. The issuance of the certificates should not be construed as an endorsement by the depositor, the underwriter or the trustee of the financial condition or business prospects of the underlying securities issuer or W.R. Berkley. See "Description of the Deposited Assets - Underlying Securities" in this prospectus supplement.

W.R. Berkley is the only payment source on the underlying securities and, consequently on the certificates.

     The payments made by the underlying securities issuer on the underlying securities are the only source of payment for your certificates. The payments made by W.R. Berkley on the Junior Subordinated Debentures and under the underlying securities Guarantee are the only source of payment for the underlying securities. W.R. Berkley is a holding company; therefore, its ability to service its indebtedness, including, without limitation, the payments of interest and principal on the Junior Subordinated Debentures, and to perform under the underlying securities Guarantee will be dependent on the ability of W.R. Berkley's subsidiaries to make payments to W.R. Berkley in the form of dividends and other distributions. The payment of dividends or other distributions by W.R. Berkley's subsidiaries is dependent upon the earnings of those subsidiaries. Earnings of W.R. Berkley's subsidiaries are subject to various business and regulatory considerations. In addition, since many of W.R. Berkley's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends to W.R. Berkley without prior regulatory approval is limited by applicable laws and regulations. Financial difficulties experienced by W.R. Berkley or its subsidiaries could result in delays in payment, partial payment or nonpayment of the Junior Subordinated Debentures, and in turn, the underlying securities and your certificates. In the event of nonpayment on the Junior Subordinated Debentures or the underlying securities Guarantee by W.R. Berkley, and in turn on the underlying securities by the underlying securities issuer, you will bear the loss resulting from such nonpayment. See "Description of the Certificates" in this prospectus supplement.

The Junior Subordinated Debentures are subordinated to other obligations of W.R. Berkley, and W.R. Berkley's guarantee of payments due on the underlying securities is subordinated to other obligations of W.R. Berkley.

     The obligations of W.R. Berkley under the underlying securities Guarantee issued for the benefit of the holders of the underlying securities, as well as under the Junior Subordinated Debentures, will be unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness. In addition, in the case of a bankruptcy or insolvency proceeding, W.R. Berkley's obligations under the underlying securities Guarantee will also rank subordinate and junior in right of payment to all liabilities of W.R. Berkley.

     Because W.R. Berkley is a holding company, the right of W.R. Berkley to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the underlying securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that W.R. Berkley may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of W.R. Berkley's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of W.R. Berkley for payments on the Junior Subordinated Debentures. In addition, since many of W.R. Berkley's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends to W.R. Berkley without prior regulatory approval is limited by applicable laws and regulations. None of the Indenture, the underlying securities Guarantee or the Underlying Securities Trust Agreement (as defined below) places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by W.R. Berkley.

     The underlying securities Guarantee provides a guarantee of amounts due on the underlying securities, but only to the limited extent payments have been made on the Junior Subordinated Debentures. If W.R. Berkley does not make payments on the Junior Subordinated Debentures, it will not be liable on the underlying securities Guarantee, and the Underlying Securities Property Trustee will not make distributions on the underlying securities. Consequently, no distributions would be made on the certificates. See "Description of the Deposited Assets--Underlying Securities - Underlying Securities Guarantee" in this prospectus supplement.

If, on or before June 15, 2002 an event of default with respect to the underlying securities occurs, the depositor will share pro rata with certificateholders in proceeds of the underlying securities to the extent of its claim for accrued distributions.

     On June 15, 2002, the trustee will pay DB Depositor Inc. an amount equal to distributions accrued on the underlying securities from December 15, 2001 to, but excluding the original issue date of the certificates. If the depositor is not paid such amount on such date, it will have a claim for such amount. In satisfaction of that claim, the depositor will receive its pro rata share, based on the ratio the amount owed the depositor bears to all amounts owed on the certificates in respect of accrued distributions, of any proceeds from the recovery on the underlying securities. See "Description of the Trust Agreement" in this prospectus supplement.

Interest distributions on the Junior Subordinated Debentures, and consequently distributions on the underlying securities and interest on the certificates, may be deferred.

     So long as no event of default with respect to the underlying securities shall have occurred and be continuing, W.R. Berkley will have the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi- annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the stated maturity date of the Junior Subordinated Debentures. As a consequence of any such deferral, semi-annual distributions on the underlying securities by the underlying securities issuer and semi-annual distributions on the certificates will be deferred (and the amount of distributions to which holders of the underlying securities and the certificates are entitled will accumulate additional distributions thereon at the rate of 8.197% per annum, compounded semi-annually, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures) from the relevant payment date for such distributions during any such Extension Period. Prior to the termination of any such Extension Period, W.R. Berkley may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the stated maturity date. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 8.197%, compounded semi-annually, to the extent permitted by applicable law), W.R. Berkley may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that W.R. Berkley may elect to begin an Extension Period.

     Distributions on the underlying securities, and consequently interest on the certificates, may be deferred if W.R. Berkley defers payments of interest on the Junior Subordinated Debentures. Such deferral may be for up to ten (10) consecutive semi-annual interest distribution dates, provided that such
                                                     -------- ----
extension period may not extend beyond the stated maturity date of the Junior Subordinated Debentures. During any extension period, interest on the Junior Subordinated Debentures, and consequently the underlying securities and the certificates, will continue to accrue (and the amount of distributions to which holders of such debentures, and consequently the trust and the certificateholders, will continue to accumulate) at the otherwise applicable interest rate, compounded semi-annually. Interest on deferred and compounded interest on the certificates will be owing only to the extent that such interest is actually received on the underlying securities. Any interest that accrues on the Junior Subordinated Debentures during an extension period will be distributed to the certificateholders pro rata when it is received by the trust. See "Description of the Certificates--Collections and Distributions" in this prospectus supplement.

There are possible tax and market price consequences of a deferral of distributions.

     Should W.R. Berkley exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of the underlying securities, and thus each holder of the certificates, will be required to accrue income (as original issue discount) in respect of the deferred interest allocable to its underlying securities or certificates, as the case may be, for United States federal income tax purposes, which will be allocated but not distributed to it. As a result, each such holder of a certificate will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the underlying securities issuer if the holder disposes of its certificates prior to the record date for the payment of distributions thereafter. See "Material Federal Income Tax Consequences" in this prospectus supplement.

     Should W.R. Berkley elect to exercise its right to defer payments of interest on the Junior Subordinated Debentures in the future, the market price of the underlying securities, and consequently the certificates, is likely to be adversely affected. A holder that disposes of its certificates during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its certificates. In addition, merely as a result of the existence of W.R. Berkley's right to defer payments of interest on the Junior Subordinated Debentures, the market price of the underlying securities, and consequently the certificates, may be more volatile than the market prices of other securities that are not subject to such deferrals

If the underlying securities are redeemed by the underlying securities issuer upon a Tax Event or an Investment Company Event, then the certificates will also be redeemed.

     If a Tax Event or an Investment Company Event occurs and is continuing, then within 90 days following the occurrence of such Tax Event or Investment Company Event, W.R. Berkley will have the right to prepay the Junior Subordinated Debentures in whole but not in part and therefore cause a mandatory redemption of the underlying securities, and consequently the certificates, at the applicable redemption price. See "Description of the Certificates--Redemption of Certificates upon Redemption of Underlying Securities" in this prospectus supplement.

Certificateholders are not likely to receive any redemption premiums or market value appreciation.

     In certain circumstances, redemption of the underlying securities by the underlying securities issuer requires payment of a redemption premium. In addition, the market value of the underlying securities may increase to a value in excess of their face amounts. However, in such circumstances it is likely that the call warrant holder (initially, the depositor) would exercise its right to call the certificates pursuant to an optional call. The call price of the certificates equals the outstanding principal amount of the certificates, plus accrued interest. If the call warrant holder does exercise its right, a certificateholder will receive less than if the certificateholder directly owned the underlying securities and will not receive any premium in excess of the underlying securities' market value over their face amounts. See "Description of the Certificates-- The Call Warrant; Optional Call" in this prospectus supplement.

If, at any time, W.R. Berkley ceases to file periodic reports required under the Exchange Act, the trust will sell the underlying securities and distribute the proceeds to certificateholders.

     If, at any time, W.R. Berkley ceases to file periodic reports required under the Exchange Act, the depositor will instruct the trust to sell the underlying securities and the proceeds, less expenses incurred by the trust, will be allocated to the certificateholders. Certificateholders may not be able to reinvest the proceeds at the same or a higher rate of return. Also, at the time the underlying securities are sold they may be trading at a discount to the price certificateholders paid to purchase the certificates. See "Description of the Certificates -- Failure by W.R. Berkley to File Periodic Reports" in this prospectus supplement.

A change or withdrawal by the rating agencies of their initial ratings may reduce the market value of the certificates.

     At the time of issuance, the certificates will have ratings assigned by Moody's and S&P equivalent to the ratings of the underlying securities, which, as of the date of this prospectus supplement were "Baa3" by Moody's and "BBB-" by S&P. It is expected that the ratings of the certificates will change if the ratings of the underlying securities change.

     Any rating issued with respect to the certificates is not a recommendation to purchase, sell or hold a security inasmuch as such ratings do not comment on the market price of the certificates or their suitability for a particular investor. There can be no assurance that the ratings will remain for any given period of time or that the ratings will not be revised or withdrawn entirely by the related rating agency if, in its judgment, circumstances (including, without limitation, the rating of the underlying securities) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the certificates.

     See "Risk Factors" and "Maturity and Yield Considerations" in the accompanying prospectus.

                       DESCRIPTION OF THE DEPOSITED ASSETS

General

     This prospectus supplement sets forth certain relevant terms with respect to the underlying securities, but does not provide detailed information with respect to the underlying securities or the underlying securities issuer. This prospectus supplement relates only to the certificates and does not relate to the underlying securities. All disclosure contained herein with respect to the underlying securities is derived from publicly available documents. The underlying securities were originally issued by the underlying securities issuer as part of an exchange offering of $210,000,000 of such securities pursuant to a registration statement (file no. 333-20871), filed by the underlying securities issuer with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     No investigation has been made of the financial condition or creditworthiness of the underlying securities issuer or W.R. Berkley in connection with the issuance of the certificates. W.R. Berkley is subject to the information reporting requirements of the Exchange Act. None of DB Depositor Inc., the underwriter or the trustee has participated in the preparation of such reporting documents, or made any due diligence inquiry with respect to the information provided therein. None of the depositor, the underwriter or the trustee have verified the accuracy or completeness of such documents or reports. There can be no assurance that events affecting the underlying securities, W.R. Berkley or the underlying securities issuer have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

     The trust will have no significant assets other than the underlying securities from which to make distributions of amounts due in respect of the certificates. The underlying securities issuer, in turn, will have no significant assets from which to make distributions of amounts due in respect of the underlying securities other than the Junior Subordinated Debentures issued by W.R. Berkley. Consequently, the ability of certificateholders to receive distributions in respect of the certificates will depend entirely on the trust's receipt of payments on the underlying securities and on the underlying securities issuer's receipt of payments on the Junior Subordinated Debentures. Prospective purchasers of the certificates should consider carefully the financial condition of W.R. Berkley and the underlying securities issuer and their respective abilities to make payments in respect of such underlying securities and Junior Subordinated Debentures. This prospectus supplement relates only to the certificates and does not relate to W.R. Berkley, the underlying securities or the underlying securities issuer's receipt of payments on the Junior Subordinated Debentures. All information contained in this prospectus supplement regarding W.R. Berkley, the underlying securities issuer and the underlying securities is derived solely from publicly available documents.

Underlying Securities

     The underlying securities consist of $             aggregate liquidation
amount of 8.197% Capital Securities, issued by W.R. Berkley Capital Trust. Distributions on the underlying securities will be at the annual rate of 8.197% of the liquidation amount and will be payable semi-annually. The underlying securities final scheduled payment date will occur on December 15, 2045 unless earlier redeemed.

     The underlying securities have been issued pursuant to agreements among W.R. Berkley, the underlying securities issuer, the Underlying Securities Property Trustee, the Underlying Securities Delaware Trustee and certain administrative trustees. The Junior Subordinated Debentures have been issued pursuant to the Indenture (the "Indenture") , dated as of December 20, 1996, among W.R. Berkley and The Bank of New York, as debenture trustee (the "Debenture Trustee"). The following summary describes certain general terms of the Indenture and the Amended and Restated Declaration of Trust dated as of December 20, 1996 (the "Underlying Securities Trust Agreement") among W.R. Berkley, the Underlying Securities Property Trustee, the Underlying Securities Delaware Trustee and the administrative trustees named therein, but investors should refer to the Indenture and the Underlying Securities Trust Agreement themselves for all the terms governing the Junior Subordinated Debentures and the underlying securities.

     The underlying securities represent beneficial interests in the assets of the underlying securities issuer. W.R. Berkley is the owner of all of the beneficial interests represented by common securities of the underlying securities issuer (the "Common Securities" and together with the underlying securities, the "Underlying Trust Securities"). The underlying securities issuer exists for the sole purpose of issuing the Underlying Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures (as defined herein). The Junior Subordinated Debentures will mature on December 15, 2045. The Underlying Securities will have a preference over the Common Securities under certain circumstances with respect to distributions and amounts payable on redemption of the Underlying Trust Securities or liquidation of the underlying securities issuer.

     The occurrence of an event of default under the Indenture will constitute an event of default with respect to the underlying securities. Set forth below is a summary list of the events of default under the Indenture:

     (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures or any other junior subordinated debentures issued by W.R. Berkley when due (subject to the deferral of any due date in the case of an Extension Period); or

     (ii) failure to pay any principal on the Junior Subordinated Debentures or any other junior subordinated debentures issued by W.R. Berkley when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

     (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to W.R. Berkley from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

     (iv) certain events in bankruptcy, insolvency or reorganization of W.R. Berkley.

     Within five Business Days after the occurrence of any event of default with respect to the underlying securities actually known to the Underlying Securities Property Trustee, the Underlying Securities Property Trustee shall transmit notice of such event to the holders of the underlying securities, the administrative trustees of the underlying securities issuer and W.R. Berkley, unless such event of default with respect to the underlying securities has been cured or waived. W.R. Berkley and the administrative trustees are required to file annually with the Underlying Securities Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Underlying Securities Trust Agreement, as applicable.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon an event of default with respect to the underlying securities. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

     If an event of default with respect to the underlying securities shall have occurred and be continuing and shall be attributable to the failure of W.R. Berkley to pay principal of or interest on the Junior Subordinated Debentures on the due date, a holder of the underlying securities may institute a legal proceeding directly against W.R. Berkley for enforcement of payment to such holder of the principal of (or premium, if any) or interest on such Junior Subordinated Debentures having a principal amount equal to the liquidation amount of the underlying securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of underlying securities by W.R. Berkley in connection with a Direct Action, W.R. Berkley shall remain obligated to pay the principal of or interest on the Junior Subordinated Debentures, and W.R. Berkley shall be subrogated to the rights of the holder of such underlying securities with respect to payments on the underlying securities to the extent of any payments made by W.R. Berkley to such holder in any Direct Action.

     Redemption and Advancement of Maturity of the Underlying Securities

     W.R. Berkley has the right to prepay the Junior Subordinated Debentures,
(i) in whole or in part, on or after December 15, 2006, at a prepayment price (the "Optional Prepayment Price") equal to the outstanding principal amount of the Junior Subordinated Debentures to be redeemed, plus accrued interest thereon to the date of prepayment and (ii) in whole but not in part, at any time, upon the occurrence of a Special Event, at the Special Event Prepayment Price (as such terms are defined herein).

     W.R. Berkley has the right to terminate the underlying securities issuer at any time and, after satisfaction of liabilities to creditors as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the underlying securities in liquidation of the underlying securities issuer. The exercise of such right is subject to W.R. Berkley having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of underlying securities for United States federal income tax purposes. In the event that Junior Subordinated Debentures are distributed to the trust in exchange for the underlying securities, such distribution will not cause the certificates to be redeemed. The underlying securities issuer will hold the Junior Subordinated Debentures for the benefit of the holders of the underlying securities in accordance with the terms of the Underlying Securities Trust Agreement.

     If a Tax Event (as defined herein) occurs, then W.R. Berkley will have the right (i) prior to the termination of the Underlying Securities Issuer, to advance the stated maturity date of the Junior Subordinated Debentures to the minimum extent required, but not less than 30 years from the date of original issuance thereof, or (ii) to terminate the underlying securities issuer (if not previously terminated) and advance the stated maturity date of the Junior Subordinated Debentures to the minimum extent required, but not less than 40 years from the date of original issuance thereof, in each case such that in the opinion of counsel to W.R. Berkley experienced in such matters, after advancing the maturity date, interest paid on the Junior Subordinated Debentures will be deductible for federal income tax purposes (the action referred to in either clause (i) or (ii) above being referred to as a "Tax Event Maturity Advancement").

     If a Tax Event occurs and in the opinion of counsel to W.R. Berkley experienced in such matters, there would be in all cases, after effecting a Tax Event Maturity Advancement, be more than an insubstantial risk that an Adverse Tax Consequence (as defined herein) would continue to exist, or, if an Investment Company Event (as defined herein) occurs, then W.R. Berkley shall have the right, within 90 days following the occurrence of such Tax Event or Investment Company Event, as the case may be, to redeem the Junior Subordinated Debentures in whole (but not in part) at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) the sum, as determined by a quotation agent, of the present values of the remaining scheduled payments of principal and interest thereon to December 15, 2006, the first date on which the Junior Subordinated Debentures are subject to optional prepayment, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the date of prepayment and therefore to cause a mandatory redemption of the underlying securities prior to their stated maturity date (the circumstances under which W.R. Berkley has the right to so redeem the Junior Subordinated Debentures in connection with a Tax Event being referred to herein as a "Conditional Tax Redemption Event").

     A "Tax Event" means the receipt by W.R. Berkley and the underlying securities issuer of an opinion of counsel to W.R. Berkley experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the underlying securities under the Underlying Securities Trust Agreement, or as a result of a final determination, as evidenced by the execution of a Form 870 AD, arising from an audit or examination by the Internal Revenue Service, there is more than an insubstantial risk that (i) the underlying securities issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures,
(ii) interest payable by W.R. Berkley on the Junior Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by W.R. Berkley, in whole or in part, for United States federal income tax purposes or (iii) the underlying securities issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges (each of the circumstances referred to in clauses
(i), (ii) and (iii) being referred to herein as an "Adverse Tax Consequence").

     A "Special Event" means a Conditional Tax Redemption Event, or an Investment Company Event, as the case may be.

     An "Investment Company Event" means that W.R. Berkley shall have received an opinion of an independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "Investment Company Act"), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act, which change in law becomes effective on or after December 20, 1996.

     "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such prepayment date plus 0.50%.

     "Additional Sums" means the additional amounts as may be necessary in order that the amount of distributions then due and payable by the underlying securities issuer on the outstanding underlying securities and Common Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the underlying securities issuer has become subject as a result of a Tax Event.

     If the underlying securities issuer is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, W.R. Berkley will pay as additional amounts on the Junior Subordinated Debentures, the Additional Sums.

     Underlying Securities Guarantee

     Under a guarantee (the "underlying securities Guarantee"), W.R. Berkley has agreed to pay in full on a subordinated basis, to the holders of the underlying securities, as and when due, regardless of any defense, right of set-off or counterclaim that the underlying securities issuer may have or assert other than the defense of payment. The following payments with respect to the underlying securities, to the extent not paid by or on behalf of the underlying securities issuer (the "Guarantee Payments"), will be subject to the underlying securities
Guarantee: (i) any accumulated and unpaid distributions required to be paid on the underlying securities, to the extent that the underlying securities issuer has funds on hand legally available therefor at such time, (ii) the applicable redemption price with respect to underlying securities called for redemption, to the extent that the underlying securities issuer has funds on hand legally available therefor at such time, or (iii) upon a voluntary or involuntary termination and liquidation of the underlying securities issuer, the lesser of
(a) the aggregate of the liquidation amount plus accumulated and unpaid distributions on the underlying securities and (b) the amount of assets of the underlying securities issuer remaining available for distribution to holders of underlying securities. W.R. Berkley's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by W.R. Berkley to the holders of the underlying securities or by causing the underlying securities issuer to pay such amounts to such holders.

     The underlying securities Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. Because W.R. Berkley is a holding company, the right of W.R. Berkley to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent W.R. Berkley may itself be recognized as a creditor of that subsidiary. Accordingly, W.R. Berkley's obligations under the underlying securities Guarantee will be effectively subordinated to all existing and future liabilities of W.R. Berkley's subsidiaries, and claimants should look only to the assets of W.R. Berkley for payments thereunder. The underlying securities Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of W.R. Berkley, including Senior Indebtedness, whether under the Indenture, any other indenture that W.R. Berkley may enter into in the future or otherwise.

     W.R. Berkley will, through the underlying securities Guarantee, the Underlying Securities Trust Agreement, the Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the underlying securities issuer's obligations under the underlying securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the underlying securities issuer's obligations under the underlying securities.

     Junior Subordinated Debentures

     The assets of the underlying securities issuer consist of the aggregate principal amount of the Junior Subordinated Debentures issued by W.R. Berkley. The Junior Subordinated Debentures bear interest at the annual rate of 8.197% of the principal amount thereof, payable semi-annually in arrears on June 15th and December 15th of each year (each, an "Interest Payment Date"). Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8.197% thereof, compounded semi-annually. The term "interest," as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date. The Junior Subordinated Debentures will mature on December 15, 2045.

     The Junior Subordinated Debentures are unsecured, subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of W.R. Berkley, the holders of Senior Indebtedness will first be entitled to receive payment in full before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

     In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

     No payments on account of principal or interest in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Senior Indebtedness" shall mean all any obligation of, or any obligation guaranteed by, W.R. Berkley, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, unless the terms thereof specifically provide that it is not superior in right of payment to the Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

     By reason of such subordination, in the event of an insolvency, creditors of W.R. Berkley who are holders of Senior Indebtedness, as well as certain general creditors of W.R. Berkley, may recover more, ratably, than the holders of the Junior Subordinated Debentures. Additionally, the holders of Junior Subordinated Debentures will be structurally subordinated to the creditors of W.R. Berkley's subsidiaries. The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by W.R. Berkley.

     Extension Periods

     So long as no event of default with respect to the underlying securities has occurred and is continuing, W.R. Berkley will have the right under the Indenture at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the stated maturity date of the Junior Subordinated Debentures. At the end of such Extension Period, W.R. Berkley must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.197%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (and holders of the underlying securities while the underlying securities are outstanding) will be required to accrue interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income.

     Prior to the termination of any such Extension Period, W.R. Berkley may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the stated maturity date of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any interest payment date, W.R. Berkley may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. W.R. Berkley must give the Underlying Securities Property Trustee, the administrative trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the distributions on the underlying securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the administrative trustees are required to give notice to any securities exchange or to holders of the underlying securities of the record date or the date such distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of W.R. Berkley's election to begin or extend a new Extension Period to the holders of the underlying securities. There is no limitation on the number of times that W.R. Berkley may elect to begin an Extension Period.

                         DESCRIPTION OF THE CERTIFICATES

General

     The certificates will be denominated and distributions on them will be payable in U.S. dollars. The certificates represent in the aggregate the entire beneficial ownership interest in the trust. The property of the trust will consist of (i) the underlying securities and (ii) all payments on or collections in respect of the underlying securities received on or after the original issue date of the certificates. The property of the trust will be held for the benefit of the holders of the certificates by the trustee.

     The certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants in denominations of $25.

     The certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by DB Depositor Inc., the "Clearing Agency"), except as provided below. DB Depositor Inc. has been informed by DTC that DTC's nominee will be CEDE & Co. No holder of any such certificate will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates." Unless and until definitive certificates are issued under the limited circumstances described herein, all references to actions by certificateholders with respect to any such certificates shall refer to actions taken by DTC upon instructions from its participants. See "--Definitive Certificates" below and "Description of the Certificates--Global Securities" in the prospectus.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a certificateholder under the trust agreement only at the direction of one or more participants to whose DTC account such certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of participants whose holdings of such certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that participants whose holdings of certificates evidence such Voting Rights, authorize divergent action.

Definitive Certificates

     Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) DB Depositor Inc. advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the certificates and DB Depositor Inc. is unable to locate a qualified successor or (ii) DB Depositor Inc., at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, the trustee is required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the definitive certificates representing the certificates and receipt of instructions for re-registration, the trustee will reissue such certificates as definitive certificates issued in the respective principal amounts owned by the individual owners of the certificates. Thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the trust agreement.

Collections and Distributions

     Except as otherwise provided herein, collections on the underlying securities that are received by the trustee for a given Interest Accrual Period and deposited from time to time into the

Certificate Account will be applied by the trustee on each applicable distribution date, solely to the extent of Available Funds (as defined below) on such distribution date:

     . The interest portion of Available Funds will be paid in the following order of priority:

               (a) first, to the trustee, reimbursement for any extraordinary expenses incurred by the trustee pursuant to the instructions of all of the certificateholders; and

               (b) second, to the holders of the certificates interest accrued and unpaid.

     . The principal amount portion of Available Funds will be paid in the following order of priority:

               (a) first, to the trustee, reimbursement for any remaining extraordinary expenses incurred by the trustee pursuant to the instructions of all of the certificateholders; and

               (b) second, to the holders of the certificates, the outstanding principal amount of the certificates.

     Notwithstanding the foregoing, in the event that the underlying securities are redeemed, prepaid or liquidated in whole or in part for any reason, or at their maturity, Available Funds will be allocated in the following order of priority: (1) to the trustee, reimbursement for any extraordinary expenses incurred by the trustee in accordance with the trust agreement pursuant to instructions of not less than 100% of the certificateholders, (2) to the holders of the certificates, an amount equal to the outstanding principal amount thereof plus accrued and unpaid interest thereon. Upon the cessation of W.R. Berkley to file periodic reports required under the Exchange Act, any funds received in connection with a sale of underlying securities will be allocated in the manner described below (see "--Failure by W.R. Berkley to File Periodic Reports" in this prospectus supplement).

     "Available Funds" for any distribution date means the sum of all amounts received on or with respect to the underlying securities during the preceding Interest Accrual Period.

     If the trustee has not received payment on the underlying securities on or prior to a distribution date, such distribution will be made upon receipt of payment on the underlying securities. No additional amounts will accrue on the certificates or be owed to certificateholders as a result of any such delay; provided, however, that any additional distribution owed and paid by the
--------  -------
underlying securities Issuer as a result of such delay shall be paid to the certificateholders to the extent accrued on such overdue payment at the rate stated above and to the extent such additional distribution has been distributed by the underlying securities issuer. In the event of a default on the underlying securities, approved extraordinary expenses (see "Description of the Trust Agreement--The Trustee" in this prospectus supplement) of the trustee may be reimbursed out of Available Funds before any distributions to certificateholders are made.

     All amounts received on or with respect to the underlying securities that are not distributed to certificateholders on the date of receipt shall be invested by the trustee in Eligible Investments. Income on Eligible Investments will constitute property of the trust and will be included in Available Funds. "Eligible Investments" means investments which are consistent with the trust's status as a grantor trust for federal income tax purposes and acceptable to the rating agencies as being consistent with the ratings of such certificates, as specified in the trust agreement.Generally, Eligible Investments must be limited to obligations or securities that mature not later than the Business Day prior to the next succeeding distribution date.

     There can be no assurance that collections received from the underlying securities over a specified period will be sufficient to make all required distributions to the certificateholders. To the extent Available Funds are insufficient to make any such distribution due to the certificateholders, any shortfall will be carried over and will be distributable on the next distribution date on which sufficient funds exist to pay such shortfalls.

     Each certificate evidences the right to receive, to the extent received on the underlying securities, (i) a semi-annual distribution of interest on June 15th and December 15th of each year, commencing June 15, 2002, and (ii) a distribution of principal on December 15, 2045, or if any such day is not a Business Day, the next succeeding Business Day, or upon early redemption. With respect to any distribution date, the record date is the day immediately prior to such distribution date. For purposes of the foregoing, "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

Deferral of Interest

     Distributions of interest on the certificates may be deferred as a result of the deferral of payments on the Junior Subordinated Debentures held by the underlying securities issuer. Distributions on the Junior Subordinated Debentures may be deferred by W.R. Berkley for up to ten consecutive semiannual interest periods (such deferral period, the "Extension Period") provided that no
                                                                -------- ----
Extension Period extends beyond December 15, 2045. During any Extension Period, interest on the Junior Subordinated Debentures, and consequently distributions on the underlying securities and interest on the certificates, will continue to accrue (and the amount of distributions to which holders of the Junior Subordinated Debentures and the underlying securities, and consequently the certificateholders, will continue to accumulate) at the applicable rate, compounded semi-annually.

Additional Underlying Securities and Certificates

     From time to time hereafter, additional underlying securities may be sold to the trust, in which case additional certificates will be issued. Any such additional certificates will rank pari passu with the certificates described herein.

Redemption of Certificates upon Redemption of Underlying Securities

     Upon receipt by the trustee of a notice that all or a portion of the underlying securities are to be redeemed, the trustee will select by lot an equal amount of certificates for redemption and establish the date such certificates are to be redeemed. Notice of such redemption will be given by the trustee to the registered certificateholders at least 15 days before the redemption date by mail to each registered certificateholder at such registered holder's last address on the register maintained by the trustee; provided,
                                                                 --------
however, that the trustee will not be required to give any notice of redemption
-------
prior to the third Business Day after the date it receives notice of such redemption.

     The holder of a certificate which is redeemed will receive, on the redemption date, a payment equal to its pro rata share of the distributions made on the underlying securities pursuant to a Special Event Redemption as set forth herein.

The Call Warrant; Optional Call

     The certificates are subject to call warrants and may be purchased from certificateholders in the future by the call warrant holder at a call price equal to 100% of the outstanding principal amount of the certificates. The call warrants represent the rights held by the call warrant holder to purchase from certificateholders the certificates in the future. On any business day on or after

December 15, 2006 (or after the announcement of any redemption or other unscheduled payment or sale of the underlying securities) that the call warrant holder designates as a call date, the call warrant holder may exercise its option to purchase from certificateholders, in whole but not in part, the certificates at par value plus any accrued and unpaid interest to the call date; provided that the call warrant holder pays the purchase price on or prior to the
-------- ----
call date. The call warrant holder has the option of paying the purchase price on or prior to the designated call date. If the call warrant holder does not pay the purchase price on or prior to the call date, the certificates will not be purchased from certificateholders at that time. If the call warrant holder exercises its option to purchase the certificates and elects to pay the purchase price on or prior to the designated call date, the call warrant holder will become the holder of the certificates. The call warrants are not being offered by this prospectus supplement. DB Depositor Inc., or an affiliate, will be the initial call warrant holder, but the call warrants are transferable. Unlike a redemption right, the issuer of the certificates is not repurchasing the certificates pursuant to the call warrants.

Default on Underlying Securities

     If an event of default with respect to the underlying securities actually known to the trustee occurs, the trustee will promptly give notice to DTC or, for any certificates which are not then held by DTC or any other depository, directly to the registered holders of the certificates thereof. Such notice will set forth (i) the identity of the issue of underlying securities, (ii) the date and nature of such event of default with respect to the underlying securities,
(iii) the amount of distributions or the liquidation amount in default, (iv) the certificates affected by the event of default with respect to the underlying securities, and (v) any other information which the trustee may deem appropriate.

     If the trustee receives money or other property in respect of the underlying securities (other than a scheduled payment on or with respect to an interest payment date) as a result of an event of default with respect to the underlying securities (including from the sale thereof), the trustee will promptly give notice as provided in the trust agreement to DTC, or for any certificates which are not then held by DTC or any other depository, directly to the registered holders of the certificates then outstanding and unpaid. Such notice will state that the trustee will distribute such money or other property, in the case of money, not later than two Business Days after its receipt and, in the case of other property, not later than 30 days after its receipt, in each case as described under "--Collections and Distributions" above (after deducting the costs incurred in connection therewith).

     Distributions and liquidation amount payments on the underlying securities are payable solely by the underlying securities issuer. W.R. Berkley is subject to laws permitting bankruptcy, liquidation, moratorium, reorganization or other actions which, in the event of financial difficulties of W.R. Berkley, could result in delays in payment, partial payment or non-payment of the certificates relating to the underlying securities.

Liquidation of Underlying Securities Issuer

     W.R. Berkley has the right to liquidate the underlying securities Issuer at any time and, after satisfaction of liabilities to creditors as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the underlying securities in exchange for a like amount of the underlying securities. The exercise of this right is subject to the receipt by W.R. Berkley of an opinion of counsel to the effect that such distribution will not be a taxable event to holders of the underlying securities for United States federal income tax purposes.

     In the event the Junior Subordinated Debentures are distributed to the trust as a result of the liquidation of the underlying securities issuer, such distribution will not cause the certificates to be redeemed. Instead, the trust will hold the Junior Subordinated Debentures for the benefit of the holders of the certificates in accordance with the terms of the trust agreement.

Failure by W.R. Berkley to File Periodic Reports

     If W.R. Berkley ceases to file the periodic reports required under the Exchange Act, DB Depositor Inc. shall within a reasonable period of time instruct the trustee to sell the underlying securities and allocate the proceeds of such sale in the following order of priority: (1) to the trustee, reimbursement for any extraordinary expenses incurred by the trustee in accordance with the trust agreement pursuant to instructions of not less than 100% of the certificateholders and (2) to the holders of the certificates.

                       DESCRIPTION OF THE TRUST AGREEMENT

General

     The certificates will be issued pursuant to the trust agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the trust agreement as executed will be filed by DB Depositor Inc. with the Securities and Exchange Commission following the issuance and sale of the certificates. The assets of the trust created under the trust agreement, including the Series 2002-1 supplement, will consist of:

     .    the deposited assets; and

     . all payments on or collections in respect of the deposited assets due after the date of issuance of the certificates.

     On June 15, 2002, the trustee will pay DB Depositor Inc. an amount equal to distributions accrued on the underlying securities from December 15, 2001 to, but excluding, the original issue date of the certificates. If the depositor is not paid such amount on such date, it will have a claim for such amount. In satisfaction of that claim, the depositor will receive its pro rata share, based on the ratio the amount owed the depositor bears to all amounts owed on the certificates in respect of accrued interest, of any proceeds from the recovery on the underlying securities.

     Reference is made to the prospectus for important information in addition to that set forth herein regarding the trust, the terms and conditions of the trust agreement and the certificates. The following summaries of certain provisions of the trust agreement do not purport to be complete and are subject to the detailed provisions contained in the trust agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

The Trustee

     The Bank of New York, a New York corporation, (or any successor trustee appointed by an officer of DB Depositor Inc.) will act as trustee for the certificates and the trust pursuant to the trust agreement. The trustee's offices are located at 5 Penn Plaza, 13/th/ Floor, New York City, New York 10001 and its telephone number is 212-896-7126.

     Pursuant to the trust agreement, the trustee shall be entitled compensation for its services. The trustee will be entitled to payment of its fees by the depositor and not from trust property.

     The trust agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the certificates or the performance of the trustee's duties under the trust agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the trustee under the trust agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee's duties under the trust agreement or as a result of a breach, or by reason of reckless disregard, of the trustee's obligations and duties under the trust agreement.

Events of Default

     An event of default with respect to the certificates under the trust agreement will consist of:

     . a default in the payment of any distribution on any underlying security after the same becomes due and payable (subject to any applicable grace period); and

     . a default in the payment of the liquidation amount of or any installment of the liquidation amount of any underlying security when the same becomes due and payable.

     The trust agreement will provide that, within 30 days after the occurrence of an event of default in respect of the certificates, the trustee will give to the holders of the certificates notice, transmitted by mail, of all such uncured or unwaived events of default known to it. However, except in the case of an event of default relating to the payment of liquidation amount of or premium, if any, or distribution on any of the underlying securities, the trustee will be protected in withholding the notice if in good faith it determines that the withholding of such notice is in the interest of the holders of the certificates.

     No holder of any certificate will have the right to institute any proceeding with respect to the trust agreement, unless (i) the holder previously has given to the trustee written notice of a continuing breach, (ii) the holders of certificates of that series evidencing not less than the "Required Percentage--Remedies" specified in the applicable series supplement of the aggregate voting rights of such series have requested in writing that the trustee institute such proceeding in its own name as trustee, (iii) the holder or holders have offered the trustee reasonable indemnity, (iv) the trustee has for 15 days failed to institute such proceeding and (v) no direction inconsistent with that written request has been given to the trustee during such 15-day period by the holders of certificates of that series evidencing not less than the Required Percentage. "Required Percentage--Remedies" shall mean 66-2/3% of the voting rights.

Voting Rights of the Certificates

     The holders of the certificates will have 100% of all Voting Rights. The Voting Rights will be allocated in proportion to the respective principal balances of the then outstanding certificates held on any date of determination.

Voting of Underlying Securities

     The trustee, as holder of the underlying securities, has the right to vote and give consents and waivers in respect of the underlying securities as permitted by DTC and except as otherwise limited by the trust agreement. In the event that the Trustee receives a request from DTC, the Underlying Securities Delaware Trustee or the underlying securities issuer for its consent to any amendment, modification or waiver of the underlying securities, or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the underlying securities, the trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each certificateholder of record as of such date. The trustee shall request instructions from the certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative certificate principal amounts) as the certificates of the trust were actually voted or not voted by the certificateholders thereof as of a date determined by the trustee prior to the date on which such consent or vote is required; provided, however, that,
                                                --------  -------
notwithstanding anything to the contrary, the trustee shall at no time vote or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) alter the status of the trust as a grantor trust for federal income tax purposes, (ii) which would alter the timing or amount of any payment on the underlying securities, including, without limitation, any demand to accelerate the underlying securities, except in the event of an event of default with respect to the underlying securities or an event which with the passage of time would become an event of default with respect to the underlying securities and with the unanimous consent of all holders of outstanding certificates or (iii) which would result in the exchange or substitution of any of the outstanding underlying securities pursuant to a plan for the refunding or refinancing of such underlying securities except in the event of a default under the underlying securities and only with the consent of certificateholders representing 100% of the aggregate Voting Rights. The trustee will not be liable for any failure to act resulting from certificateholders' late return of, or failure to return, directions requested by the trustee from the certificateholders.

     In the event that an offer is made by the issuer of the underlying securities to issue new obligations in exchange and substitution for any of the underlying securities or any other offer is made for the underlying securities, the trustee will notify the certificateholders of such offer as promptly as practicable. The trustee must reject any such offer unless an event of default under the underlying securities has occurred and the trustee is directed by the affirmative vote of all of the certificateholders to accept such offer and the trustee has received the tax opinion described above.

     If an event of default under the underlying securities occurs and is continuing and if directed by a majority of the holders of outstanding certificates, the trustee will vote underlying securities in an outstanding liquidation amount equal to the outstanding certificate principal amount of the certificates in favor of directing, or take such other action as may be appropriate to direct, either of the Underlying Securities Property Trustee to declare the unpaid liquidation amount of the underlying securities and any accrued and unpaid distributions thereon to be due and payable. In connection with a vote concerning whether to declare the acceleration of the underlying securities, the certificateholders' interests may differ from holders of other outstanding debt securities of the underlying securities issuer.

Termination

     The circumstances under which the obligations created by the trust agreement will terminate in respect of the certificates are described in "Description of the Certificates--Termination" in the accompanying prospectus. In no event will the trust created by the trust agreement for the certificates continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the trust agreement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes certain of the material federal income tax consequences of the ownership and disposition of the certificates and is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated and proposed thereunder (the "Regulations"), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the "Service"), all as in effect on the date hereof. Legislative, judicial or administrative changes or interpretations hereafter enacted or promulgated could alter or modify the analysis and conclusions set forth below, possibly on a retroactive basis. This discussion represents the opinion of tax counsel to the trust, subject to the qualifications set forth in this prospectus supplement. This summary does not purport to address the federal income tax consequences either to special classes of taxpayers (such as S corporations, banks, thrifts, other financial institutions, insurance companies, mutual funds, small business investment companies, real estate investment trusts, regulated investment companies, broker-dealers, tax-exempt organizations and persons that hold the certificates as part of a straddle, hedging or conversion transaction) or to a person or entity holding an interest in a holder (e.g., as a stockholder, partner, or holder of an interest as a beneficiary). This summary assumes that the certificates will be held by the holders thereof as capital assets as defined in the Code and, except as discussed in "--Possible Alternative Treatment of the Underlying Securities and Certificate Owners" in this prospectus supplement, describes the consequences of certificates that represent an interest in securities that are properly characterized as debt for federal income tax purposes. The discussion is generally limited to initial purchasers of the certificates. No information is provided herein with respect to any foreign, state or local tax consequences of the ownership and disposition of the certificates or any federal alternative minimum tax or estate and gift tax considerations. Except as discussed in "--Non-U.S. Certificate Owners" and "--Information Reporting and Backup Withholding" below, the following discussion applies only to a U.S. Holder (as defined below).

     Prospective investors are therefore urged to consult their own tax advisors with regard to the federal tax consequences of purchasing, holding and disposing of the certificates in their own particular circumstances, as well as the tax consequences arising under the federal alternative minimum tax and estate and gift tax laws and the laws of any state, foreign country or other jurisdiction to which they may be subject.

     For purposes of this discussion, "U.S. Holder" means a holder that is a citizen or resident of the United States, a corporation (or other entity treated as a corporation for federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, a trust with respect to which a court in the U.S. is able to exercise primary authority over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or a partnership to the extent the interests therein are beneficially owned by any of the persons described above. A "Non-U.S. Certificate Owner" means a person other than a U.S. Holder and holders subject to rules applicable to former citizens and residents of the United States.

Tax Status of Trust

     In the opinion of Sidley Austin Brown & Wood LLP ("Federal Tax Counsel"), the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. The trustee intends to take the position on behalf of the trust that, although it can provide no assurance, the trust will constitute a grantor trust for federal income tax purposes. Accordingly, the trust will not be subject to federal income tax and each holder will be subject to federal income taxation as if it owned directly the portion of the underlying securities allocable to such certificates, and as if it paid directly its share of expenses paid by the trust. No assurance can be given that the Service will agree with the foregoing characterization of the trust or that if challenged such a characterization will prevail.

     If the trust were to be classified as a tax partnership, the trust would not be subject to federal income tax, but each item of income, gain, loss and deduction generated as a result of the ownership of the underlying securities by the trust would be passed through to the certificateholders as the partners in such a tax partnership according to their respective interests therein. The amount of income reportable by the certificate owners as partners in such a tax partnership could differ from that reportable by the certificate owners as holders of an interest in a grantor trust. A cash basis holder treated as a partner, for example, might be required to report income when it accrues to the trust rather than when it is received by the certificateholder. As a result, the certificate owner might be taxed on an amount of income greater than the amount of interest received on the certificate. In addition, partnership characterization may have adverse state or local tax consequences for certificate owners. Certificate owners should consult their own tax advisors regarding the effect upon them any re-characterization may have.

     Because the trustee will treat the trust as a grantor trust for federal income tax purposes, it will not comply with the tax reporting requirements applicable to the possible alternative characterization of the trust discussed above.

     The following discussion assumes that the trust is, and the certificates represent interests in, a grantor trust for federal income tax purposes.

Income of U.S. Certificate Owners

     The purchase of a certificate, for federal income tax purposes, represents the purchase of an undivided interest in the underlying securities. The purchase price allocable to the interest in the underlying securities should equal such interest's fair market value (the "Allocated Purchase Price"). To the extent that the portion of the purchase price of a certificate allocated to a holder's undivided interest in an underlying security as so determined is greater than or less than the portion of the liquidation amount balance of the underlying security allocable to the certificate, such interest in the underlying security will have been acquired at a premium or discount, as the case may be. To the extent that the Allocated Purchase Price is less than the liquidation amount balance of an underlying security by more than a statutorily defined de minimis amount, the holder's interest in such underlying security will be treated as purchased with "original issue discount." See the discussion below under "Interest Income and Original Issue Discount." Conversely, to the extent that the Allocated Purchase Price exceeds the liquidation amount balance of an underlying security, the holder's interest therein will be treated as purchased with "bond premium." See the discussion below under "Bond Premium." The remainder of this discussion assumes that the purchase price of the certificates is equal to the Allocated Purchase Price. Potential investors are urged to consult with their tax advisors regarding the foregoing.

     Interest Income and Original Issue Discount. The proper federal income tax
     -------------------------------------------
treatment of the certificates is unclear. The certificates represent an interest in 100% of the liquidation amount of the underlying securities and a pro rata portion of the distribution payable on the underlying securities. In effect, a portion of the distributions of the underlying securities has been "stripped" off the underlying securities. Under the tax rules applicable to stripped debt obligations, on the date a certificate is purchased the security backing the certificate will be treated as newly issued, possibly with original issue discount for purposes of reporting to a certificate owner such holder's share of trust income. Assuming the certificates are purchased at par and subject to the discussion in the paragraph below, the trust intends to take the position that the certificates do not represent an interest in securities having original issue discount. Based upon the foregoing, it is reasonable for each holder to report on its federal income tax return, in a manner consistent with its method of tax accounting, its share of the distribution income earned by the trust with respect to the underlying securities. If, however, the Service successfully challenges this position, the certificates would represent an interest in securities having original issue discount and the holders would be required to accrue income based upon a constant yield method without respect to the receipt of cash regardless of their normal method of tax accounting. Holders of certificates other than a holder who purchased the certificates upon original issuance may be considered to have acquired their undivided interests in the underlying securities with original issue discount or bond premium. Such holders are advised to consult their own tax advisors as to the tax consequences of the acquisition, ownership and disposition of the certificates.

     Payment of distributions on the underlying securities may be deferred if W.R. Berkley defers the payment of interest on the Junior Subordinated Debentures. W.R. Berkley, in the offering materials pursuant to which the underlying securities were issued, expressed the view that the underlying securities were not issued with original issue discount because the likelihood of its exercising the right to defer interest on the Junior Subordinated Debentures was remote. It is unclear whether the remoteness of the exercise by W.R. Berkley of its right to defer interest on the Junior Subordinated Debentures must be retested at the time the certificates are issued. The trust intends to treat the certificates as representing an interest in debt securities which were not issued with original issue discount based upon the assumption that the likelihood that W.R. Berkley will exercise its rights to defer interest, if subject to retesting at the time the certificates are issued, is still remote. If the Service were to successfully challenge this treatment (or the trust's initial assertion that the exercise of the deferral right was remote) the certificates would be subject to the original issue discount rules. Similarly, if W.R. Berkley does exercise its right to defer interest payments on the Junior Subordinated Debentures, the certificates will represent an interest in debt securities with original issue discount at all times after the beginning of the first Extension Period. If the original issue discount rules apply to the certificates, in such case, all the interest payments thereafter payable will be treated as original issue discount. If the payments were treated as original issue discount (either because W.R. Berkley exercises the right to defer interest payments or because the exercise of such right was not remote at the time of issuance), holders must include that discount in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting, and any holders who dispose of certificates prior to the record date for payment of distributions thereon following such deferral period will include original issue discount in gross income but will not receive any cash related thereto from the trust. The amount of original issue discount that accrues in any semi-annual period will approximately equal the amount of the interest that accrues in that semi-annual period at the stated interest rate. In the event that the interest payment period is extended, holders will accrue original issue discount approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest period. A holder's tax basis for the certificates will be increased by original issue discount accrued into income, and decreased by cash distributions of interest.

     Bond Premium. To the extent a holder is deemed to have purchased its pro
     ------------
rata undivided interest in the underlying securities at a premium (i.e., the
                                                                   ----
purchase price of a certificate allocable to the underlying security exceeds the total amount payable on the underlying security to the U.S. Holder other than qualified stated interest), such premium will be amortizable by the holder as an offset to interest income (with a corresponding reduction in the certificate owner's basis) under a constant yield method over the term of the underlying security if an election under Section 171 of the Code is made or was previously in effect. Any such election will also apply to all debt instruments held by the U.S. Holder during the year in which the election is made and all debt instruments acquired thereafter.

Deductibility of Trust's Fees and Expenses

     In computing its federal income tax liability, a holder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees, if any, paid or incurred by the trust as provided in Section 162 or 212 of the Code. If a holder is an individual, estate or trust, the deduction for such holder's share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Sale or Exchange by Holders

     If a certificate is sold, exchanged or redeemed, including pursuant to the exercise of the call warrant, the selling U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, or redemption and its adjusted basis in its certificate. A holder's adjusted basis in a certificate will equal its cost, increased by any unpaid original issue discount includible in income with respect to the certificate prior to its sale, and reduced by any principal payments previously received with respect to the certificate and any bond premium amortization previously applied to offset interest income. The gain or loss recognized on the sale, exchange or redemption of a certificate will generally be capital gain or loss if the certificate was held as a capital asset.

Non-U.S. Certificate Owners

     A Non-U.S. certificate owner who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a certificate, unless such Non-U.S. certificate owner is a direct or indirect 10% or greater shareholder of the underlying securities issuer, a controlled foreign corporation related to the underlying securities issuer or an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

     . is signed under penalties of perjury by the beneficial owner of the certificate,

     .  certifies that such owner is not a U.S. Holder, and

     .  provides the beneficial owner's name and address.

A "Withholding Agent" is the last United States payor (or a Non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. certificate owner (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent
                                             -------- ----
reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Non-U.S. certificate owner who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

     A Non-U.S. certificate owner whose income with respect to its investment in a certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

     Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

     Generally, a Non-U.S. certificate owner will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a certificate, unless such Non-U.S. certificate owner is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Non-U.S. certificate owner should consult its tax advisor in this regard.

     The certificates will not be includible in the estate of a Non-U.S. certificate owner unless (a) the individual is a direct or indirect 10% or greater shareholder of W.R. Berkley or, (b) at the time of such individual's death, payments in respect of the certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States, or (c) the holder was an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes.

Information Reporting and Backup Withholding

     Backup withholding of U.S. federal income tax may apply to payments made in respect of a certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a holder must be reported to the Service, unless the holder is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a Non-U.S. certificate owner who is not an exempt recipient.

     In addition, upon the sale of a certificate to (or through) a "broker," the broker must backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or
(ii) the seller provides certain identifying information in the required manner, and in the case of a Non-U.S. certificate owner certifies that the seller is a Non-U.S. certificate owner (and certain other conditions are met). Such a sale must also be reported by the broker to the Service, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met).

     Any amounts withheld under the backup withholding rules from a payment to a certificateholder would be allowed as a refund or a credit against such certificateholder's U.S. federal income tax, provided that the required
                                             -------- ----
information is furnished to the Service.

State and Local Tax Considerations

     Potential holders should consider the state and local income tax consequences of the purchase, ownership and disposition of the certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential holders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

Possible Alternative Treatment of the Underlying Securities and Certificate
Owners

     If the Service successfully asserts that the underlying securities do not represent debt instruments for federal income tax purposes, then a certificate owner's interest in the underlying securities may be treated as representing an interest in the underlying securities issuer's stock. Treatment of the underlying securities as stock could have adverse tax consequences to certain holders. For example, a Non-U.S. certificate owner might lose the benefit of treating the income on the certificate as interest not subject to federal withholding tax.

     The underlying securities issuer received an opinion of counsel that the underlying securities should constitute indebtedness for federal income tax purposes and, if correct, an exercise by the trust of its right to shorten the maturity of the certificates would not be a taxable event to the certificate owners. Certificate owners should be aware, however, that the exercise by the trust of its right to shorten the maturity of the certificates would be a taxable event to certificate owners for federal income tax purposes if the underlying securities are treated as equity for such purposes prior to their maturity being shortened, assuming that the underlying securities of shortened maturity are treated as debt for such purposes.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets are treated as assets of any such plan by reason of such plan's investment in the entity (each, a "Plan").

     In accordance with ERISA's fiduciary standards, before investing in a certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its investment policy and the composition of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions (including loans or other extensions of credit) involving the assets of a Plan and persons who have specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering an investment in certificates should also consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code. In addition to the prohibited transaction issues discussed below that could arise if the trust assets are classified as Plan assets for ERISA purposes, prospective purchasers of certificates should consider the ERISA implications of the grant of the call option to the holder of the call warrant and the consequences of a subsequent sale of the certificates by a Plan to the holder of the call warrant. The initial holder of the call warrant will be the depositor or an affiliate thereof, but the call warrant is a transferable contract right.

Trust Assets as "Plan Assets"

     Under a "look-through rule" set forth in Section 2510.3-101 of the United States Department of Labor ("DOL") regulations, a Plan's assets may include an interest in the underlying assets of an entity that is not an operating company (such as a trust) for certain purposes under ERISA if the Plan acquires an equity interest in such entity. Such regulations contain an exemption from such Plan asset rules if the security acquired by the Plan is a "publicly offered security." A "publicly offered security" is defined as a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and timely registered under the Exchange Act. It is anticipated that the certificates will meet the criteria of the "publicly offered securities" exemption. There are no restrictions imposed on the transfer of certificates; the certificates will be sold pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act; and the underwriter has undertaken to sell the certificates to a minimum of 400 beneficial owners. See "Listing" in this prospectus supplement.

     If the certificates fail to meet the criteria of the "publicly offered security" exemption and the assets of the trust were deemed to be Plan assets, transactions involving the depositor, the underwriter, the trustee, the Underlying Securities Delaware Trustee and the underlying securities issuer might constitute non-exempt prohibited transactions with respect to a Plan holding a certificate unless (i) one or more prohibited transaction class exemptions ("PTCEs") discussed below applies or (ii) in the case of the underlying securities issuer, it is not a disqualified person or party in interest with respect to such Plan.

Prohibited Transaction Exemptions

     Certain prohibited transaction class exemptions could apply to the acquisition and holding of certificates by Plans, and the operation of the trust, including, but not limited to: PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager); PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds); PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts); PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts); and PTCE 96-23 (an exemption for certain transactions effected by in-house asset managers). There is no assurance that these exemptions would apply with respect to all transactions involving the trust's assets.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement, between DB Depositor Inc. and Deutsche Banc Alex. Brown Inc. (an affiliate of DB Depositor Inc.), DB Depositor Inc. has agreed to sell and Deutsche Banc Alex. Brown Inc., has agreed to purchase, the certificates.

     DB Depositor Inc. has been advised by the underwriter that it proposes to offer the certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter may effect such transactions by selling certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter and any purchasers of certificates for whom they may act as agents. The underwriter and any dealers that participate with the underwriter in the distribution of certificates may be deemed to be underwriters, and any profit on the resale of certificates by them may be deemed to be underwriting discounts, or commissions under the Securities Act.

     The underwriting agreement provides that DB Depositor Inc. will indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the underwriter may be required to make in respect thereof.

     In connection with the sale of the certificates, the Securities and Exchange Commission rules permit the underwriter to engage in transactions that stabilize the price of the certificates. These transactions may include purchases for the purpose of fixing or maintaining the price of the certificates. The underwriter may create a short position in the certificates in connection with the offering. That means they sell a larger number of the certificates than is shown on the cover page of this prospectus supplement. If it creates a short position, the underwriter may purchase certificates in the open market to reduce the short position. If the underwriter purchases the certificates to stabilize the price or to reduce their short position, the price of the certificates could be higher than it might be if they had not made such purchases. The underwriter makes no representation or prediction about any effect that these purchases may have on the price of the certificates. The underwriter may suspend any of these activities at any time.

     In addition to stabilization transactions, the underwriter may exchange a certain percentage of the certificates constituting an unsold allotment of the certificates for a like percentage of the deposited assets in accordance with the Series 2002-1 supplement to the trust agreement.

     The underwriter may also impose a penalty bid on certain dealers and selling group members. This means that if the underwriter purchases certificates in the open market to reduce the underwriter's short position or to stabilize the price of the certificates, they may reclaim the amount of the selling concession from the underwriter or selling group members who sole those certificates as part of this offering.

                                     LISTING

     The certificates are a new issue of securities with no established trading market. It is expected that the certificates will be approved for listing, subject to official notice of issuance, on the New York Stock Exchange ("NYSE"). The certificates will be eligible for trading on the NYSE within the 30-day period after the initial delivery thereof but it is not likely that substantial amounts of the certificates will be traded on the NYSE. In order to meet one of the requirements for listing the certificates on the NYSE, the underwriter has undertaken to sell the certificates to a minimum of 400 beneficial owners. The underwriter has told the depositor that it presently intends to make a market in the certificates prior to commencement of trading on the NYSE, as permitted by applicable laws and regulations. The underwriter is not obligated, however, to make a market in the certificates. Any market making by the underwriter may be discontinued at any time at the sole discretion of the underwriter. No assurance can be given as to whether a trading market for the certificates will develop or as to the liquidity of any trading market.

                                     RATINGS

     It is a condition to the issuance of the certificates that the certificates be rated not lower than "BBB-" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") and "Baa3" by Moody's Investors Service, Inc. ("Moody's"). The ratings address the likelihood of the receipt by the certificateholders of payments required under the trust agreement, and are based primarily on the credit quality of the underlying securities, as well as on the relative priorities of the certificateholders of the certificates with respect to collections and losses with respect to the deposited assets. The rating on the certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the deposited assets, the corresponding effect on yield to investors, or whether investors in the certificates may fail to recover fully their initial investment.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

     DB Depositor Inc. has not requested a rating on the certificates by any rating agency other than Standard & Poor's and Moody's. However, there can be no assurance as to whether any other rating agency will rate the certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the certificates by Standard & Poor's or Moody's.

                                  LEGAL MATTERS

     Certain legal matters relating to the certificates will be passed upon for DB Depositor Inc. and the underwriter by Sidley Austin Brown & Wood LLP, New York, New York.

Prospectus
Dated November 7, 2001

--------------------------------------------------------------------------------
Trust Certificates
(Issuable in Series)


DB Depositor Inc.
Depositor


--------------------------------------------------------------------------------
The trust -

  . May periodically issue asset-backed certificates in one or more series with one or more classes; and

  .    will own -

       .  a publicly issued security or a pool of securities;

       .  payments due on those securities; and/or

       . other assets described in this prospectus and in the accompanying prospectus supplement.


The certificates -

  . will represent interests in the trust and will be paid only from the trust assets;

  . will be denominated and sold for U.S. dollars or for one or more foreign or composite currencies and any payments to certificateholders may be payable in U.S. dollars or in one or more foreign or composite currencies; and

  . will be issued as part of a designated series which may include one or more classes of certificates and enhancement.


The certificateholders -

  . will receive interest and principal payments from the assets deposited with the trust.




The date of this prospectus is November 7, 2001.

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
          IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

     . the currency or currencies in which the principal, premium, if any, and any interest are distributable;

     . the number of classes of such series and, with respect to each class of such series, its designation, aggregate principal amount or, if applicable, Notional Amount and authorized denominations;

     . information concerning the type, characteristics and specifications of the securities deposited with the trust (the "underlying securities") and any other assets deposited with the trust (together with the underlying securities, the "deposited assets") and any credit support for such series or class;

     . the relative rights and priorities of each class, including the method for allocating collections from the deposited assets to the certificateholders of each class and the relative ranking of the claims of the certificateholders of each class to the deposited assets;

     . the name of the trustee and the administrative agent, if any, for the series;

     . the Certificate Rate or the terms relating to the applicable method of calculation thereof;

     . the time and place of distribution (a "distribution date") of interest, premium, if any, and/or principal, if any;

     .  the date of issue;

     . the Final Scheduled Distribution Date, (defined in the prospectus supplement), if applicable;

     .  the offering price;

     . any exchange, redemption, call, or repurchase terms, whether mandatory or optional, and any other specific terms of certificates of each series or class.

     See "Description of the Certificates--General" for a listing of other items that may be specified in the applicable prospectus supplement.

     If the terms of a particular series of certificates vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

                                TABLE OF CONTENTS

Important Notice About Information Presented in this Prospectus
and the Accompanying Prospectus Supplement ...............................   1
Where You Can Find More Information ......................................   2
Incorporation of Certain Documents By Reference ..........................   2
Reports to Certificateholders ............................................   3
Risk Factors .............................................................   3
The Depositor ............................................................   8
Use of Proceeds ..........................................................   8
Formation of the Trust ...................................................   8
Maturity and Yield Considerations ........................................   9
Description of the Certificates ..........................................  11
Description of Deposited Assets and Credit Support .......................  26
Description of the Trust Agreement .......................................  38
Currency Risks ...........................................................  48
United States Federal Income Tax Consequences ............................  51
ERISA Considerations .....................................................  58
Underwriting .............................................................  61
Legal Matters ............................................................  62

                       WHERE YOU CAN FIND MORE INFORMATION

     Each trust is subject to the informational requirements of the Exchange Act and we file on behalf of each trust, reports and other information with the Securities and Exchange Commission or the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov). We do not intend to send any financial reports to certificateholders.

     We filed a registration statement relating to the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. We are incorporating by reference all documents that we have filed with the SEC pursuant to the Exchange Act prior to the date of this prospectus. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future SEC reports filed by or on behalf of the trust until we terminate our offering of the certificates.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Secretary of DB Depositor Inc., 31 West 52nd Street, New York, New York 10019, (212) 250-1869.

                          REPORTS TO CERTIFICATEHOLDERS

     Except as otherwise specified in the applicable prospectus supplement, unless and until definitive certificates are issued, unaudited reports containing information concerning the related trust will be prepared annually by the related trustee and sent on behalf of the related trust only to Cede & Co., as nominee of DTC and registered holder of the certificates. If definitive certificates are issued, the reports will be prepared by the related trustee and sent on behalf of the related trust directly to the certificateholders in accordance with the trust agreement. See "Description of the Certificates--Global Securities" and "Description of the Trust Agreement--Reports to Certificateholders; Notices." The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The depositor, on behalf of each trust, will cause to be filed with the SEC such periodic reports as are required under the Exchange Act. The depositor does not intend to send any financial reports to certificateholders.

     References to "U.S. dollars," US$," "dollar" or "$" are to the lawful currency of the United States.

                                  RISK FACTORS

     In connection with an investment in the certificates of any series, prospective purchasers should consider, among other things, (1) the risk factors set forth below and (2) any additional risk factors set forth in the applicable prospectus supplement.

The trust consists of limited assets and payments on the certificates will be made solely from deposited assets.

     The only material assets expected to be in a trust are underlying securities and any other deposited assets corresponding to the related series (or class within that series) of certificates being offered. The certificates do not represent obligations of the depositor, any administrative agent, Deutsche Banc Alex. Brown Inc. ("DBAB") or any of their respective affiliates and, unless otherwise specified in the applicable prospectus supplement, are not insured or guaranteed by the depositor, any administrative agent or DBAB. Accordingly, certificateholders' receipt of distributions in respect of the certificates will depend entirely on the performance of and the trust's receipt of payments with respect to the deposited assets.

The certificates are obligations of the issuing trust and there will be no recourse to Deutsche Bank AG, the depositor or their affiliates.

     The certificates will not represent a recourse obligation of, or interest in, the depositor, any administrative agent, DBAB, the issuer of the underlying securities or any of their respective affiliates. The certificates will not be insured or guaranteed by the depositor, DBAB, Deutsche Bank AG or any of their respective affiliates. The obligations, if any, of the depositor with respect to the certificates of any series will only be pursuant to certain limited representations and warranties with respect to an underlying security or other deposited assets, and recourse with respect to the satisfaction of the obligations will be limited to any recourse for a breach of a corresponding representation or warranty that the depositor may have against the seller of that underlying security or other deposited assets to the depositor. The depositor does not have, and is not expected in the future to have, any assets with which to satisfy any claims arising from a breach of any representation or warranty.

The certificates may not be a liquid investment.

     There can be no assurance that an active public market for any series (or class within such series) of certificates will develop or, if a public market develops, as to the liquidity of the trading market for such certificates. DBAB has advised the depositor that it intends to make a market in the certificates, as permitted by applicable laws and regulations, after their issuance. DBAB is not obligated, however, to make a market in the certificates of any series or class within that series and market-making activity may be discontinued at any time without notice at the sole discretion of DBAB. If an active public market for the certificates does not develop or continue, the market prices and liquidity of the certificates may be adversely affected.

Early payments may leave an investor unable to reinvest in comparable investments.

     The timing of distributions of interest, premium, if any, and principal on the certificates will be affected by any early redemption, amortization or prepayment of the related underlying securities. The applicable prospectus supplement will describe any puts, calls or other mandatory or optional redemption or early amortization features, any extension of maturity provisions applicable to those underlying securities.

     The timing of distributions on the certificates will also be affected by any exchange of the related underlying securities pursuant to a tender offer or otherwise, the manner and priority in which collections from the underlying securities and any other deposited assets are allocated to each class of that series and the performance of the related deposited assets. Early payment or amortization may adversely affect an investor by returning principal to the investor when prevailing interest rates have declined and reinvestment of such funds at the rate applicable to the certificates is not possible. These factors may be influenced by a variety of accounting, tax, economic, social and other factors. See "Maturity and Yield Considerations."

Extension of maturity may cause illiquidity and loss of more favorable investment opportunities.

     The timing of distributions of interest, premium, if any, and principal of underlying securities will also be affected by any extension of maturity of the related underlying securities, which may be caused by, the manner and priority in which collections from the underlying securities and any other deposited assets are allocated to each class of that series and the performance of the related deposited assets. The applicable prospectus supplement will describe any extension of maturity provisions applicable to the underlying securities. Extension of maturity prevents an investor from obtaining principal funds at the originally scheduled maturity date and may prevent an investor from obtaining favorable reinvestment at a time when prevailing interest rates have risen. These factors may be influenced by a variety of accounting, tax, economic, social and other factors. See "Maturity and Yield Considerations."

A change in the characterization of the trust could result in adverse tax consequences to the certificateholders.

     Prospective investors should be aware that no rulings have been sought from the Internal Revenue Service ("IRS"). If the trust is characterized or treated as a corporation for federal income tax consequences, among other consequences, the trust would be subject to federal income tax, and similar state income or franchise taxes, on its income and distributions to certificateholders would be impaired. See "United States Federal Income Tax Considerations" in this prospectus and in the related prospectus supplement.

If the underlying securities represent the obligations of foreign issuers it may be difficult or impossible to obtain or realize upon judgments against such obligors and the value of the certificates could be adversely affected.

     The underlying securities may include obligations of foreign issuers. Consequently, it may be difficult for the applicable trust as a holder of the underlying securities to obtain or realize upon judgments in the United States against the obligor. Even if an issuer is amenable to suit in the

United States, the enforceability of any judgment obtained may be limited by a lack of substantial assets which can be levied upon in the United States or the inability to obtain recognition and enforcement of the judgment in the issuer's country. Because the underlying securities may represent direct or indirect obligations of foreign issuers, the certificates could be adversely affected by political, economic and other risks attendant on holding the obligations of a foreign issuer which are not typically associated with an investment in securities of a domestic issuer. Such risks include:

 .  future political and economic developments;

 .  moratorium on payment or rescheduling of external debts;

 .  confiscatory taxation;

 .  imposition of any withholding tax;

 .  exchange rate fluctuations;

 .  political or social instability or diplomatic developments; and

 .  the imposition of additional governmental laws or restrictions.

Risks with respect to currency exchange rates and exchange controls may exist.

     The certificates of any given series (or class within such series) may be denominated in a currency other than U.S. dollars. An investment in a certificate denominated in a currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a U.S. dollar-denominated security. These risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and the currency in which the certificate is denominated and the possibility of the imposition or modification of foreign exchange controls with respect to that currency. These risks generally depend on factors over which the depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Past fluctuations in any particular exchange rate do not necessarily indicate, however, fluctuations in the rate that may occur during the term of any certificate. Depreciation of the currency in which the certificate is denominated against the U.S. dollar would decrease the effective yield of the certificate below its applicable interest rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

     Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates and the availability of a currency for making distributions in respect of certificates denominated in that currency. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any currency in which a certificate is denominated. Even if there are no actual exchange controls, it is possible that, on a distribution date with respect to any particular certificate, the currency in which amounts then due to be distributed in respect of the certificate would not be available.

     Prospective purchasers should consult their own financial and legal advisors as to the risks entailed by an investment in certificates denominated in a currency other than U.S. dollars. See "Currency Risks." In addition, there are risks associated with underlying securities denominated in a currency other than the local currency of a foreign government. Governments have from time to time imposed, and may in the future impose, exchange controls that could affect the availability of a currency for making distributions in respect of underlying securities denominated in such currency.

The trust may include derivatives which could adversely affect the value of the certificates.

     A trust may include various derivative instruments, including interest rate, currency and credit swaps, caps, floors, collars and options and structured securities having embedded derivatives (such as structured notes). Fluctuations in securities, currency and commodity rates, prices, yields and returns may have a significant effect on the yield to maturity of derivatives or the levels of support that derivatives can provide to a trust. In addition, derivatives may be limited to covering only certain risks. Continued payments on derivatives may be affected by the financial condition of the counterparties (or, in some instances, the guarantor). There can be no assurance that counterparties will be able to perform their obligations. Failure by a counterparty (or the related guarantor, if any) to make required payments may result in the delay or failure to make payments on the related securities and risks. In addition, the notional amounts on which payments are made may vary under certain circumstances and may not bear any correlation to principal amounts of the related securities. The applicable prospectus supplement will identify the material terms, the risks and the counterparty for any derivative instrument in a trust and will describe the agreement with the counterparty.

There exists a risk of loss if public information not available with respect to the underlying securities.

     A prospective purchaser of certificates should obtain and evaluate the same information concerning each issuer of underlying securities as it would obtain and evaluate if it were investing directly in the underlying securities or in other securities issued by that issuer. The publicly available information concerning an issuer of underlying securities is important in considering whether to invest in or sell certificates. To the extent such information ceases to be available, an investor's ability to make an informed decision to purchase or sell certificates could be impeded. See "Description of Deposited Assets and Credit Support--Publicly Available Information."

A reduction or withdrawal of rating could occur which may adversely affect the value of the certificates.

     At the time of issuance, the certificates of a series, or each class of that series, will be rated in one of the investment grade categories by one or more nationally recognized rating agencies. The rating agencies may rate a series or class of certificates on the basis of several factors, including the related deposited assets, any credit support and the relative priorities of the certificateholders of that series or class to receive collections from, and to assert claims against, the trust with respect to those deposited assets and any credit support. The rating agencies are solely responsible for selecting the criteria for rating the certificates.

     Any rating issued with respect to the certificates is not a recommendation to purchase, sell or hold a security; the ratings do not comment on the market price of the certificates or their suitability for a particular investor. There can be no assurance that the ratings will remain for any given period of time or that any rating will not be revised or withdrawn entirely by the related rating agency if, in its judgment, circumstances (including, without limitation, the rating of the underlying securities) so warrant. A revision or withdrawal of that rating may have an adverse effect on the market price of the certificates.

The trustees do not actively manage the trust for investors.

     Each trust will generally hold the related deposited assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any issuer of underlying securities or the value of the deposited assets. Except as indicated below, a certificateholder will not be able to dispose of or take other actions with respect to any deposited assets. Under certain circumstances described in the applicable prospectus supplement, the trustee will, or will at the direction of a specified percentage of certificateholders of the relevant series, dispose of, or take certain other actions in respect of, the deposited assets. In certain limited circumstances, such as a mandatory redemption of underlying securities or the exercise by a third party of the right to purchase underlying securities (as described below under "Description of Deposited Assets and Credit Support--Principal Terms of Underlying Securities"), the trustee may dispose of the deposited assets prior to maturity. The applicable prospectus supplement will describe the particular circumstances, if any, under which a deposited asset may be disposed of prior to maturity.

Optional Exchange for deposited assets will generally be unavailable.

     Although the applicable prospectus supplement for a series of certificates may designate that series as an Exchangeable Series and may state that a certificateholder may exchange certificates of the Exchangeable Series for a pro rata portion of deposited assets of the related trust, any such Optional Exchange Right will be exercisable only if the exercise of that right (i) would not affect the trust's ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder, and (ii) would not affect the characterization of the trust as a "grantor trust" under the Code. See "Description of the Certificates--Optional Exchange." Accordingly, the Optional Exchange Right described in this prospectus under the heading "Description of the Certificates--Optional Exchange" and further described in the applicable prospectus supplement will be available only to DBAB and the call warrant holder. Other certificateholders will not be able to exchange their certificates of an Exchangeable Series for a pro rata portion of the deposited assets of the related trust. The exercise of an Optional Exchange Right by DBAB in connection with any unsold allotment will decrease the aggregate amount of certificates of the applicable Exchangeable Series outstanding .

                             ______________________

     The accompanying prospectus supplement for each series of certificates will specify information regarding additional risk factors, if any, applicable to that series and each class within that series.

                                  THE DEPOSITOR

     DB Depositor Inc., a Delaware corporation, is an indirect, wholly owned, limited purpose subsidiary of Deutsche Bank AG. The principal office of the depositor is located at 31 West 52nd Street, New York, New York 10019. Its telephone number is (212) 250-1869.

     The Certificate of Incorporation of the depositor provides that the depositor may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell certificates. The Certificate of Incorporation of the depositor provides that any securities, except for subordinated securities, issued by the depositor must be rated in one of the four highest categories available by any rating agency rating the series. Formation of a grantor trust will not relieve the depositor of its obligation to issue only securities, except for subordinated securities, rated in one of the four highest rating categories. Pursuant to the terms of the trust agreement, the depositor may not issue any securities which would result in the lowering of the then current ratings of the outstanding certificates of any series.

                                 USE OF PROCEEDS

     Unless otherwise specified in the applicable prospectus supplement, the net proceeds to be received from the sale of each series or class of certificates (whether or not offered by this prospectus) will be used by the depositor to purchase the related deposited assets and arrange credit support including, if specified in the applicable prospectus supplement, making required deposits into any reserve account or the applicable certificate account for the benefit of the certificateholders of such series or class. Any remaining net proceeds, if any, will be used by the depositor for general corporate purposes.

                             FORMATION OF THE TRUST

     A separate trust will be created for each series of trust certificates. The depositor will assign the deposited assets for each series of certificates to the trustee named in the applicable prospectus supplement, in its capacity as trustee, for the benefit of the certificateholders of that series. See "Description of the Trust Agreement--Assignment of deposited assets." The trustee named in the applicable prospectus supplement will administer the deposited assets pursuant to the trust agreement and will receive a fee for these services. Any administrative agent named in the applicable prospectus supplement will perform the tasks as are specified therein and in the trust agreement and will receive a fee for these services as specified in the prospectus supplement. See "Description of the Trust Agreement--Collection and Other Administrative Procedures" and "--Retained Interest; Administrative Agent Compensation and Payment of Expenses." The trustee or an administrative agent, if applicable, will either cause the assignment of the deposited assets to be recorded or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in those deposited assets.

     Unless otherwise stated in the prospectus supplement, the depositor's assignment of the deposited assets to the trustee will be without recourse to the depositor (except as to certain limited representations and warranties, if any).

     To the extent described in the applicable prospectus supplement, the obligations of an administrative agent will consist primarily of:

     . its contractual administrative obligations, if any, under the trust agreement;

     . its obligation, if any, to make cash advances in the event of delinquencies in payments on or with respect to any deposited assets in amounts described under "Description of the Trust Agreement--Advances in Respect of Delinquencies;" and

     . its obligations, if any, to purchase deposited assets as to which there has been a breach of specified representations and warranties or as to which the documentation is materially defective.

     The obligations of an administrative agent, if any, named in the applicable prospectus supplement to make advances will be limited to amounts which the administrative agent believes ultimately would be recoverable under any credit support, insurance coverage, the proceeds of liquidation of the deposited assets or from other sources available for these purposes. See "Description of the Trust Agreement--Advances in Respect of Delinquencies."

     Unless otherwise specified in the applicable prospectus supplement, each trust will consist of:

     . the deposited assets, or interests therein, exclusive of any interest in those assets (the "Retained Interest") retained by the depositor or any previous owner thereof, as from time to time are specified in the trust agreement;

     . the assets as from time to time are identified as deposited in the related certificate account;

     . property, if any, acquired on behalf of certificateholders by foreclosure or repossession and any revenues received;

     . those elements of credit support, if any, provided with respect to any class within the series that are specified as being part of the related trust in the applicable prospectus supplement, as described in that prospectus supplement and under "Description of Deposited Assets and Credit Support--Credit Support";

     . the rights of the depositor relating to any breaches of representations or warranties by the issuer of the deposited assets; and

     . the rights of the trustee in any cash advances, reserve fund or surety bond, if any, as described under "Description of the Trust Agreement--Advances in Respect of Delinquencies."

                        MATURITY AND YIELD CONSIDERATIONS

     Each prospectus supplement will contain any applicable information with respect to the type and maturities of the related underlying securities and the terms, if any, upon which those underlying securities may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders of the underlying securities) or extension of maturity. The provisions of the underlying securities with respect to redemption, repayment or extension of maturity will, unless otherwise specified in the applicable prospectus supplement, affect the weighted average life of the related series of certificates.

     The effective yield to holders of the certificates of any series and class within that series may be affected by aspects of the deposited assets or any credit support or the manner and priorities of allocations of collections with respect to the deposited assets between the classes of a given series. With respect to any series of certificates the underlying securities of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option, the yield to maturity of that series or class therein may be affected by any optional or mandatory redemption or repayment or extension of the related underlying securities prior to the stated maturity thereof. A variety of tax, accounting, economic, and other factors will influence whether an issuer exercises any right of redemption in respect of its securities. The rate of redemption may also be influenced by prepayments on the obligations a government sponsored entity issuer holds for its own account. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related underlying securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any underlying security redeemable at the option of its issuer will be repaid prior to its stated maturity.

     Unless otherwise specified in the applicable prospectus supplement, each of the underlying securities will be subject to acceleration upon the occurrence of certain events of default under the terms of the underlying securities. The maturity and yield on the certificates will be affected by any early repayment of the underlying securities as a result of the acceleration of the underlying securities by or on behalf of the holders thereof. See "Description of Deposited Assets and Credit Support--Underlying Securities--Indentures." If an issuer of underlying securities becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to the principal of, the premium on, if any, and the interest to be distributed in respect of, the certificates may be materially and adversely affected. Several factors influence the performance of issuers that are corporations or other business entities; these factors may affect the ability of an issuer of underlying securities to satisfy its obligations under the underlying securities, including the company's operating and financial condition, leverage, and economic, geographic, legal and social factors. In addition, if the underlying securities are issued by a foreign government and the foreign government issuer or guarantor repudiates or places any limitation or moratorium on the payment of external indebtedness or imposes any confiscatory or withholding tax, the timing and amount of payments on the certificates may be materially and adversely affected. A variety of factors could influence a foreign government's willingness or ability to satisfy its obligations under the related underlying securities. We cannot predict the probability of a moratorium or other action affecting any underlying security.

     The extent to which the yield to maturity of such certificates may vary from the anticipated yield due to the rate and timing of payments on the deposited assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the deposited assets is sensitive to the rate and timing of payments on the deposited assets.

     The yield to maturity of any series or class of certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such certificates, to the extent that the Certificate Rate for such series or class is based on variable or adjustable interest rates. With respect to any series of certificates representing an interest in a pool of government, foreign government or corporate debt securities, or other eligible securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related underlying securities having interest rates higher or lower than the then applicable Certificate Rates on such certificates may affect the yield on the certificates.

     A variety of economic, social, political, tax, accounting and other factors may affect the degree to which any of the underlying securities are redeemed or called, whether by the applicable obligor or pursuant to a third-party call option, or the maturity of such underlying securities is extended, as specified in the applicable prospectus supplement. There can be no assurance as to the rate or likelihood of redemption, third-party call or extension of maturity of any underlying security. The applicable prospectus supplement will, to the extent available, provide further information with respect to any such experience applicable to the related underlying securities.

     The accompanying prospectus supplement for each series of certificates will set forth additional information regarding yield and maturity considerations applicable to that series, and each class within that series, and the related deposited assets, including the applicable underlying securities.

                         DESCRIPTION OF THE CERTIFICATES

     Each series (or, if more than one class exists, the classes within that series) of certificates will be issued pursuant to the standard terms and the series supplement, which together compose the trust agreement, among the depositor, the trustee and the securities intermediary named in the applicable prospectus supplement, a form of which trust agreement is attached as an exhibit to the registration statement. The provisions of the trust agreement may vary depending upon the terms of the certificates to be issued under the trust agreement and the nature of the deposited assets, the credit support, if any, and the related trust. The following summaries describe certain provisions of the trust agreement that may be applicable to each series of certificates. The applicable prospectus supplement for a series of certificates will describe any material provision of the trust agreement that is not described in this prospectus or the description of which is materially different from the description in this prospectus. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of trust agreement to which reference is made for a full description of such provisions, including the definition of terms used, and for other information regarding the certificates. Wherever particular defined terms of the trust agreement are referred to, such defined terms are incorporated in this prospectus by reference as part of the statement made, and the statement is qualified in its entirety by that reference. As used in this prospectus with respect to any series, the term "certificate" refers to all the certificates of that series and each class within the series, whether or not offered by this prospectus and by the applicable prospectus supplement, unless the context otherwise requires.

     A copy of the series supplement relating to each series of certificates issued from time to time will be filed by the depositor as an exhibit to a Current Report on Form 8-K, which will be filed with the SEC following the issuance of that series.

General

     There is no limit on the amount of certificates that may be issued under the trust agreement, and the trust agreement will provide that certificates of the applicable series may be issued in multiple classes. The series, or classes within that series, of certificates to be issued under the trust agreement will represent the entire beneficial ownership interest in the trust for that series created pursuant to the trust agreement and each class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such trust, all as identified and described in the applicable prospectus supplement. See "Description of Deposited Assets and Credit Support--Credit Support--Collections."

     Reference is made to the applicable prospectus supplement for a description of the following terms of the series of certificates in respect of which this prospectus and such prospectus supplement are being delivered:

     (i)   the title of the certificates;

     (ii) the series of the certificates and, if applicable, the number and designation of classes of the series;

     (iii) material information concerning the type, characteristics and specifications of the deposited assets being deposited into the related trust by the depositor (including, with respect to any underlying security which at the time of that deposit represents a significant portion of all such deposited assets and any related credit support, information concerning the material terms of each underlying security, the identity of the issuer of the underlying security and where publicly available information regarding the issuer may be obtained);

     (iv) the dates on which, or periods during which, the series of certificates may be issued, each referred to as an "Original Issue Date", and the offering price of the certificates;

     (v) the limit, if any, upon the aggregate principal amount or Notional Amount, as applicable, of each class of the certificates;

     (vi) if applicable, the relative rights and priorities of each class (including the method for allocating collections from and defaults or losses on the deposited assets to the certificateholders of each class);

     (vii) whether the certificates of that series are fixed rate certificates or floating rate certificates and the applicable interest rate (the "Certificate Rate"), or the method of calculation of the rate applicable to that series, if variable (a "Floating Certificate Rate"), the date or dates from which such interest will accrue, the applicable distribution dates on which interest, principal and premium, in each case as applicable, on that series or class will be distributable and the related Determination Dates, if any;

     (viii) the circumstances and conditions under which any of DBAB or the call warrant holder may exercise an Optional Exchange Right (to the extent that the exercise of such right (a) would not affect the trust's ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder and (b) would not affect the treatment of the trust as a "grantor trust" under the Code) and the periods within which or the dates on which, and the terms and conditions upon which any such Optional Exchange may be exercised, in whole but not in part;

     (ix) the option, if any, of any specified third party (which may include one or more of the depositor, DBAB or their respective affiliates) to purchase certificates held by a certificateholder and the periods within which or the dates on which, and the terms and conditions upon which the option may be exercised, in whole but not in part;

     (x) the mandatory redemption or optional termination by the depositor, if any;

     (xi) the rating of each series or each class within that series offered by this prospectus, provided, however, that one or more classes within that series not offered by this prospectus may be unrated or may be rated below investment grade;

     (xii) if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which that series or class within that series will be issuable;

     (xiii) whether the certificates of any class within a given series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Certificates"), and the applicable terms thereof;

     (xiv) whether the certificates of that series or of any class within that series are to be issued as registered certificates and whether coupons will be attached;

     (xv) the identity of the depositary, if other than DTC, for the certificates;

     (xvi) if other than U.S. dollars, the specified currency applicable to the certificates of that series or class for purposes of denominations and distributions on that series or each class within that series and the circumstances and conditions, if any, when the currency may be changed, at the election of the depositor or a certificateholder, and the currency or currencies in which any principal of or any premium or any interest on that series or class are to be distributed pursuant to the election;

     (xvii) any additional Administrative Agent Termination Events, if applicable, provided for with respect to such class;

     (xviii) all applicable Required Percentages and voting rights relating to the manner and percentage of votes of certificateholders of that series and each class within that series required with respect to certain actions by the depositor or the trustee under the trust agreement or with respect to the applicable trust;

     (xix) remedies upon the occurrence of a payment default on the underlying securities on an acceleration of the underlying securities; and

     (xx) all other material terms of that series or class within that series of certificates.

     Unless otherwise indicated in the applicable prospectus supplement, certificates of each series, including any class of certificates not offered by this prospectus, will be issued only as registered certificates in denominations of $1,000 and any integral multiple thereof and will be payable only in U.S. dollars. The authorized denominations of registered certificates of a given series or class within that series having a specified currency other than U.S. dollars will be set forth in the applicable prospectus supplement.

     The United States federal income tax consequences and ERISA consequences relating to any series or any class within that series of certificates will be described in the applicable prospectus supplement. In addition, the prospectus supplement will describe the risks, specific terms and any other material information relating to any certificates which will receive payments in a specified currency other than U.S. dollars. Unless otherwise specified in the applicable prospectus supplement, the U.S. dollar equivalent of the public offering price or purchase price of a certificate having a specified currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for such specified currency on the applicable issue date. As specified in the applicable prospectus supplement, such determination will be made by the depositor, the trustee, the administrative agent, if any, or an agent thereof as exchange rate agent for each series of certificates.

     Unless specified in the applicable prospectus supplement, registered certificates may be transferred or exchanged for like certificates of the same series and class at the corporate trust office or agency of the applicable trustee in the City and State of New York, subject to the limitations provided in the trust agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection with the transfer or exchange. The depositor may at any time purchase certificates at any price in the open market or otherwise. Certificates so purchased by the depositor may, at the discretion of the depositor, be held or resold or surrendered to the trustee for cancellation of those certificates.

Distributions

     Distributions allocable to principal, premium, if any, and interest on the certificates of each series and class within that series will be made in the currency other than U.S. dollars for those certificates by or on behalf of the trustee on each distribution date as specified in the applicable prospectus supplement and the amount of each distribution will be determined as of the close of business on the date specified in the applicable prospectus supplement (the "Determination Date").

If the specified currency for a given series or class within that series is other than U.S. dollars, the administrative agent, if any, or otherwise the trustee, will (unless otherwise specified in the applicable prospectus supplement) arrange to convert all payments in respect of each certificate of that series or class to U.S. dollars in the manner described in the following paragraph. The certificateholder of a registered certificate of a given series or class within the series denominated in a specified currency other than U.S. dollars may (if the applicable prospectus supplement and such certificate so indicate) elect to receive all distributions in respect of such certificate in that specified currency by delivery of a written notice to the trustee and administrative agent, if any, for the series not later than fifteen calendar days prior to the applicable distribution date, except under the circumstances described under "Currency Risks--Payment Currency" below. An election will remain in effect until revoked by written notice to such trustee and administrative agent, if any, received by each of them not later than fifteen calendar days prior to the applicable distribution date.

     Unless otherwise specified in the applicable prospectus supplement, in the case of a registered certificate of a given series or class within that series having a specified currency other than U.S. dollars, the amount of any U.S. dollar distribution in respect of such registered certificate will be determined by the exchange rate agent based on the highest firm bid quotation expressed in U.S. dollars received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable distribution date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Offering Agent and another of which may be the exchange rate agent) selected by the exchange rate agent, for the purchase by the quoting dealer, for settlement on that distribution date, of the aggregate amount payable in that specified currency on that payment date in respect of all registered certificates. All currency exchange costs will be borne by the certificateholders of such registered certificates by deductions from those distributions. If no bid quotations are available, such distributions will be made in the specified currency other than U.S. dollars, unless that specified currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the depositor's control, in which case distributions will be made as described under "Currency Risks--Payment Currency" below.

     Unless otherwise specified in the applicable prospectus supplement and except as specified in the succeeding paragraph, distributions with respect to registered certificates will be made at the corporate trust office or agency of the trustee specified in the applicable prospectus supplement in The City of New York or at the principal London office of the applicable trustee; provided, however, that any the amounts distributable on the final distribution date of a certificate will be distributed only upon surrender of that certificate at the applicable location set forth above.

     Unless otherwise specified in the applicable prospectus supplement, distributions on registered certificates in U.S. dollars will be made, except as described below, by check mailed to the registered certificateholders of those certificates (which, in the case of global securities, will be a nominee of the depositary); provided, however, that, in the case of a series or class of registered certificates issued between a Determination Date and the related distribution dates, interest for the period beginning on the issue date for the series or class and ending on the last day of the interest accrual period ending immediately prior to or coincident with that distribution date will, unless otherwise specified in the applicable prospectus supplement, be distributed on the next succeeding distribution date to the registered certificateholders of the registered certificates of that series or class on the related Determination Date. A certificateholder of $10,000,000 (or the equivalent thereof in a specified currency other than U.S. dollars) or more in aggregate principal amount of registered certificates of a given series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the trustee for the series not later than fifteen calendar days prior to the applicable distribution date. Simultaneously with the election by any certificateholder to receive payments in a specified currency other than U.S. dollars (as described above), that certificateholder shall provide appropriate wire transfer instructions to the trustee for that series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

     Except as otherwise specified in the applicable prospectus supplement, "Business Day" with respect to any certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York or (b) if the specified currency for that certificate is other than U.S. dollars, the financial center of the country issuing that specified currency (which, in the case of ECU, shall be Brussels, Belgium) and (ii) if the Certificate Rate for that certificate is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any certificate means any day on which dealings in deposits in the specified currency of such certificate are transacted in the London interbank market. The Determination Date with respect to any distribution date for a series or class of registered certificates shall be specified in the applicable prospectus supplement.

Interest on the Certificates

     General. Each class of certificates (other than certain classes of Strip
     -------
Certificates) of a given series may have a different Certificate Rate, which may be a Fixed or Floating Certificate Rate, as described below. In the case of Strip Certificates with a nominal or no Certificate Principal Balance, those distributions of interest will be in an amount described in the applicable prospectus supplement. "Notional Amount" means the notional principal amount specified in the applicable prospectus supplement on which interest on Strip Certificates with a nominal or no Certificate Principal Balance will be made on each distribution date. Reference to the Notional Amount of a class of Strip Certificates in this prospectus or in a prospectus supplement does not indicate that the certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the applicable prospectus supplement. The Certificate Rate will be described in the applicable prospectus supplement and will be based upon the rate of interest received on the underlying securities, credit support, if any, and any payments payable in respect of the Retained Interest, if any.

     Fixed Rate Certificates. Each series (or, if more than one class exists,
     -----------------------
each class within that series) of certificates with a fixed Certificate Rate will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Certificate Rate stated on the face of the certificate and in the applicable prospectus supplement until the principal amount of the certificate is distributed or made available for repayment (or, in the case of fixed rate certificates with a nominal or no principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable prospectus supplement, the Certificate Rate for that series or any such class or classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to those certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in that prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, interest on each series or class of fixed rate certificates will be distributable in arrears on each distribution date specified in the prospectus supplement. Each distribution of interest shall include interest accrued through the day specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, interest on fixed rate certificates will be computed on the basis of a 360-day year of twelve 30-day months.

     Floating Rate Certificates. Each series (or, if more than one class exists,
     --------------------------
each class within the series) of certificates with a variable Certificate Rate will bear interest on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date to the first Interest Reset Date for that series or class at the initial Certificate Rate set forth on the face of the certificate and in the applicable prospectus supplement ("Initial Certificate Rate"). Thereafter, the Certificate Rate on that series or class for each Interest Reset Period will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to that series or class, and the "Spread Multiplier" is the percentage that may be specified in the applicable prospectus supplement as being applicable to that series or class, except that if so specified in the applicable prospectus supplement, the Spread or Spread Multiplier on that series or any class or classes of floating rate certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to those certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in the prospectus supplement. The applicable prospectus supplement, unless it specifies otherwise, will designate one of the following Base Rates as applicable to a floating rate certificate:

     .    LIBOR;

     .    the Commercial Paper Rate;

     .    the Treasury Rate;

     .    the Federal Funds Rate;

     .    the CD Rate; or

     . such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is specified in the prospectus supplement and in that certificate.

     The "Index Maturity" for any series or class of floating rate certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publications, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

     As specified in the applicable prospectus supplement, floating rate certificates of a given series or class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable prospectus supplement ( the "Maximum Certificate Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Certificate Rate"). In addition to any Maximum Certificate Rate that may be applicable to any series or class of floating rate certificates, the Certificate Rate applicable to any series or class of floating rate certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     The depositor will appoint, and enter into agreements with, agents acting as calculation agent, to calculate Certificate Rates on each series or class of floating rate certificates. The applicable prospectus supplement will set forth the identity of the calculation agent for each series or class of floating rate certificates. All determinations of interest by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate certificates of a given series or class.

     The Certificate Rate on each class of floating rate certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such class, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable prospectus supplement. Interest Reset Dates with respect to each series, and any class within that series of floating rate certificates, will be specified in the applicable prospectus supplement; provided, however, that
                                                   --------  -------
unless otherwise specified in the prospectus supplement, the Certificate Rate in effect for the ten days immediately prior to the final scheduled distribution date, (as defined in the prospectus supplement will be that in effect on the tenth day preceding such final scheduled distribution date. If an Interest Reset Date for any class of floating rate certificates would otherwise be a day that is not a Business Day, that Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable prospectus supplement.

     Unless otherwise specified in the applicable prospectus supplement, interest payable in respect of floating rate certificates shall be the accrued interest from and including the original issue date of that series or class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following distribution date.

     With respect to a floating rate certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance of that certificate (or, in the case of a Strip Certificate with no or a nominal Certificate Principal Balance, the Notional Amount specified in the applicable prospectus supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable prospectus supplement, the interest factor, expressed as a decimal calculated to seven decimal places without rounding, for each day is computed by dividing the Certificate Rate in effect on such day by 360, in the case of LIBOR certificates, Commercial Paper Rate certificates, Federal Funds Rate certificates and CD Rate certificates or by the actual number of days in the year, in the case of Treasury Rate certificates. For purposes of making the foregoing calculation, the variable Certificate Rate in effect on any Interest Reset Date will be the applicable rate as reset on that date.

     Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the Certificate Rate on a floating rate certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from that calculation on floating rate certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

     Interest on any series (or class within the series) of floating rate certificates will be distributable on the distribution dates and for the interest accrual periods as and to the extent specified in the applicable prospectus supplement.

     Upon the request of the holder of any floating rate certificate of a given series or class, the calculation agent for that series or class will provide the Certificate Rate then in effect and, if determined, the Certificate Rate that will become effective on the next Interest Reset Date with respect to that floating rate certificate.

     (1)  CD Rate Certificates. Each CD Rate certificate will bear interest for
          --------------------
each Interest Reset Period at the Certificate Rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in that certificate and in the applicable prospectus supplement.

     Unless otherwise specified in the applicable prospectus supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for that Interest Reset Period (a "CD Rate Determination Date"), for negotiable United States dollar certificates of deposit having the Index Maturity designated in the applicable prospectus supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the CD Rate Calculation Date pertaining to such CD Rate Determination Date, then the "CD Rate" for that Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity designated in the applicable prospectus supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such CD Rate Calculation Date, such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for that Interest Reset Period will be calculated by the calculation agent for such CD Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (which may include the underwriters or their affiliates) selected by the calculation agent for such CD Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity designated in the applicable prospectus supplement in a denomination of $5,000,000; provided, however, that if the dealers selected by the calculation agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for that Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no Interest Reset Period, the Initial Certificate Rate).

     The "CD Rate Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after that CD Rate Determination Date or, if that day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

     (2)  Commercial Paper Rate Certificates. Each Commercial Paper Rate
          ----------------------------------
certificate will bear interest for each Interest Reset Period at the Certificate Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

     Unless otherwise specified in the applicable prospectus supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the calculation agent for that Commercial Paper Rate Certificate as of the second Business Day prior to the Interest Reset Date for that Interest Reset Period (a "Commercial Paper Rate Determination Date", and shall be the Money Market Yield on that Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement, as that rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Commercial Paper Rate Calculation Date pertaining to that Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for that Interest Reset Period shall be calculated by the calculation agent and shall be the Money Market Yield on that Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on that Commercial Paper Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for that Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on that Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York (which may include the underwriters or their affiliates) selected by the calculation agent for that Commercial Paper Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the calculation
--------  -------
agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for that Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period or, if there was no Interest Reset Period, the Initial Certificate Rate.

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                                            D X 360 X 100
                       Money Market Yield = -------------
                                            360 - (D X M)

     where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     The "Commercial Paper Rate Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after the Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

     (3)  Federal Funds Rate Certificates. Each Federal Funds Rate certificate
          -------------------------------
will bear interest for each Interest Reset Period at the Certificate Rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in that certificate and in the applicable prospectus supplement.

     Unless otherwise specified in the applicable prospectus supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for the Interest Reset Period (a "Federal Funds Rate Determination Date"), for United States dollar Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Federal Funds Rate Calculation Date pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for that Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date that rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for that Interest Reset Period shall be the rate on that Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date, the "Federal Funds Rate" for that Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no Interest Reset Period, the Initial Certificate Rate). Unless otherwise specified in the applicable prospectus supplement, in the case of a Federal Funds Rate certificate that resets daily, the Certificate Rate on that certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the calculation agent for that certificate on that second Monday (or, if not a Business Day, on the next succeeding Business
Day) to a rate equal to the average of the Federal Funds Rate in effect with respect to each such day in such week.

     The "Federal Funds Rate Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

     (4)  LIBOR Certificates. Each LIBOR certificate will bear interest for each
          ------------------
Interest Reset Period at the Certificate Rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in that certificate and in the applicable prospectus supplement.

     With respect to LIBOR indexed to the offered rate for U.S. dollar deposits, unless otherwise specified in the applicable prospectus supplement, "LIBOR" for each Interest Reset Period will be determined by the calculation agent for any LIBOR certificate as follows:

     On the second London Banking Day prior to the Interest Reset Date for the applicable Interest Reset Period (a "LIBOR Determination Date"), the calculation agent for the LIBOR certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable prospectus supplement, commencing on that Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on the LIBOR Determination Date. "Reuters Screen LIBO Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two of the offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for that Interest Reset Period will be the arithmetic mean of the offered rates as determined by the calculation agent for that LIBOR certificate.

     If fewer than two offered rates appear on the Reuters Screen LIBO Page on that LIBOR Determination Date, the calculation agent for that LIBOR certificate will request the principal London offices of each of four major banks in the London interbank market selected by the calculation agent to provide that calculation agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on that Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in the market at that time. If at least two such quotations are provided, "LIBOR" for that Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, "LIBOR" for that Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the calculation agent for that LIBOR certificate at approximately 11:00 a.m., New York City time, on that LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on the Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in the market at that time; provided,
                                                                   --------
however, that if fewer than three banks selected as aforesaid by the calculation
-------
agent are quoting rates as specified in this sentence, "LIBOR" for that Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no Interest Reset Period, the Initial Certificate
Rate).

     If LIBOR with respect to any LIBOR certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable prospectus supplement will specify the method for determining such rate.

     (5)  Treasury Rate Certificates. Each Treasury Rate certificate will bear
          --------------------------
interest for each Interest Reset Period at the Certificate Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

     Unless otherwise specified in the applicable prospectus supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date for that Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable prospectus supplement, as that rate shall be published in H.15(519) under the heading "U.S. Government Certificates-Treasury bills-auction average (investment)" or, in the event that that rate is not published prior to 3:00 p.m., New York City time, on the Treasury Rate Calculation Date pertaining to that Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on that Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as described above by 3:00 p.m., New York City time, on that Treasury Rate Calculation Date, or if no auction is held on that Treasury Rate Determination Date, then the "Treasury Rate" for that Interest

Reset Period shall be calculated by the calculation agent for that Treasury Rate certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by the calculation agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by that calculation agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for that Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no Interest Reset Period, the Initial Certificate Rate).

     The "Treasury Rate Determination Date" for any Interest Reset Period will be the day which the Interest Reset Date for that Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction every Monday, unless a Monday is a legal holiday, in which case the auction is normally held on the following Tuesday or the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Treasury Rate Determination Date for the Interest Reset Period commencing in the following week. Unless otherwise specified in the applicable prospectus supplement, if an auction date falls on any day that would otherwise be an Interest Reset Date for a Treasury Rate certificate, then that Interest Reset Date shall instead be the Business Day immediately following that auction date.

     The "Treasury Rate Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after that Treasury Rate Determination Date or, if that day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

Principal of the Certificates

     Unless otherwise specified in the applicable prospectus supplement, each certificate, other than certain classes of Strip Certificates, will have a "Certificate Principal Balance" which, at any time, will equal the maximum amount that the certificate holder will be entitled to receive in respect of principal out of the future cash flow on the deposited assets and other assets included in the related trust. Unless otherwise specified in the applicable prospectus supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium, if any, on, each certificate of the class or classes entitled thereto (in the manner and priority specified in that prospectus supplement) until the aggregate Certificate Principal Balance of that class or classes has been reduced to zero. The outstanding Certificate Principal Balance of a certificate will be reduced to the extent of distributions of principal on that certificate, and, if applicable pursuant to the terms of the related series, by the amount of any net losses realized on any deposited assets allocated to the certificate. Unless otherwise specified in the applicable prospectus supplement, the initial aggregate Certificate Principal Balance of all classes of certificates of a series will equal the outstanding aggregate principal balance of the related deposited assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a series and each class thereof will be specified in the applicable prospectus supplement. Distributions of principal of any class of certificates will be made on a pro rata basis among all the certificates of that class. Strip Certificates with no Certificate Principal Balance will not receive distributions of principal.

Dual Currency Certificates

     Certificates may be issued as dual currency certificates, in which case payments of principal and/or interest in respect of those dual currency certificates will be made in those currencies, and rates of exchange will be calculated upon that bases, as indicated in the certificates and described in the applicable prospectus supplement. Other material terms and conditions relating to dual currency certificates will be specified in the certificates and the applicable prospectus supplement.

Credit Derivatives

     If so specified in the applicable prospectus supplement, a trust issuing a series of certificates may enter into a credit derivative arrangement such as a credit default swap agreement. Under a swap agreement the trust would agree, in return for a fee or other consideration, to assume the default or other credit risk on a security not owned by the trust (a "Reference Security"). Upon the occurrence of a default or other objective credit event with respect to the Reference Security, the trust would suffer the resulting loss pursuant to (i) a provision requiring the trust to pay the counterparty the difference between the face amount of the Reference Security and its then current market value as determined by independent quotations (which payment would be made from the proceeds of the sale of the underlying securities), (ii) a provision requiring the trust to deliver the underlying securities to the counterparty in exchange for the Reference Securities, which would then either be distributed in kind to certificateholders or sold (and the proceeds distributed) or (iii) other provisions specified in the applicable prospectus supplement with similar effects. Similarly, if so specified in the applicable prospectus supplement, a trust may enter into a put option arrangement pursuant to which the trust will agree to purchase a Reference Security for a predetermined price, thus assuming the risk of loss on the security.

     Reference Securities will be of the same types as the underlying securities described in this prospectus. The applicable prospectus supplement will include information regarding Reference Securities and the issuer of the Reference Securities that is similar to that provided with respect to underlying securities.

Optional Exchange

     Subject to the provisions of the following paragraph, the applicable prospectus supplement may provide that DBAB or the call warrant holder may exchange certificates of any given series (an "Exchangeable Series") for the deposited assets (an "Optional Exchange Right"). The applicable prospectus supplement and the related Trust Agreement will specify the terms upon which an Optional Exchange Right may be exercised; provided that (a) any Optional Exchange Right shall be exercisable only to the extent that the exercise of such right (i) would not affect the trust's ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder and (ii) would not affect the characterization of the trust as a "grantor trust" under the Code, and (b) if the deposited assets constitute a pool of underlying securities, any exercise of the Optional Exchange Right will be effected so that, with respect to each series or issue of underlying securities included in such pool (together with any related assets that credit enhance or otherwise support that series or issue of underlying securities), the proportion that the principal amount of that series or issue of underlying securities (together with those related assets) bears to the aggregate principal amount of certificates immediately prior to such exercise will be equal to the proportion that the principal amount of that series or issue of underlying securities (together with those related assets) bears to the aggregate principal amount of certificates immediately after that exercise. In addition, the exercise of an Optional Exchange Right will decrease the aggregate amount of certificates of the applicable Exchangeable Series outstanding. See "Risk Factors--Optional Exchange for Deposited Assets Will Generally Be Unavailable."

     The applicable prospectus supplement may provide that DBAB may exchange a certain percentage of the certificates constituting an unsold allotment for a like percentage of the deposited assets. Except as otherwise described in this paragraph, the Optional Exchange Right in respect of each trust will be exercisable in whole but not in part.

     Generally, a holder exchanging certificates will receive a pro-rata portion of the designated, publicly issued, security or pool of securities comprising the underlying securities. See "Description of Deposited Assets and Credit Support." Due to the discrepancy in the denominations of the underlying securities and the certificates in some instances, it may be necessary to sell a portion of the underlying securities in order to provide a pro-rata distribution to the certificateholders engaging in an optional exchange. The exercise of an Optional Exchange Right will not result in under-collateralization because the proportion that the principal amount of that series or issue of underlying securities that the principal bears to the aggregate principal amount of certificates immediately prior to such exchange will be the same proportion immediately after exercise. Unless otherwise specified in the applicable prospectus supplement, the administrative agent or the trustee will continue to forward or cause to be forwarded reports to certificateholders with each distribution to certificateholders, including information regarding the principal amount of the deposited assets. See "Description of Deposited Assets and Credit Support--Reports to Certificateholders--Notice".

Call Right

     DBAB, or the depositor, or if so specified in the relevant prospectus supplement, a transferee as a result of a private placement to eligible investors, may hold a call right to purchase, in whole but not in part, the certificates of a given series or class from the holders or all of the underlying securities of a given series from the trust. If one or more specified persons holds a call right, the applicable prospectus supplement will designate the series as a "Callable Series."

     The terms upon which any specified person or entity may exercise a call right will be specified in the applicable prospectus supplement. Such terms may relate to, but are not limited to, the following:

     .    the initial holder of the call right;

     . whether the Certificate Principal Balance or Notional Amount, as defined below, of each certificate being purchased pursuant to the call right must be an Authorized Denomination;

     .    the call date or dates; and

     .    the call price.

     After receiving notice of the exercise of a call right, the trustee will provide notice as specified in the standard terms. Upon the satisfaction of any applicable conditions to the exercise of a call right, each certificateholder will be entitled to receive payment of a pro rata share of the call price paid in connection with the exercise. In addition, in conjunction with the exercise of a call on underlying securities in respect of all of the underlying securities, the certificates will be redeemed in whole or in accordance with the Allocation Ratio, as applicable and as specified in the applicable prospectus supplement. A call right is not expected to be exercised unless the value of the underlying securities exceeds the call price payable upon exercise of the call right.

Global Securities

     Unless otherwise specified in the applicable prospectus supplement, all certificates of a given series (or, if more than one class exists, any given class within that series) will, upon issuance, be represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, New York, New York for registered certificates denominated and payable in U.S. dollars, or such other depositary identified in the applicable prospectus supplement, and registered in the name of a nominee of the depositary. Global securities may be issued in registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual certificates represented (each, a "definitive certificate"), a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary or by a nominee of that depositary to that depositary or another nominee of the depositary or by that depositary or any nominee to a successor of that depositary or a nominee of the successor.

     DTC has advised the depositor as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participating organizations and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with the depositary ("participants") in such securities through electronic book-entry changes in the accounts of the depositary participants, thereby eliminating the need for physical movement of securities certificates. The depositary's participants include securities brokers and dealers, including DBAB, banks, trust companies, clearing corporations, and certain other organizations, some of whom, and/or their representatives, own the depositary. Access to the depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC has confirmed to the depositor that it intends to follow those procedures.

     Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, if applicable, of the individual certificates represented by that global security to the accounts of its participants. The accounts to be credited shall be designated by the underwriters of those certificates, or, if those certificates are offered and sold directly through one or more agents, by the depositor or that agent or agents.

     Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for such global security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of the securities. These limits and laws may limit the market for beneficial interests in a global security.

     So long as the depositary for a global security, or its nominee, is the owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole certificateholder of the individual certificates represented by such global security for all purposes under the trust agreement governing the certificates. Except as specified below, owners of beneficial interests in a global security will not be entitled to have any of the individual certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any certificates and will not be considered the certificateholder under the trust agreement governing the certificates. Because the depositary can only act on behalf of its participants, the ability of a holder of any certificate to pledge that certificate to persons or entities that do not participate in the depositary's system, or to otherwise act with respect to the certificate, may be limited due to the lack of a physical certificate for the certificate.

     Distributions of principal of, and premium, if any, and any interest on individual certificates represented by a global security will be made to the depositary or its nominee, as the case may be, as the certificateholder of the global security. None of the depositor, the administrative agent, if any, the trustee, any paying agent, any securities intermediary or the certificate registrar will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to beneficial interests.

     The depositor expects that the depositary for certificates of a given class and series, upon receipt of any distribution of principal, premium or interest in respect of a definitive global security representing any certificates, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. The depositor also expects that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

     If the depositary for certificates of a given class of any series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the depositor within ninety days, the depositor will issue individual definitive certificates in exchange for the global security or securities representing those certificates. In addition, the depositor may at any time and in its sole discretion determine not to have any certificates of a given class represented by one or more global securities and, in such event, will issue individual definitive certificates of that class in exchange for the global security or securities representing those certificates. Further, if the depositor so specifies with respect to the certificates of a given class, an owner of a beneficial interest in a global security representing certificates of that class may, on terms acceptable to the depositor and the depositary of the global security, receive individual definitive certificates in exchange for that beneficial interest. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual definitive certificates of the class represented by the global security equal in principal amount or Notional Amount, if applicable, to that beneficial interest and to have definitive certificates registered in its name (if the certificates of that class are issuable as registered certificates). Individual definitive certificates of that class so issued will be issued as registered certificates in denominations, unless otherwise specified by the depositor or in the applicable prospectus supplement, of $1,000 and integral multiples thereof if the certificates of that class are issuable as registered certificates.

     The applicable prospectus supplement will specify any specific terms of the depositary arrangement with respect to any class or series of certificates being offered by the prospectus supplement to the extent not specified or different from the description above.

               DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

General

     Each certificate of each series, or if more than one class exists, each class (whether or not each class is offered by this prospectus) within that series, will represent an ownership interest specified for that series, or class, of certificates in a designated, publicly issued, security or a pool of securities (the "underlying securities"), purchased by the depositor, or an affiliate thereof, in the secondary market and assigned to a trust as described in the applicable prospectus supplement. The underlying securities will represent one or more of the following:

     . publicly issued debt obligations or investment grade term preferred stock of one or more corporations, limited liability companies, banking organizations or insurance companies organized under the laws of the United States or any state, the District of Columbia or the Commonwealth of Puerto Rico, which in each case are subject to the informational requirements of the Exchange Act and, in accordance with the Exchange Act, file reports and other information with the SEC or, for certain depository institutions, with a federal bank or thrift regulatory agency ("domestic corporate securities"), and which, if that security or securities are Concentrated Underlying Securities, the depositor reasonably believes (based on publicly available information) meet the market capitalization and other requirements for a primary issuance of common stock on Form S-3 at the time of offering of the certificates;

     . publicly issued debt securities or investment grade term preferred stock of one or more foreign private issuers, as defined in rule 405 under the Securities Act, subject to the informational requirements of the Exchange Act and, in accordance with the Exchange Act, file reports and other information with the SEC ("foreign private securities" and together with domestic corporate securities, the "corporate securities") and which, if that securities are Concentrated Underlying Securities, the depositor reasonably believes (based on publicly available information) are eligible for a primary offering of common stock on Form S-3 at the time of offering of the certificates;

     . preferred securities of one or more trusts or other special purpose legal entities that hold obligations of issuers that are subject, or are wholly-owned subsidiaries of companies that are subject (in which case such parent companies have fully and unconditionally guaranteed such obligations on a subordinate or non-subordinate basis), to the informational requirements of the Exchange Act and, in accordance with the Exchange Act, file reports and other information with the SEC ("trust preferred securities"), and, if the trust preferred securities are Concentrated Underlying Securities, that the depositor reasonably believes (based on publicly available information) are eligible for a primary offering of common stock on Form S-3 or Form S-3 at the time of the offering of the certificates;

     . asset-backed securities of one or more trusts or other special purpose legal entities (having outstanding at least $75,000,000 in securities held by non-affiliates) which, unless the depositor is a GSE described below, are subject at the time of issuance of the asset-backed securities to the informational requirements of the Exchange Act and, in accordance with the Exchange Act, file reports and other information with the SEC ("asset-backed securities" and, together with corporate securities and trust preferred securities, the "Private Sector Securities");

     . an obligation issued or guaranteed by the United States of America or any agency thereof for the payment of which the full faith and credit of the United States of America is pledged ("Treasury Securities");

     . an obligation of one or more U.S. government sponsored entities, ("GSEs"), described below (see "Underlying Securities-Domestic Government Securities");

     .    Government Trust Certificates ("GTCs") described below; or

     .    an obligation issued by a Multilateral Bank Issuer (as defined below).

     Notwithstanding any requirement stated or incorporated in this prospectus relating to reporting under the Exchange Act, it should be noted that the issuers of the underlying securities are not participating in any offering of trust certificates and that the depositor and DBAB will not perform the analysis and review of such issuers that an underwriter of the underlying securities would perform. The reasonableness of the depositor's belief as to an underlying security issuer's eligibility to issue common stock on Form S-3 or Form S-3 should be evaluated in light of these limitations.

     This prospectus relates only to the certificates offered by this prospectus and does not relate to the underlying securities. The following description of the underlying securities is intended only to summarize certain characteristics of the underlying securities the depositor is permitted to deposit in a trust and is not a complete description of any prospectus relating to any underlying security, and, if applicable, underlying securities indenture and as qualified by the applicable prospectus supplement, prospectus relating to any underlying security, if any, and to the extent applicable, the statement of terms or similar document with respect to any underlying security, and if applicable, the underlying securities indenture.

Underlying Securities

Private Sector Securities

     Private Sector Securities will be:

     .    corporate securities;

     .    trust preferred securities; or

     .    asset-backed securities.

     Corporate Securities. Corporate securities may consist of senior or
     --------------------
subordinated debt obligations, or investment grade term preferred stock issued by domestic or foreign issuers, as described above.

     Debt obligations may be issued with a wide variety of terms and conditions. Set forth below is a description of certain features that may be associated with one or more underlying securities consisting of debt obligations.

     Indentures. With respect to senior or subordinated debt obligations, the applicable prospectus supplement will specify whether each underlying security will have been issued pursuant to an indenture between the issuer of the underlying securities and the underlying securities trustee. If so specified in the applicable prospectus supplement, the underlying securities indenture, if any, and the underlying securities trustee, if any, will be qualified under the Trust Indenture Act of 1939 and the underlying securities indenture will contain certain provisions required by the Trust Indenture Act.

     Certain Covenants. If specified in the applicable prospectus supplement, the underlying securities that consist of senior or subordinated debt obligations will be issued pursuant to an underlying securities indenture. Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases any of its subsidiary's, ability to:

     .    consolidate, merge, or transfer or lease assets;

     . incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets;

     . incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; or

     . declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any.

     An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to specified exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

     The underlying securities indenture related to one or more underlying securities included in a trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed in this prospectus. To the extent that the underlying securities are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the trust as a holder of the underlying securities against losses.

     The prospectus supplement for any series of certificates will describe material covenants in relation to any underlying securities (including Foreign Government Securities) that represent ten percent or more of the total underlying securities with respect to that series of certificates (a "Concentrated Underlying Security") and, as applicable, will describe material covenants that apply to all of the securities in any pool of underlying securities.

     Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Events of default typically include the following or variations:

     . failure by the issuer to pay an installment of interest or principal on the securities at the time required, subject to any specified grace period, or to redeem any of the securities when required, subject to any specified grace period;

     . failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice of the failure is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities; or

     . failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders of the securities.

     Remedies. Indentures for corporate securities generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities, the indenture trustee must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the indenture trustee to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to the securities at the request of the security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with that request within a reasonable time.

     Each underlying securities indenture or underlying security may include some, all or none of the foregoing provisions or variations or additional events of default not discussed in this prospectus. The prospectus supplement with respect to any series of certificates will describe the events of default under the underlying securities with respect to any Concentrated Underlying Security ("Underlying Security Events of Default") and applicable remedies. With respect to any trust comprised of a pool of securities, the applicable prospectus supplement will describe certain common Underlying Security Events of Default with respect to such pool. There can be no assurance that any such provision will protect the trust, as a holder of the underlying securities, against losses. If an underlying security event of default occurs and the indenture trustee as a holder of the underlying securities is entitled to vote or take some other action to declare the principal amount of an underlying security and any accrued and unpaid interest to be due and payable, the certificateholders' objectives may differ from those of holders of other securities of the same series and class as any underlying security ("Outstanding Debt Securities"), in determining whether to declare the acceleration of the underlying securities.

     Subordination. As specified in the applicable prospectus supplement, certain of the underlying securities with respect to any trust may be either senior ("Senior Underlying Securities") or subordinated ("Subordinated Underlying Securities") in right to payment to other existing or future indebtedness of the issuer of the underlying securities. With respect to Subordinated Underlying Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Underlying Securities, if any, may be entitled to receive payment of the full amount due before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on the securities. Consequently, the trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the issuer of the underlying securities. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the trust as a holder of Senior Underlying Securities would receive all payments in respect of the securities even if holders of subordinated securities receive amounts in respect of the securities. Reference is made to the prospectus supplement used to offer any series of certificates for a description of any subordination provisions with respect to any Concentrated Underlying Securities and the percentage of Senior Underlying Securities and Subordinated Underlying Securities, if any, in a trust comprised of a pool of securities.

     Secured Obligations. Certain of the underlying securities with respect to any trust may represent secured obligations of the issuer of the underlying securities (the "Secured Underlying Securities"). Generally, unless an event of default shall have occurred and is continuing, or with respect to certain collateral or as otherwise specified in the indenture pursuant to which the securities were offered and sold, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain provisions for release, substitution or disposition of collateral under specified circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of specified events of default. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on the securities pending the sale of any collateral and prior to or during the period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of the securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

     The underlying securities indenture with respect to any Secured Underlying Security may include, some, all or none of the foregoing provisions or variations thereof. The prospectus supplement used to offer any series of certificates which includes Concentrated Underlying Securities which are Secured Underlying Securities, will describe the security provisions of the Underlying Securities and the related collateral. With respect to any trust comprised of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable prospectus supplement will disclose general information regarding the security provisions and the collateral.

     Trust Preferred Securities. As specified in the applicable prospectus
     --------------------------
supplement, a trust may include one or more trust preferred securities. Trust preferred securities are preferred equity securities issued by a trust, such as a Delaware statutory business trust, established for the purpose of issuing common and preferred equity securities and investing the proceeds in certain subordinated debt obligations. The subordinated debt obligations are issued by the parent of the trust, i.e., the company to whom the trust issues its common equity securities, or by an affiliate of such parent. Trust preferred securities generally have economic characteristics that mirror those of the subordinated debt obligations that are the trusts' principal assets. Specifically, the trust preferred securities generally have a liquidation preference equal to the principal balance of the subordinated debt obligations and are subject to mandatory redemption on the maturity date of the subordinated debt obligations, or such earlier date as the issuer optionally prepays the subordinated debt. The trust preferred securities generally pay dividends at a rate approximately equal to the interest rate on the subordinated debt obligations, and such dividends and interest payments generally are due on or about the same date.

     The trusts that issue trust preferred securities generally have no assets other than the subordinated debt obligations issued by that trusts' affiliates. The subordinated debt obligations are subordinated to all other unsubordinated debt of the affiliates, including the debt issued subsequent to issuance of the subordinated debt obligations.

     In view of the relationship of the trusts that issue trust preferred securities to their parent companies and in view of certain undertakings by the parents, the trusts will not file reports under the Exchange Act so long as their parent companies file reports under the Exchange Act.

     Asset-Backed Securities. As specified in the applicable prospectus
     -----------------------
supplement, a trust may include one or more asset-backed securities. Asset-backed securities may be asset-backed notes or pass-through certificates, in each case issued by a trust or other special-purpose entity. Asset backed notes are secured by, and pass-through certificates represent an interest in, a fixed or revolving pool of financial assets. These financial assets may consist of secured or unsecured consumer or other receivables, such as automobile loans or contracts, automobile leases, credit card receivables, home equity or other mortgage loans, trade receivables, floor plan (inventory) loans, automobile leases, equipment leases, and other assets that produce streams of payments. Asset-backed notes generally are issued pursuant to indentures and pass-through certificates generally are issued pursuant to pooling and servicing agreements. A separate servicing agreement typically is executed in connection with asset-backed notes. The servicing agreements, indentures and pooling and servicing agreements are referred to as the "asset-backed agreements".

     The asset-backed agreements provide for the appointment of a trustee and the segregation of the transferred pool of assets from the other assets of the transferor. This segregation generally is only required to the extent necessary to perfect the interest of the trustee in the assets against claims of unsecured creditors of the transferor of the assets. Where so required by the Uniform Commercial Code, or "UCC", (for instance, home equity loan notes) certain of the documents evidencing the underlying receivables are delivered to the possession of the trustee or other custodian for the holders of the asset-backed securities. In the case of most assets, either no documents evidence the receivables (for instance, credit card receivables) or documents exist, but the UCC does not require their possession to perfect a transfer (for instance, automobile installment sales contracts). In these cases, the transferor segregates the assets only on its own books and records, such as by marking its computer files, and perfects the trustee's interest by filing a financing statement under the UCC. This method of segregation and perfection presents the risk that the trustee's interest in the assets could be lost as a result of negligence or fraud, such that the trustee and the asset-backed security holders become unsecured creditors of the transferor of the assets.

Domestic Government Securities

     Domestic Government Securities will be:

     .    Treasury Securities;

     .    GSEs; or

     .    GTCs.

     GSEs. As specified in the applicable prospectus supplement, the obligations
     ----
of one or more of the following GSEs may be included in a trust: Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Resolution Funding Corporation, Federal Home Loan Banks (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority and Federal Farm Credit Banks. GSE debt securities generally are exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a trust only to the extent (A) its obligations are supported by the full faith and credit of the U.S. government or (B) the organization makes publicly available its annual report, which shall include financial statements or similar financial information with respect to the organization. Based on information contained in the offering document pursuant to which any GSE issuer's securities were originally offered, the applicable prospectus supplement will specify information with respect to the public availability of information with respect to any GSE issuer the debt securities of which constitute more than ten percent of the underlying securities for any series of certificates as of the date of the prospectus supplement. The specific terms and conditions of the underlying securities will be specified in the applicable prospectus supplement.


     In the case of a GSE issuer there will generally be a fiscal agent with respect to any related underlying security whose actions will be governed by a fiscal agency agreement. A fiscal agent is not a trustee for the holders of the underlying securities and does not have the same responsibilities or duties to act for the holders of a GSE's securities as would a trustee. Unless otherwise specified in the applicable prospectus supplement, the underlying securities with respect to any GSE issuer will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

     Contractual and Statutory Restrictions. A GSE issuer and the related underlying securities may be subject to contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events. Unless otherwise specified in the applicable prospectus supplement, each GSE is limited to the activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer. See "Description of the Deposited Assets--Publicly Available Information" in the applicable prospectus supplement. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government may cause or require the GSE to conduct its business in a manner that differs from that an enterprise which is not a GSE might employ.

     Neither the United States nor any agency thereof is obligated to finance any GSE issuer's operations or to assist a GSE issuer in any manner. Prospective purchasers should consult the publicly available information with respect to each GSE issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE's activities.

     Events of Default. Underlying securities issued by a GSE Issuer may provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Events of default typically include the following or variations:

     . failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

     . failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture or authorizing legislation or regulation, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice is given to the issuer by the fiscal agent or the holders of not less than a specified percentage of the outstanding securities; and

     . failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of the securities.

     GTCs. As specified in the applicable prospectus supplement, a trust may
     ----
include one or more GTCs. GTCs are certificates evidencing undivided fractional interests in a trust, the assets of which consist of promissory notes, (the "GTC Notes"), payable in U.S. dollars, of a certain foreign government, backed a full faith and credit guaranty issued by the United States of America, acting through the Defense Security Assistance Agency of the Department of Defense, of the due and punctual payment of 90% of all payments of principal and interest due on the GTC Notes and a security interest in collateral, consisting of non-callable securities issued or guaranteed by the United States government thereof, sufficient to pay the remaining 10% of all payments of principal and interest due on the GTC Notes.

Multilateral Bank Issuers

     As specified in the applicable prospectus supplement, a trust may include obligations of one or more Multilateral Bank Issuers. A "Multilateral Bank Issuer" means the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development

Bank, the African Development Bank, the International Finance Corporation, the European Bank for Reconstruction and Development, or another multilateral development bank that has a comparable volume of outstanding securities and files with the SEC comparable publicly available information, and the securities of which are exempted from registration under the Securities Act.

Principal Terms of Underlying Securities

     Reference is made to the applicable prospectus supplement for each series of certificates for a description of the following terms, as applicable, of any Concentrated Underlying Security:

        (i) the title and series of the underlying securities, and the aggregate principal amount, denomination and form thereof;

       (ii) whether the debt securities are senior or subordinated to any other existing or future obligations of the issuer of the underlying securities;

      (iii) whether any of the obligations are secured or unsecured and the nature of any collateral;

       (iv) the limit, if any, upon the aggregate principal amount of the debt securities;

        (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) the debt securities will be payable;

       (vi) the rate or rates or the method of determination, at which the underlying securities will bear interest, if any (the "Underlying Securities Rate"); the date or dates from which the interest will accrue (the "Underlying Securities Interest Accrual Periods"); and the dates on which the interest will be payable (the "Underlying Securities Payment Dates");

      (vii) the obligation, if any, of the issuer of the underlying securities to redeem the outstanding debt securities pursuant to any sinking fund or similar provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which the debt securities may be redeemed or repurchased, in whole or in part, pursuant to that obligation;

     (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which the debt securities may be redeemed, if any, in whole or in part, at the option of the issuer of the underlying securities;

       (ix) the periods within which or the dates on which, the prices at which and the terms and conditions upon which the holder of the underlying securities may require the issuer of the underlying securities to repurchase or otherwise repay the underlying securities;

        (x) whether the underlying securities were issued at a price lower than the principal amount;

       (xi) if other than U.S. dollars, the foreign or composite currency in which the debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on the underlying securities will be made (the "Underlying Securities Currency"), and the circumstances, if any, when the currency of payment may be changed;

      (xii) material events of default or restrictive covenants provided for with respect to the underlying securities;

     (xiii)  the rating, if any; and

      (xiv)  any other material terms of the underlying securities.

     With respect to a trust containing a pool of underlying securities, the applicable prospectus supplement will describe the composition of the underlying securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the underlying securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (ii), (iii), (v), (vi), (vii),
(viii) and (ix) of the preceding paragraph and any other material terms regarding such pool of securities.

Publicly Available Information

     In addition to the foregoing, with respect to each Concentrated Underlying Security the applicable prospectus supplement will disclose the identity of the applicable obligor and the underlying securities trustee, if applicable, and will describe the existence and type of certain information that is made publicly available by each obligor regarding such underlying security and will disclose where and how prospective purchasers of the certificates may obtain publicly available information about the obligor. Publicly available information will typically consist of the quarterly and annual reports filed under the Exchange Act by the issuer with, and which are available from, the SEC. Such information will typically consist of the obligor's annual report, which contains financial statements or similar financial information, and can be obtained from the SEC, if so specified in the applicable prospectus supplement, or from the office of the obligor identified in the applicable prospectus supplement. However, the precise nature of that publicly available information and where and how it may be obtained with respect to any given GSE issuer will vary, and, as described above, will be specified in the applicable prospectus supplement.

     If an issuer of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, the depositor, on behalf of the trust, will continue to be subject to the reporting requirements of the Exchange Act, but certain information regarding that issuer may be unavailable.

     Unless otherwise specified in the applicable prospectus supplement, in the event that an issuer of a Concentrated Underlying Security (or the issuers of underlying securities the combined principal balances of which exceed ten percent of the aggregate principal balance of the underlying securities) underlying a series of trust certificates ceases to file periodic reports required under the Exchange Act, the depositor shall within a reasonable period of time (i) file periodic reports containing the information that such issuer(s) would otherwise file or (ii) instruct the trustee to distribute within a reasonable period of time the underlying security or securities to the certificateholders pursuant to the procedures set forth in the trust agreement or (iii) instruct the trustee to sell the underlying security or securities and distribute the proceeds from that sale to the certificateholders in accordance with the Allocation Ratio (any such sale will result in a loss to the certificateholders of the relevant series if the sale price is less than the purchase price for such Concentrated Underlying Securities).


Other Deposited Assets

     The depositor may deposit, assets other than the underlying securities, into a trust assets related or incidental to one or more of the underlying securities or to some other asset deposited in the trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars), cash and assets ancillary or incidental to the foregoing or to the underlying securities (including assets obtained through foreclosure or in settlement of claims with respect thereto), credit derivatives and direct obligations of the United States All such assets for any given series, together with the related underlying securities, are referred to as the "deposited assets". To the extent described in the applicable prospectus supplement, the trustee on behalf of the certificateholders of a trust may enter into an agreement constituting or providing for the purchase of certain assets as described above. The applicable prospectus supplement will, to the extent appropriate, contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the underlying securities.

     Unless otherwise specified in the applicable prospectus supplement, the deposited assets for a given series of certificates and the related trust will not constitute deposited assets for any other series of certificates and the related trust and the certificates of each class of a given series possess an equal and ratable undivided ownership interest in such deposited assets. The applicable prospectus supplement may, however, specify that certain assets constituting a part of the deposited assets relating to any given series may be beneficially owned solely by or deposited solely for the benefit of one class or a group of classes within that series. In that event, the other classes of that series will not possess any beneficial ownership interest in those specified assets constituting a part of the deposited assets.

Credit Support

     As specified in the applicable prospectus supplement for a given series of certificates, the trust for any series of certificates may include, or the certificateholders of that series (or any class or group of classes within that series) may have the benefit of, credit support for any class or group of classes within that series. Credit support may be provided by any combination of the following means described below or any other means described in the applicable prospectus supplement. The applicable prospectus supplement will specify whether the trust for any class or group of classes of certificates contains, or the certificateholders of the certificates have the benefit of, credit support and, if so, the amount, type and other relevant terms of each element of credit support with respect to any class or classes and certain information with respect to the obligors of each element, including financial information with respect to any obligor providing credit support for 20% or more of the aggregate principal amount of the class or classes unless that obligor is subject to the informational requirements of the Exchange Act.

     Subordination. As discussed below under "--Collections," the rights of the
     -------------
certificateholders of any given class within a series of certificates to receive collections from the trust for that series and any credit support obtained for the benefit of the certificateholders of that series (or classes within that series) may be subordinated to the rights of the certificateholders of one or more other classes of that series to the extent described in the applicable prospectus supplement. Such subordination accordingly provides some additional credit support to those certificateholders of those other classes. For example, if losses are realized during a given period on the deposited assets relating to a series of certificates so that the collections received are insufficient to make all distributions on the certificates of that series, those realized losses would be allocated to the certificateholders of any class of any series that is subordinated to another class, to the extent and in the manner specified in the applicable prospectus supplement. In addition, if so specified in the applicable prospectus supplement, certain amounts otherwise payable to certificateholders of any class that is subordinated to another class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "--Reserve Accounts" and in the applicable prospectus supplement.

     If so specified in the applicable prospectus supplement, the credit support for any series or class of certificates may include, in addition to the subordination of certain classes of that series and the establishment of a reserve account, any of the other forms of credit support described below. Any other forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to the certificateholders of such class or as otherwise specified in the applicable prospectus supplement. In addition, if so specified in the applicable prospectus supplement, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to that credit support out of amounts otherwise payable to one or more of the classes of the certificates of that series.

     Letter of Credit; Surety Bond. The certificateholders of any series (or
     -----------------------------
class or group of classes of certificates within that series) may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank or a surety bond or bonds issued by a surety company. In either case, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to cause the letter of credit or the surety bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay, unless otherwise specified in the applicable prospectus supplement in a timely manner the fees or premiums therefor. The trustee or such other person specified in the applicable prospectus supplement will make or cause to be made draws under the letter of credit or the surety bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable prospectus supplement. Any amounts otherwise available under the letter of credit or the surety bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable prospectus supplement will specify the manner, priority and source of funds by which any such draws are to be repaid.

     Unless otherwise specified in the applicable prospectus supplement, in the event that the letter of credit bank or the surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the applicable prospectus supplement, the trustee or other person specified in the applicable prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or surety bond, as applicable, or other form of credit enhancement providing similar protection, that meets the requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any letter of credit bank or any surety, as applicable, will continue to satisfy such requirements or that any substitute letter of credit, surety bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the letter of credit or the surety bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original letter of credit or surety bond.

     Reserve Accounts. If so specified in the applicable prospectus supplement,
     ----------------
the trustee or other person named in the prospectus supplement will deposit or cause to be deposited into a reserve account maintained with an eligible institution (which may be the trustee) any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to such deposit, a reserve account may be funded through application of a portion of collections received on the deposited assets for a given series of certificates, in the manner and priority specified in the applicable prospectus supplement. Amounts deposited in such reserve account may be distributed to certificateholders of the class or group of classes within that series, or may be used for other purposes, in the manner and to the extent specified in the applicable prospectus supplement. Amounts deposited in any reserve account will be invested in certain permitted investments by, or at the direction of, the trustee, the depositor or other person named in the applicable prospectus supplement.


Collections

     The trust agreement will establish procedures by which the trustee or other person specified in the prospectus supplement is obligated to administer the related deposited assets. This will include making collections of all payments made on the deposited assets and depositing the collections from time to time prior to any applicable distribution date into a segregated certificate account maintained or controlled by the trustee for the benefit of that series. An administrative agent, if any is appointed pursuant to the applicable prospectus supplement, will direct the trustee, and otherwise the trustee will make all determinations, as to the appropriate application of the collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and credit support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the certificates of that series (and classes within that series), all in the manner and priorities described in the applicable prospectus supplement. The applicable prospectus supplement will specify the collection periods, if applicable, and distribution dates for a given series of certificates and the particular requirements relating to the segregation and investment of collections received on the deposited assets during a given collection period or on or by certain specified dates. Amounts received from the deposited assets and any credit support obtained for the benefit of certificateholders for a particular series or class of certificates over a specified period may not be sufficient, after payment of all prior expenses and fees for that period, to pay amounts then due and owing to holders of those certificates. The applicable prospectus supplement will also specify the manner and priority by which any net losses realized on any deposited assets will be allocated among the classes of any series of certificates, if applicable.

     The relative priorities of distributions with respect to collections from the assets of the trust assigned to classes of a given series of certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable prospectus supplement. Moreover, the applicable prospectus supplement may specify that the relative distribution priority assigned to each class of a given series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such class for payments of other amounts, such as interest or premium.

                       DESCRIPTION OF THE TRUST AGREEMENT

     The following summary of certain provisions of the trust agreement that may be applicable to each series of certificates does not purport to be complete, and the summary is qualified in its entirety by reference to the detailed provisions of the form of trust agreement filed as an exhibit to the registration statement. Wherever defined terms of the standard terms or the series supplement are referred to, the defined terms are incorporated in this prospectus by reference as part of the statement made, and the statement is qualified in its entirety by reference.

Assignment of Deposited Assets

     At the time of issuance of any series of certificates, the depositor will cause the underlying securities to be included in the related trust, and any other deposited asset specified in the prospectus supplement, to be assigned to the related trustee, together with all principal, premium, if any, and interest received by or on behalf of the depositor on or with respect to deposited assets after the cut-off date specified in the prospectus supplement, the "Cut-off Date", other than principal, premium, if any, and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with such assignment, deliver the certificates to the depositor in exchange for certain assets to be deposited in the trust. Each deposited asset will be identified in a schedule appearing as an exhibit to the trust agreement. The schedule will include certain statistical information with respect to each underlying security and each other deposited asset as of the Cut-off Date, and in the event any underlying security is a Concentrated Underlying Security, the schedule will include, to the extent applicable, information regarding the payment terms thereof, the Retained Interest, if any, with respect thereto, the maturity or terms thereof, the rating, if any, thereof and certain other information.

     In addition, the depositor will, with respect to each deposited asset, deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such deposited asset to the trustee. The trustee (or such custodian) will review the documents within such period as is permitted in the prospectus supplement, and the trustee (or such custodian) will hold the documents in trust for the benefit of the certificateholders.

     With respect to the types of deposited assets specified in the applicable prospectus supplement if and to the extent described therein, if any document is found to be missing or defective in any material respect, the trustee (or such custodian) will immediately notify the administrative agent, if any, and the depositor, and the administrative agent, if any, and the trustee will immediately notify the relevant person who sold the applicable deposited asset to the depositor. To the extent specified in the applicable prospectus supplement, if the relevant person who sold the applicable deposited asset to the depositor cannot cure that omission or defect within 60 days after receipt of notice, that applicable person will be obligated, within 90 days of receipt of notice, to repurchase the related deposited asset from the trustee at the purchase price or provide a substitute for the deposited asset. There can be no assurance that the relevant person who sold the applicable deposited asset to the depositor will fulfill this repurchase or substitution obligation. Although the administrative agent, if any, or otherwise the trustee is obligated to use its best efforts to enforce this obligation, neither that administrative agent nor the depositor will be obligated to repurchase or substitute for such deposited asset if the relevant person who sold the applicable deposited asset to the depositor defaults on its obligation. Unless otherwise specified in the applicable prospectus supplement, when applicable, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, or failure to provide, a constituent document.

     Each of the depositor and the administrative agent, if any, will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the trust agreement. Upon a breach of any representation of the depositor or administrative agent, as the case may be, which materially and adversely affects the interests of the certificateholders, the depositor or any administrative agent, respectively, will be obligated to cure the breach in all material respects.

Collection and Other Administrative Procedures

     General. With respect to any series of certificates the trustee or such
     -------
other person specified in the prospectus supplement directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the deposited assets. The trustee will follow the collection procedures, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the trust agreement and any related instrument governing any credit support, collectively referred to as the "credit support instruments", and provided that, except as otherwise expressly specified in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

     Sub-Administration. Any trustee or administrative agent may delegate its
     ------------------
obligations in respect of the deposited assets to a third party sub-administrative agent they deem qualified to perform the obligations. However, the trustee or administrative agent will remain obligated with respect to the obligations under the trust agreement. Each sub-administrative agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting the collections to the trustee; maintaining accounting records relating to the deposited assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable sub-administration agreement.

     The agreement between any administrative agent or trustee and a sub-administrative agent will be consistent with the terms of the trust agreement and the assignment to the sub-administrator by itself will not result in a withdrawal or downgrading of the rating of any class of certificates issued pursuant to the trust agreement. Although the sub-administration agreement will be a contract solely between the administrative agent and the sub-administrative agent, the trust agreement pursuant to which a series of certificates is issued will provide that, if for any reason the administrative agent for the series of certificates is no longer acting in that capacity, the trustee or any successor administrative agent must recognize the sub-administrative agent's rights and obligations under the sub-administration agreement.

     The administrative agent or trustee will be solely liable for all fees owed by it to any sub-administrative agent, irrespective of whether the compensation of the administrative agent or trustee, as applicable, pursuant to the trust agreement with respect to the particular series of certificates is sufficient to pay the fees. However, a sub-administrative agent may be entitled to a Retained Interest in certain deposited assets to the extent specified in the applicable prospectus supplement. Each sub-administrative agent will be reimbursed by the administrative agent, if any, or otherwise the trustee for certain expenditures which it makes, generally to the same extent the administrative agent or trustee, as applicable, would be reimbursed under the terms of the trust agreement relating to the series. See "--Retained Interest; Administrative Agent Compensation and Payment of Expenses."

     The administrative agent or trustee may require any sub-administrative agent to agree to indemnify the administrative agent or trustee, as applicable, for any liability or obligation sustained in connection with any act or failure to act by the sub-administrative agent.

     Realization upon Defaulted Deposited Assets. Unless otherwise specified in
     -------------------------------------------
the applicable prospectus supplement, the trustee, on behalf of the certificateholders of a given series, or any class or classes within the series, will present claims under each applicable credit support instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery with respect to defaulted deposited assets. As set forth above, all collections by or on behalf of the trustee or administrative agent under any credit support instrument are to be deposited in the certificate account for the related trust, subject to withdrawal as described above.

     Unless otherwise specified in the applicable prospectus supplement, if recovery on a defaulted deposited asset under any related credit support instrument is not available, the trustee will be obligated to follow, or cause to be followed, normal practices and procedures as it deems necessary or advisable to realize upon the defaulted deposited asset. However, except as otherwise expressly specified in the applicable prospectus supplement, the trustee shall not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted deposited asset are less than the sum of (i) the outstanding principal balance of the defaulted deposited asset, (ii) interest accrued but unpaid at the applicable interest rate, and (iii) the aggregate amount of expenses incurred by the administrative agent and the trustee in connection with such proceedings to the extent reimbursable from the assets of the trust under the trust agreement, the trust will realize a loss in the amount of such difference. Only if and to the extent specified in the applicable prospectus supplement, the administrative agent or trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related certificate account out of the net proceeds recovered on any defaulted deposited asset, prior to the distribution of the proceeds to certificateholders, amounts representing its normal administrative compensation on the deposited asset, unreimbursed administrative expenses incurred with respect to the deposited asset and any unreimbursed advances of delinquent payments made with respect to the deposited asset.

Retained Interest; Administrative Agent Compensation and Payment of Expenses

     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the deposited assets, and, if so, the owner of the Retained Interest. A Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the trust agreement. A Retained Interest in a deposited asset represents a specified interest therein. Payments in respect of the Retained Interest will be deducted from payments on the deposited assets as received and, in general, will not be deposited in the applicable certificate account or become a part of the related trust. Unless otherwise specified in the applicable prospectus supplement, any partial recovery of interest on a deposited asset, after deduction of all applicable administration fees, will be allocated between the Retained Interest, if any, and interest distributions to certificateholders on a pari passu basis.

     The applicable prospectus supplement will specify the administrative agent's, if any, and the trustee's compensation, and the source, manner and priority of payment, with respect to a given series of certificates.

     If and to the extent specified in the applicable prospectus supplement, in addition to amounts payable to any sub-administrative agent, the administrative agent, if any or the trustee, will pay from its compensation certain expenses incurred in connection with its administration of the deposited assets, including, without limitation, payment of the fees and disbursements of the trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the applicable prospectus supplement.

Advances in Respect of Delinquencies

     Unless otherwise specified in the applicable prospectus supplement, the administrative agent or the trustee will have no obligation to make any advances with respect to collections on the deposited assets or in favor of the certificateholders of the related series of certificates. However, to the extent specified in the applicable prospectus supplement, the administrative agent or the trustee will advance on or before each distribution date its own funds or funds held in the certificate account for the series that are not part of the funds available for distribution for such distribution date. The amount of funds advanced will equal the aggregate of payments of principal, premium, if any, and interest, net of related administration fees and any Retained Interest, with respect to the deposited assets that were due during the related collection period, as defined in the applicable prospectus supplement, and were delinquent on the related Determination Date, subject to (i) any such administrative agent's or trustee's good faith determination that such advances will be reimbursable from Related Proceeds and (ii) such other conditions as may be specified in the prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest, premium, if any, and principal payments to holders of the class or classes of certificates entitled to payments, rather than to guaranty or insure against losses. Unless otherwise specified in the applicable prospectus supplement, advances of an administrative agent's or trustee's funds will be reimbursable only out of related recoveries on the deposited assets, (and amounts received under any form of credit support) for the series with respect to which such advances were made (as to any deposited assets, "Related Proceeds"); provided, however, that any advance will be reimbursable from any amounts in the certificate account for the series to the extent that the administrative agent or trustee shall determine, in its sole judgment, that the advance, a "Nonrecoverable Advance", is not ultimately recoverable from Related Proceeds. If advances have been made by the administrative agent or trustee from excess funds in the certificate account for any series, the administrative agent or trustee will replace the funds in such certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to certificateholders on such date. If so specified in the applicable prospectus supplement, the obligations, if any, of an administrative agent or trustee to make advances, may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be specified in the applicable prospectus supplement.

Certain Matters Regarding the Administrative Agent and the Depositor

     An administrative agent, if any, for each series of certificates under the trust agreement will be named in the applicable prospectus supplement. The entity serving as administrative agent for any the series may be the trustee, the depositor, an affiliate of either the relevant person who sold the applicable deposited asset to the depositor or any third party and may have other normal business relationships with the trustee, the depositor, their affiliates or the relevant person who sold the applicable deposited asset to the depositor.

     The trust agreement will provide that an administrative agent may resign from its obligations and duties under the trust agreement with respect to any series of certificates only if that resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any class of certificates of that series, or upon a determination that its duties under the trust agreement with respect to that series are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor has assumed the administrative agent's obligations and duties under the trust agreement with respect to that series.

     The trust agreement will further provide that neither an administrative agent, the depositor nor any director, officer, employee, or agent of the administrative agent or the depositor will incur any liability to the related trust or certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the trust agreement or for errors in judgment; provided, however, that none of the administrative agent, the depositor nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of their or by reason of reckless disregard of obligations and duties thereunder. The standard terms will further provide that, unless otherwise provided in the applicable series supplement thereto, an administrative agent, the depositor and any director, officer, employee or agent of the administrative agent or the depositor will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of their or by reason of reckless disregard of their obligations and duties. In addition, the trust agreement will provide that neither an administrative agent nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the trust agreement or which in its opinion may cause it to incur any expense or liability. Each of the administrative agent or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the trust agreement and the rights and duties of the parties and the interests of the certificateholders thereunder. The applicable prospectus supplement will describe how the legal expenses and costs of such action and any resulting liability will be allocated.

     Any person into which an administrative agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an administrative agent is a part, or any person succeeding to the business of an administrative agent, will be the successor of the administrative agent under the trust agreement with respect to the certificates of any given series.

Administrative Agent Termination Events; Rights Upon Administrative Agent Termination Event

     Unless otherwise specified in the applicable prospectus supplement, "Administrative Agent Termination Events" under the trust agreement with respect to any given series of certificates will consist of the following:

     . any failure by an administrative agent to remit to the trustee any funds in respect of collections on the deposited assets and credit support, if any, as required under the trust agreement, that continues unremedied for five days after the giving of written notice of failure to the administrative agent by the trustee or the depositor, or to the administrative agent, the depositor and the trustee by the holders of the certificates evidencing not less than 25% of the voting rights;

     . any failure by an administrative agent duly to observe or perform in any material respect any of its other covenants or obligations under the trust agreement with respect to the series which continues unremedied for thirty days after the giving of written notice of that failure to the administrative agent by the trustee or the depositor, or to the administrative agent, the depositor and the trustee by the holders of the certificates evidencing not less than 25% of the voting rights; and

     . specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an administrative agent indicating its insolvency or inability to pay its obligations.

     Any additional Administrative Agent Termination Events with respect to any given series of certificates will be specified in the applicable prospectus supplement. In addition, the applicable prospectus supplement and the related series supplement to the trust agreement will specify as to each matter requiring the vote of holders of certificates of a class or group of classes within a given series, the circumstances and manner in which the Required Percentage applicable to each matter is calculated. "Required Percentage" means with respect to any matter requiring a vote of holders of certificates of a given series, the specified percentage (computed on the basis of outstanding Certificate Principal Balance or Notional Amount, as applicable) of certificates of a designated class or group of classes within that series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable prospectus supplement and the related series supplement to the trust agreement. "Voting rights" evidenced by any certificate will be the portion of the voting rights of all the certificates in the related series allocated in the manner described in the applicable prospectus supplement.

     Unless otherwise specified in the applicable prospectus supplement, so long as an Administrative Agent Termination Event under the trust agreement with respect to a given series of certificates remains unremedied, the depositor or the trustee may, and at the direction of holders of those certificates evidencing not less than the "Required Percentage--Administrative Agent Termination" (as defined in the prospectus supplement, if applicable) of the Voting Rights, terminate all the rights and obligations of the administrative agent under the trust agreement relating to the applicable trust and in and to the related deposited assets (other than any Retained Interest of the administrative agent). The trustee will then succeed to all the responsibilities, duties and liabilities of the administrative agent under the trust agreement with respect to that series (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent deposited assets, then the trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act, it may or, at the written request of the holders of the certificates evidencing not less than the "Required Percentage--Administrative Agent Termination" of the voting rights, it will appoint, or petition a court of competent jurisdiction for the appointment of, an administration agent acceptable to the rating agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to that administrative agent under the trust agreement with respect to that series. Pending such appointment, the trustee is obligated to act in that capacity, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent deposited assets, then the trustee will not be so obligated. The trustee and any such successor may agree upon the compensation be paid to such successor, which in no event may be greater than the compensation payable to the administrative agent under the trust agreement with respect to that series.

     No certificateholder will have the right under the trust agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of breach and unless the holders of certificates evidencing not less than the "Required Percentage--Remedies" (as defined in the prospectus supplement) of the voting rights have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for fifteen days has neglected or refused to institute any such proceeding. The trustee, however, is under no obligation to exercise any of the trust agreement or powers vested in it by the trust agreement or to make any investigation of matters arising from that trust agreement or to institute, conduct or defend any litigation or in relation thereto at the request, order or direction of any of the holders of certificates covered by the trust agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

Modification and Waiver

     Unless otherwise specified in the applicable prospectus supplement, the trust agreement for each series of certificates may be amended by the depositor and the trustee with respect to that series, without notice to or consent of the certificateholders, for specified purposes including:

     .    to cure any ambiguity;

     . to correct or supplement any provision in the trust agreement which may be inconsistent with any other provision in the agreement or in the prospectus supplement;

     . to add or supplement any credit support for the benefit of any certificateholders (provided that if an addition affects any series or class of certificateholders differently than any other series or class of certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of certificateholders);

     . to add to the covenants, restrictions or obligations of the depositor, the administrative agent, if any, or the trustee for the benefit of the certificateholders;

     . to add, change or eliminate any other provisions with respect to matters or questions arising under that trust agreement so long as (x) an addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the trust or result in a sale or exchange of any certificate for tax purposes and (y) the trustee has received written confirmation from each rating agency rating the certificates that the amendment will not cause such rating agency to qualify, reduce or withdraw the then current rating thereof; or

     .    to comply with any requirements imposed by the Code.

     Without limiting the generality of the foregoing, unless otherwise specified in the applicable prospectus supplement, the trust agreement may also be modified or amended from time to time by the depositor, and the trustee, with the consent of the holders of certificates evidencing not less than the "Required Percentage--Amendment", as defined in the prospectus supplement, of the voting rights of those certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the trust agreement or of modifying in any manner the rights of the certificateholders; provided, however, that in the event modification or amendment would materially adversely affect the rating of any series or class by each rating agency, the "Required Percentage--Amendment" specified in the related series supplement to the trust agreement shall include an additional specified percentage of the certificates of that series or class.

     Except as otherwise specified in the applicable prospectus supplement, no modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any certificate without the consent of the holder of such certificate or (ii) reduce the aforesaid Required Percentage of voting rights required for the consent to any amendment without the consent of the holders of all certificates covered by the trust agreement then outstanding.

     Unless otherwise specified in the applicable prospectus supplement, holders of certificates evidencing not less than the "Required Percentage--Waiver", as defined in the prospectus supplement, of the voting rights of a given series may, on behalf of all certificateholders of that series, (i) waive, insofar as that series is concerned, compliance by the depositor, the trustee or the administrative agent, if any, with certain restrictive provisions, if any, of the trust agreement before the time for that compliance and (ii) waive any past default under the trust agreement with respect to certificates of that series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding certificate affected.

Reports to Certificateholders; Notices

     Reports to Certificateholders. Unless otherwise specified in the applicable
     -----------------------------
prospectus supplement, with each distribution to certificateholders of any class of certificates of a given series, the administrative agent or the trustee, as specified in the applicable prospectus supplement, will forward or cause to be forwarded to that certificateholder, to the depositor and to the other parties as may be specified in the trust agreement, a statement setting forth:

        (i) the amount of such distribution to certificateholders of such class allocable to principal of or interest or premium, if any, on the certificates of such class; and the amount of aggregate unpaid interest as of such distribution date;

       (ii) in the case of certificates with a variable Certificate Rate, the Certificate Rate applicable to such distribution date, as calculated in accordance with the method specified in this prospectus and in the applicable prospectus supplement;

      (iii) the amount of compensation received by the administrative agent, if any, and the trustee for the period relating to such distribution date, and the other customary information as the administrative agent, if any, or otherwise the trustee deems necessary or desirable to enable certificateholders to prepare their tax returns;

       (iv) if advances are provided for, the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on such distribution date;

        (v) the aggregate stated principal amount or, if applicable, notional principal amount of the deposited assets and the current interest rate at the close of business on such distribution date to the extent notified thereof;

       (vi) the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each class of certificates (including any class of certificates not offered in the applicable prospectus supplement) at the close of business on such distribution date, separately identifying any reduction in the aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any net losses realized on any deposited assets or otherwise; and

      (vii) as to any series (or class within that series) for which credit support has been obtained, the amount of coverage of each element of credit support included therein as of the close of business on the distribution date to the extent notified thereof.

     In the case of information furnished with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, the amounts shall be expressed as a U.S. dollar amount (or equivalent in any other specified currency) per minimum denomination of certificates or for such other specified portion. Within a reasonable period of time after the end of each calendar year, the administrative agent or the trustee, as specified in the applicable prospectus supplement, shall furnish to each person, at the address set forth for such person on the records of the trustee or administrative agent, as applicable, who at any time during the calendar year was a certificateholder a statement containing the information set forth above with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, aggregated for such calendar year or the applicable portion during which such person was a certificateholder. Such obligation of the administrative agent or the trustee, as applicable, will be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the administrative agent or the trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect.

     Notices. Unless otherwise specified in the applicable prospectus
     -------
supplement, any notice required to be given to a holder of a registered certificate will be mailed to the last address of such holder set forth in the applicable certificate register.

Evidence as to Compliance

     If so specified in the applicable prospectus supplement, the trust agreement will provide that commencing on a certain date and on or before a specified date in each year after, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined documents and records relating to the administration of the deposited assets during the related 12-month period (or, in the case of the first report, the period ending on or before the date specified in the prospectus supplement, which date shall not be more than one year after the related Original Issue
Date) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, the firm is of the opinion that the administration was conducted in compliance with the terms of the trust agreement, except for exceptions as the firm shall believe to be immaterial and the other exceptions and qualifications as shall be set forth in that report.

     The trust agreement may also provide for delivery to the depositor, the administrative agent, if any, and the trustee on behalf of the certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the trustee to the effect that the trustee has fulfilled its obligations under the trust agreement throughout the preceding year with respect to any series of certificates.

     Copies of the annual accountants' statement, if any, and the statement of officers of the trustee may be obtained by certificateholders without charge upon written request to either the administrative agent or the trustee, as applicable, at the address specified in the applicable prospectus supplement.

Replacement Certificates

     Unless otherwise specified in the applicable prospectus supplement, if a registered certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable trustee in the City and State of New York or at the principal London office of the applicable trustee, or other location as may be specified in the applicable prospectus supplement, upon payment by the holder of such expenses as may be incurred by the applicable trustee and the furnishing of the evidence and indemnity as that trustee may require. Mutilated certificates must be surrendered before new certificates will be issued.

Termination

     The obligations created by the trust agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the related certificate account or by an administrative agent, if any, and required to be paid to them pursuant to the trust agreement following the earlier of (i) the final payment or other liquidation of the last deposited asset subject thereto or the disposition of all property acquired upon foreclosure or liquidation of that deposited asset and (ii) the purchase of all the assets of the trust by the party entitled to effect that termination, under the circumstances and in the manner specified in the applicable prospectus supplement. In no event, however, will any trust created by the trust agreement continue beyond the respective date specified in the applicable prospectus supplement. Written notice of termination of the obligations with respect to the related series of certificates under the trust agreement will be provided as set forth above under "--Reports to Certificateholders; Notices--Notices," and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination.

     Any purchase of deposited assets and property acquired in respect of deposited assets evidenced by a series of certificates will be made at a price approximately equal to the aggregate fair market value of all the assets in the trust (as determined by the trustee, the administrative agent, if any, and, if different than both such persons, the person entitled to effect that termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable prospectus supplement, a specified price as determined in the prospectus supplement. The exercise of such right will effect early retirement of the certificates of that series, but the right of the person entitled to effect the termination is subject to the aggregate principal balance of the outstanding deposited assets for the series at the time of purchase being less than the percentage of the aggregate principal balance of the deposited assets at the Cut-off Date for that series specified in the applicable prospectus supplement.

Duties of the Trustee

     The trustee makes no representations as to the validity or sufficiency of the trust agreement, the certificates of any series or any deposited asset or related document. The trustee is not accountable for the use or application by or on behalf of any administrative agent of any funds paid to the administrative agent or its designee in respect of the certificates or the deposited assets, or deposited into or withdrawn from the related certificate account or any other account by or on behalf of the administrative agent. If no Administrative Agent Termination Event has occurred and is continuing with respect to any given series, the trustee is required to perform only those duties specifically required under the trust agreement with respect to that series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the requirements of the trust agreement.

The Trustee

     The trustee for any given series of certificates under the trust agreement will be named in the applicable prospectus supplement. The commercial bank, national banking association or trust company serving as trustee will be unaffiliated with, but may have banking relationships with or provide financial services to, the depositor, any administrative agent or any of their affiliates.

                                 CURRENCY RISKS

Exchange Rates and Exchange Controls

     An investment in a certificate having a specified currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Those risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and the specified currency and the possibility of the imposition or modification of foreign exchange controls with respect to that specified currency. Such risks generally depend on factors over which the depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any certificate. Depreciation of the specified currency for a certificate against the U.S. dollar would result in a decrease in the effective yield of that certificate below its Certificate Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

     Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than U.S. dollars for making distributions in respect of certificates denominated in that currency. At present, the depositor has identified the following currencies in which distributions of principal, premium and interest on certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, certificates distributable with specified currencies other than those listed may be issued at any time. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any specified currency other than U.S. dollars. Even if there are no actual exchange controls, it is possible that, on a distribution date with respect to any particular certificate, the currency in which amounts then due to be distributed in respect of the certificate are distributable would not be available. In that event, the payments will be made in the manner set forth above under "Description of the Certificates--General" or as otherwise specified in the applicable prospectus supplement.

     As specified in the applicable prospectus supplement, certain of the underlying securities may be denominated in a currency other than the specified currency. Although payments in respect of principal and interest on the certificates will be made in the specified currency, the payments may be based in whole or in part upon receipt by the related trust of payments in the underlying securities currency. An investment in certificates supported by underlying securities denominated in a currency other than the specified currency entails significant risks not associated with an investment in securities supported by obligations denominated in the same currency as the currency of payment on the securities. The risks include, without limitation, the possibility of significant changes in rates of exchange between the specified currency and the underlying securities currency and the possibility of the imposition or modification of foreign exchange controls with respect to either the specified currency or the underlying securities currency.

     Prospective purchasers should consult their own financial and legal advisors as to the risks entailed by an investment in certificates denominated in a currency other than U.S. Dollars. such certificates are not an appropriate investment for persons who are unsophisticated with respect to foreign currency transactions.

     The information set forth in this prospectus is directed to prospective purchasers of certificates who are United States residents. The applicable prospectus supplement for certain issuances of certificates may specify certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, the certificates.

     Any prospectus supplement relating to certificates having a specified currency other than U.S. dollars will contain information concerning historical exchange rates for that currency against the U.S. dollar, a description of that currency, any exchange controls affecting that currency and any other required information concerning such currency.

Payment Currency

     Except as described below or unless otherwise specified in the applicable prospectus supplement, if distributions in respect of a certificate are required to be made in a currency other than U.S. dollars and that currency is unavailable due to the imposition of exchange controls or other circumstances beyond the depositor's control or is no longer used by the government of the country issuing that currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of that certificate shall be made in U.S. dollars until that currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for that currency or as otherwise indicated in the applicable prospectus supplement.

     If distribution in respect of a certificate is required to be made in ECU and ECU is no longer used in the European Monetary System, then all distributions for that certificate shall be made in U.S. dollars until ECU is again so used. The amount of each distribution in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which that distribution is to be made.

     The equivalent of the ECU in U.S. dollars as of any date, (the "Day of Valuation") shall be determined for the certificates of any series and class by the applicable trustee on the following basis. The component currencies of the ECU for this purpose (the "Components)" shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by that trustee on the basis of the most recently available noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for those Components or as otherwise indicated in the applicable prospectus supplement.

     If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in that single currency equal to the sum of the amounts of the consolidated component currencies expressed in the single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts those currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

     All determinations referred to above made by the applicable trustee shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the related certificateholders of that series.

Foreign Currency Judgments

     Unless otherwise specified in the applicable prospectus supplement, the certificates will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the material federal income tax consequences of the purchase, beneficial ownership and disposition of a certificate purchased at initial issuance and held as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, but does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase a certificate. Such consequences generally will depend on the terms of the specific certificate and the assets collateralizing or otherwise supporting that certificate. Except as otherwise noted, this discussion deals only with an owner of a certificate that is (i) a citizen or resident of the United States (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or any State (including the District of Columbia), (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantive decisions (each, a "U.S. Holder").

     This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. It does not deal with all federal tax consequences applicable to a holder of certificates in light of that holder's circumstances. In particular, it does not discuss all the tax consequences that may be relevant to certain categories of investors subject to special rules such as certain financial institutions, insurance companies and dealers, investors who hold their certificates as part of a "straddle," a "hedge" or a "conversion transaction," and investors that have a "functional currency" other than the U.S. dollar.

     Prospective investors should consult their own tax advisors to determine the federal, state, local and other tax consequences applicable to them of the purchase, ownership and disposition of the certificates, including the advisability of making any of the elections described below, as well as any tax consequences arising under the law of any state or other taxing jurisdiction.

     The trust will be provided with an opinion of Sidley Austin Brown & Wood LLP, special federal tax counsel to DB Depositor Inc. regarding certain federal income tax matters discussed below. Further, the tax consequences arising from the ownership of any series of certificates with special characteristics will be set forth in the applicable prospectus supplement and a legal opinion of federal tax counsel will be filed with the Commission in connection with each series of certificates. In such opinion, federal tax counsel will opine as to the tax disclosure regarding the certificates specified in this prospectus and the applicable prospectus supplement. An opinion of federal tax counsel, however, is not binding on the Internal Revenue Service or the courts. Prospective investors should note that no rulings have been or will be sought from the Service with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

Tax Status of Trust as a Grantor Trust

     If the trust is structured so as to constitute a grantor trust for federal income tax purposes, the applicable prospectus supplement will indicate that federal tax counsel has provided an opinion that the trust will be classified as a grantor trust and not as an association, or publicly traded partnership taxable as a corporation for federal income tax purposes. The following discussion assumes that the trust will be classified as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Accordingly, each certificate owner will be treated as the owner of a pro rata undivided interest in the deposited assets in the trust for federal income tax purposes.

     If the trust will be classified for federal income tax purposes as an entity other than a grantor trust, the applicable prospectus supplement will contain a description of the material federal income tax consequences to investors of the purchase, beneficial ownership and disposition of interests in the trust.

Income of Certificate Owners

     In General. Each U.S. holder of a certificate will be subject to federal income taxation as if it owned directly the portion of the deposited assets allocable to such certificate, and as if it paid directly its share of expenses paid by the trust. Except as described below, a U.S. holder would report its share of the income of the trust under its usual method of accounting. Because the payments collected on the underlying securities generally are paid to U.S. holders in the following month, the amounts includible in a U.S. holder's gross income attributable to the underlying securities during any calendar month will not equal the amounts distributed in that month.

     A U.S. holder will allocate the amount it pays for its certificate among the underlying securities, the interest accrued on the underlying securities that are treated as debt for federal income tax purposes (the "underlying debt securities") and the deposited assets in the trust other than the underlying debt securities (the "Other Deposited Assets") allocable to that certificate, in proportion to their relative fair market values on the date of purchase of the certificate. A U.S. holder would calculate separately its income, gain, loss or deduction realized with respect to each asset.

     This discussion assumes that the trust will be treated as a grantor trust for federal income tax purposes. Should the trust be treated as an entity other than a grantor trust for federal income tax purposes, the applicable prospectus supplement will contain a description of the material federal income tax consequences to investors of the purchase, beneficial ownership and disposition of interests in the Trust.

     Underlying Debt Securities. Except as provided below, each U.S. holder of a certificate will be required to report on its federal income tax return its pro rata share of the stated interest that is unconditionally payable at least annually at a single fixed rate (a "qualified stated interest") on the Underlying Debt Securities in accordance with its regular method of accounting.

     Original Issue Discount. The underlying debt securities may have originally been sold with original issue discount ("OID"). As provided in the Code and the applicable regulations, OID is the excess of the "stated redemption price" of a note (generally, the sum of all payments on the note other than qualified stated interest) over its "issue price" (generally, the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of those underlying debt securities has been sold).

     An underlying debt security issued with a de minimis amount of OID (i.e., one-quarter of one percent of the stated redemption price multiplied by the number of complete years to its maturity) is not treated as having been issued with OID. A U.S. holder having an interest in an underlying debt security with a de minimis amount of OID will include that OID in income as capital gain on a pro rata basis as principal payments are made on the underlying debt security.

     A U.S. holder of certificates representing an interest in an underlying debt security having more than a de minimis amount of OID (an "OID underlying security"), is required to include OID in income as it accrues, which may be before the receipt of the cash attributable to such income, based on a compounding of interest at a constant rate (using the yield to maturity of the underlying debt security as originally issued). In general, OID must be included in ordinary gross income the sum of the "daily portions" of OID for all days during the taxable year that the U.S. holder owns the certificate. The daily portions of OID are determined by allocating to each day in any "accrual period" a ratable portion of the OID allocable to that accrual period. The amount of OID allocable to each accrual period is determined by (i) multiplying the "adjusted issue price" of the stripped interest by a fraction, the numerator of which is the annual yield to maturity of the stripped interest and the denominator of which is the number of accrual periods in a year and (ii) subtracting from that product the amount of qualified stated interest, if any, payable on the stripped interest during or allocable to that accrual period.

     An "accrual period" would generally be each period ending on an interest payment date on the underlying debt securities, although Treasury regulations allow a U.S. holder to elect other accrual periods of no more than a year in length, as long as each scheduled payment on the underlying debt securities occurs at the end of an accrual period.

     The "adjusted issue price" at the beginning of any accrual period is the purchase price for a certificate allocable to the underlying debt security (including accrued interest, if any) (i) increased by the amount of OID allocable to all prior accrual periods and (ii) reduced by the amount of all payments other than qualified stated interest payments, if any, in all prior accrual periods. In addition, if an interval between payments of qualified stated interest contains more than one accrual period, the adjusted issue price at the beginning of each accrual period in the interval is increased by the amount of qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval.

     The trustee intends to account for OID, if any, reportable by U.S. holders by reference to the price paid for a certificate by an initial purchaser, although the amount of OID will differ for subsequent purchasers. Such subsequent purchasers should consult their tax advisors regarding the proper calculation of OID.

     Stripped Interests. A class of certificates will not be considered to represent a "stripped bond" or "stripped coupon" (together a "stripped interest") within the meaning of Section 1286 of the Code to the extent the class is entitled to receive a proportionate amount of all principal and interest on the underlying debt securities. A class of certificates will be considered in its entirety to represent a stripped interest in the underlying debt securities if it is entitled to receive interest on the underlying debt securities which is disproportionately less than the principal which it is entitled to receive on the underlying debt securities, or if it is entitled to receive all or part of the interest on the underlying debt securities but no principal on the underlying debt securities. In addition, if a class of certificates is entitled to receive interest and principal on the underlying debt securities, but the interest it is entitled to receive on the underlying debt securities is disproportionately more than the principal it is entitled to receive on the underlying debt securities, it could be argued that the certificates represents (a) an interest in the underlying debt securities that is not a stripped interest to the extent it represents a proportional amount of all the principal and interest on the underlying debt securities and (b) a stripped interest in the underlying debt securities to the extent of any additional interest to which it is entitled on the underlying debt securities. If a certificate represents, in part a stripped interest and, in part not a stripped interest, such interests will be treated as two separate items for tax purposes and a purchaser of certificates will be required to allocate its purchase price among the two items (as well as any other deposited assets) in proportion to their relative fair market values on the date of purchase.

     In addition to any qualified stated interest, a holder of a certificate representing a stripped interest having more than a de minimis amount of OID will be required to include such OID in income as it accrues on a daily basis under rules similar to those applicable to OID underlying securities. For these purposes, the amount of OID on a stripped interest is equal to the excess of all amounts payable on the stripped interest (other than qualified stated interest) over the portion of the purchase price for the certificate allocable to the stripped interest. Under the Treasury regulations issued under Section 1286 of the Code, the interest payable with respect to the stripped interest will, in the appropriate circumstances, be treated as "qualified stated interest" if it represents a fixed periodic payment on principal on the underlying debt securities to which the holder is also entitled. If none of the amounts payable to a holder with respect to a stripped interest constitutes qualified stated interest, then the stripped interest will have OID in an amount equal to the excess of all payments to be received on the stripped interest over the purchase price for the certificate allocable to the stripped interest.

     If the amount of OID on the stripped interest represented by the certificate is de minimis, the stripped interest will not be treated as having OID. The amount of OID with respect to a stripped interest will generally be de minimis if it is less than one-quarter of one percent of the stated redemption price at maturity multiplied by the number of complete years remaining after the purchase date until the maturity of such stripped interest. However, if the stripped interest provides for amortization of principal, the amount of OID will be de minimis if it is less than one-quarter of one percent of the stated redemption price at maturity multiplied by the weighted average maturity (i.e., the sum of the amounts obtained by multiplying the amount of each payment under the stripped interest (other than a payment of qualified stated interest) by a fraction, the numerator of which is the number of complete years from the purchase date until the payment is made and the denominator of which is the stated redemption price at maturity) of the stripped interest. Each U.S. holder of a certificate would be required to include the de minimis OID in income as each principal payment on the stripped interest is received, in proportion to the amount that each principal payment bears to the stated principal amount of the stripped interest. That income would be capital gain, short-term or long-term depending upon the U.S. holder's holding period in the certificate.

     Principal Repayments. The portion of each monthly payment to a U.S. holder that is allocable to principal on the underlying debt securities (other than amounts representing discount, as described below) will represent a recovery of capital, which will reduce the tax basis of such U.S. holder's undivided interest in the underlying debt securities.

     Acquisition Premium. If a certificate represents an interest in an OID underlying security purchased with an acquisition premium (i.e., at a price in excess of its adjusted issue price but less than its stated redemption price), the annual amount includible in the income of the holder of the certificate as OID is generally reduced by that portion of the excess properly allocable to such year. Unless a holder of a certificate makes the accrual method election described below, acquisition premium is allocated on a pro rata basis to each accrual of OID, so that that holder is allowed to reduce each accrual of OID by a constant fraction.

     Market Discount. If a certificate represents an interest in an underlying debt security purchased at a "market discount" (i.e., at a price less than the stated redemption price or, in the case of an OID underlying security, the adjusted issue price), the holder of that certificate will be required (unless the difference is less than a de minimis amount) to treat any principal payments on, or any gain realized upon the disposition or retirement of, the underlying debt security as interest income to the extent of the market discount that accrued while that certificateholder held the underlying debt security. A U.S. holder may elect to include that market discount in income on a current basis. Market discount is considered to be de minimis if it is less than one-quarter of one percent of the underlying debt security's stated redemption price multiplied by the number of complete years to maturity after the holder acquired the certificate. If an underlying debt security with more than a de minimis amount of market discount is disposed of in a nontaxable transaction (other than a nonrecognition transaction described in Section 1276(d) of the Code), accrued market discount will be includible as ordinary income to the certificateholder as if such certificateholder had sold the certificate at its then fair market value. A U.S. holder of a certificate that represents an interest in an underlying debt security purchased at a market discount that does not elect to include market discount in income on a current basis also may be required to defer the deduction for a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the certificate until the deferred income is realized.

     Amortizable Bond Premium. Except as noted below, a holder of a certificate representing an interest in an underlying debt security purchased for an amount in excess of the principal amount (or in the case of an OID underlying security, the remaining stated redemption price) will be treated as having premium with respect to the underlying debt security in the amount of that excess. A U.S. holder of a certificate that represents an OID underlying security with premium is not required to include in income any OID with respect to that underlying debt security. If a U.S. holder makes an election under Section 171(c)(2) of the Code to treat such premium as "amortizable bond premium" the amount of interest that must be included in that U.S. holder's income for that accrual period (where that underlying debt security is not optionally redeemable prior to its maturity date) will be reduced by the portion of the premium allocable to that period based on the underlying debt security's yield to maturity. If the underlying debt security may be called prior to maturity after the U.S. holder has acquired it, the U.S. holder generally may not assume that the call will be exercised and must amortize premium to the maturity date. If the underlying debt security is in fact called, any unamortized premium may be deducted in the year of the call. If a U.S. holder makes the election under Section 171(c)(2), the election also shall apply to all bonds the interest on which is not excludible from gross income ("Fully Taxable Bonds"), held by the certificateholder at the beginning of the first taxable year to which the election applies and to all Fully Taxable Bonds thereafter acquired by it, and is irrevocable without the consent of the Service. If an election is not made, that U.S. holder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing its gain or loss upon the sale or other disposition or retirement of the underlying debt security.

     Election to Treat All Interest as OID. Any U.S. holder may elect to include in gross income all interest (including stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any bond premium or acquisition premium) that accrues on an unstripped or stripped interest using the constant yield method described above, treating the instrument as having been issued on the U.S. holder's acquisition date at an issue price equal to that owner's adjusted basis with no interest payments being qualified stated interest. An election with respect to a unstripped or stripped interest having amortizable bond premium or market discount would constitute, respectively, an election to apply the market discount rules or bond premium rules with respect to all other debt instruments with market discount or amortizable bond premium, as the case may be, of such U.S. holder.

Other Deposited Assets

     The applicable prospectus supplement will contain a summary of the material federal income tax consequences to a U.S. holder of the deposited assets other than underlying debt securities held by the trust.

     Modification or Exchange of Deposited Asset. Depending upon the circumstances, it is possible that a modification of the terms of a deposited asset, or a substitution of other assets for the deposited asset following a default on the deposited asset, would be a taxable event to U.S. holders on which they would recognize gain or loss.

     Foreign Tax Credits. Any foreign income taxes withheld from payments to the trust will be includible in the income of U.S. holders and will likewise be deductible to U.S. holders, or, alternatively, U.S. holders may be eligible for a U.S. foreign tax credit subject to various limitations.

     Deductibility of Trust's Fees and Expenses. In computing its federal income tax liability, a U.S. holder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees paid or incurred by the trust as provided in Section 162 or 212 of the Code and any allowable amortization deductions with respect to certain other assets of the trust. If a U.S. holder is an individual, estate or trust, this deduction of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

     Sale, Exchange, Disposition or Retirement of a Certificate. Upon the sale, exchange or other disposition of a certificate, or upon the retirement of a certificate, a U.S. holder will recognize gain or loss equal to the difference, if any, between the amount realized upon the disposition or retirement and the U.S. holder's tax basis in the certificate. A U.S. holder's tax basis for determining gain or loss on the disposition or retirement of a certificate will be the cost of that certificate to that holder, increased by the amount of OID and any market discount includible in that holder's gross income with respect to an underlying debt security, and decreased by the amount of any payments under an underlying debt security that are part of its stated redemption price and by the portion of any premium applied to reduce interest payments as described above.

     Gain or loss upon the disposition or retirement of a certificate will be capital gain or loss, except to the extent the gain represents accrued stated interest, original issue or market discount on the certificate not previously included in gross income, to which extent such gain or loss would be treated as ordinary income. Any capital gain or loss will be long-term capital gain or loss if at the time of disposition or retirement the certificate has been held for more than one year.

     Backup Withholding. Payments made on the certificates and proceeds from the sale of the certificates generally will not be subject to a "backup" withholding tax unless, in general, the U.S. holder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

Foreign Certificateholders

     Withholding at the Source. To the extent that amounts paid to a certificateholder that is not a U.S. holder, or a foreign certificateholder, are treated as U.S. source interest with respect to underlying debt securities originated after July 18, 1984, those amounts generally will not be subject to U.S. withholding tax, provided that that foreign certificateholder (i) fulfills certain certification requirements, (ii) the foreign certificateholder does not actually or constructively own 10% or more of the capital or profits of, or 10% or more of the combined voting power of the stock of, the issuer of an underlying debt security; (iii) the foreign certificateholder is not a controlled foreign corporation related to the issuer of an underlying debt security within the meaning of Code section 864(d)(4); and (iv) the foreign certificateholder is not a bank receiving interest pursuant to a loan agreement with the issuer of an underlying debt security entered into in the ordinary course of its trade or business. Under such requirements, the holder must certify, under penalties of perjury, that it is not a "United States person" and provide its name and address.

     A foreign certificateholder that does not have certain present or former connections with the United States (e.g., holding a certificate in connection with the conduct of a trade or business within the United States or being present in the United States for 183 days or more during a taxable year) generally will not be subject to federal income tax, and no withholding of such tax will be required, with respect to any gain realized upon the disposition or retirement of a certificate.

     The applicable prospectus supplement will contain a summary of the material federal income tax consequences to a foreign certificateholder of the deposited assets other than underlying debt securities held by the trust.

     Information Reporting and Backup Withholding. Payments made on the deposited assets and proceeds from the sale of the certificates will not be subject to a "backup" withholding tax unless, in general, the foreign certificateholder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

     The federal tax discussion set forth above is intended to address the anticipated material federal income tax consequences related to the certificates but may not be applicable depending upon a certificateholder's particular situation. Certificateholders should consult their own tax advisors with respect to the tax consequences to them of the ownership and disposition of the certificates, including the tax consequences under the tax laws of the United States, states, localities, countries other than the United States and any other taxing jurisdictions and the possible effects of changes in such tax laws.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(i) of the Code or (c) any entity whose underlying assets include Plan Assets by reason of a plan's investment in the entity, (each, a "Plan)".

     In accordance with ERISA's general fiduciary standards, before investing in a certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and appropriate for the Plan in view of the Plan's overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit transactions (including loans or other extensions of credit) involving the assets of a Plan and persons who have specified relationships to the Plan ("Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

Trust Assets as "Plan Assets"

     An investment in certificates by a Plan might result in the assets of the trust being deemed to constitute Plan Assets, which in turn might mean that certain aspects of such investment, including the operation of the trust, might be prohibited transactions under ERISA and the Code. Under Section 2510.3-101 of the United States Department of Labor regulations (the "Regulation"), "Plan Assets" may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. Thus, if a Plan acquired a certificate, for certain purposes under ERISA and the Code (including the prohibited transaction provisions) the Plan would be considered to own its share of the underlying assets of the trust unless (1) such certificate is a "publicly-offered security" as defined in such Regulation or (2) equity participation by "benefit plan investors" is not considered "significant" under such Regulation.

     Under the Regulation, a publicly offered security is a security that is (1) freely transferable, (2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (3) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     Participation by benefit plan investors in the certificates would not be significant if immediately after the most recent acquisition of a certificate, whether or not from the depositor or DBAB, less than 25% of (1) the value of such class of certificates and (2) the value of any other class of certificates that is not a publicly offered security under the Regulation, were held by benefit plan investors, which are defined as Plans and employee benefit plans not subject to ERISA (for example, governmental plans).

     It is anticipated that certain offerings of certificates will be structured so that assets of the trust will not be deemed to constitute Plan Assets. In such cases, the applicable prospectus supplement will indicate either that the certificates will be considered publicly-offered securities under the Regulation or that participation by benefit plan investors will not be significant for purposes of the Regulation.

     In other instances, however, the offering of certificates may not be so structured. Thus, the assets of the trust may be deemed to be Plan Assets and transactions involving the depositor, an underwriter, the trustee, any trustee with respect to underlying securities, any obligors with respect to underlying securities or affiliates of such obligors might constitute prohibited transactions with respect to a Plan holding a certificate unless (i) one or more prohibited transaction class exemptions ("PTCEs") applies or (ii) in the case of an issuer of underlying securities, it is not a Disqualified Person or party in interest with respect to the Plan. Plans maintained or contributed to by the depositor, an underwriter, the trustee, a trustee with respect to underlying securities, any issuer of underlying securities, or any of their affiliates, should not acquire or hold any certificate.

     If the trust is deemed to hold Plan Assets, the underlying securities would appear to be an indirect loan between the issuer of the underlying securities and any Plan owning certificates; however, that loan, by itself, would not constitute prohibited transaction unless that obligor is a party in interest or Disqualified Person with respect to that Plan.

Prohibited Transaction Exemptions

     Prohibited transaction exemptions could apply to the acquisition and holding of certificates by Plans, and the operation of the trust, including, but not limited to: PTCE 84-14, an exemption for certain transaction determined by an independent qualified professional asset manager; PTCE 91-38, an exemption for certain transactions involving bank collective investment funds; PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts; PTCE 95-60, an exemption for certain transactions involving insurance company pooled general accounts, and PTCE 96-23, an exemption for certain transactions effected by in-house asset managers.

     If the underwriter with respect to an offering of certificates is a broker-dealer registered under the Exchange Act, and customarily purchases and sells securities for its own account in the ordinary course of its business as a broker-dealer, sales of certificates by such underwriter to Plans may be exempt under PTCE 75-1 if the following conditions are satisfied: (i) the underwriter is not a fiduciary with respect to the Plan and is party in interest or Disqualified Person solely by reason of Section 3(14)(B) of ERISA or Section 4975(e)(2)(B) of the Code or a relationship to a person described in such Sections, (ii) the transaction is at least as favorable to the Plan as an arms-length transaction with an unrelated party and is not a prohibited transaction within the meaning of Section 503(b) of the Code, and (iii) the Plan maintains for at least six years such records as are necessary to determine whether the conditions of PTCE 75-1 have been met.

     The custodial and other services tendered by the trustee and any trustee with respect to underlying securities might be exempt pursuant to Section 408(b)(2) of ERISA and Section 4975(d)(2) of the Code, which exempt services necessary for the establishment or operation of a Plan under a reasonable contract or arrangement and for which no more than reasonable compensation is paid. An arrangement would not be treated as reasonable unless it can be terminated upon reasonably short notice under the circumstances without penalty. The statutory exemption for services noted above does not provide exemptive relief from prohibited transactions described in Section 406(b) of ERISA or
Section 4975(c)(1)(E) or (F) of the Code.

     The prospectus supplement relating to any offering of certificates that will result in the trust assets being deemed to constitute Plan Assets will provide that, by acquiring and holding a certificate, a Plan shall be deemed to have represented and warranted to the depositor, trustee, and underwriter that such acquisition and holding of a certificate does not involve a non-exempt prohibited transaction with respect to such Plan, including with respect to the activities of the trust.

     Any plan or insurance company investing assets of its general account proposing to acquire certificates should consult with its counsel.

                                  UNDERWRITING

     Certificates may be offered in any of three ways: (i) through underwriters or dealers, (ii) directly to one or more purchasers or (iii) through agents. The applicable prospectus supplement will specify the material terms of the offering of any series of certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of the certificates and the proceeds to the depositor from such sale, whether the certificates are being offered by the applicable prospectus supplement in connection with trading activities that may create a short position or are being issued to cover that short position, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the certificates may be listed, any restrictions on the sale and delivery of certificates in bearer form and the place and time of delivery of the certificates to be offered.

     If underwriters are used in the sale, certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The managing underwriters or underwriters in the United States will include DBAB. Unless otherwise specified in the applicable prospectus supplement, the obligations of the underwriters to purchase the certificates will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the certificates if any certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Certificates may also be sold through agents designated by the depositor from time to time. Any agent involved in the offer or sale of certificates will be named, and any commissions payable by the depositor to such agent will be specified, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will act on a best-efforts basis for the period of its appointment.

     If so specified in the applicable prospectus supplement, the depositor will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase certificates at the public offering price described in that prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a date specified in that prospectus supplement. Those contracts will be subject only to those conditions specified in the applicable prospectus supplement. The prospectus supplement will also set forth the commissions payable for solicitation of those contracts. Any underwriters, dealers or agents participating in the distribution of certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters or their affiliates may be required to make in respect thereof. Agents and underwriters and their affiliates may be customers of, engage in transactions with, or perform services for, the depositor or its affiliates in the ordinary course of business.

     As to each series of certificates, only those classes rated in one of the investment grade rating categories by a rating agency will be offered by this prospectus. Any unrated classes or classes rated below investment grade may be retained by the depositor or sold at any time to one or more purchasers.

                                  LEGAL MATTERS

     The validity of the certificates will be passed upon for the depositor and the underwriters by Sidley Austin Brown & Wood llp, New York, New York.

No person has been authorized to give any information or make any representations other than those contained in this prospectus supplement or the accompanying prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they related or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation would be unlawful. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made hereunder shall, under any circumstances, create any implications that the information contained in this prospectus supplement or the accompanying prospectus is correct as of any time subsequent to their respective dates.

                                Table of Contents
                              Prospectus Supplement

                                                                          Page
                                                                          ----
Summary of Principal Terms ..............................................  S-4
Summary of Prospectus Supplement ........................................  S-8
Formation of the Trust .................................................. S-12
Risk Factors ............................................................ S-12
Description of the Deposited Assets ..................................... S-16
Description of the Certificates ......................................... S-23
Description of the Trust Agreement ...................................... S-28
Material Federal Income Tax Consequences ................................ S-31
ERISA Considerations .................................................... S-37
Underwriting ............................................................ S-39
Listing ................................................................. S-40
Ratings ................................................................. S-40
Legal Matters ........................................................... S-40

                                   Prospectus

Important Notice About Information Presented in this Prospectus and the
  Accompanying Prospectus Supplement ....................................    1
Where You Can Find More Information .....................................    2
Incorporation of Certain Documents by Reference .........................    2
Reports to Certificateholders ...........................................    3
Risk Factors ............................................................    3
The Depositor ...........................................................    8
Use of Proceeds .........................................................    8
Formation of the Trust ..................................................    8
Maturity and Yield Considerations .......................................    9
Description of the Certificates .........................................   11
Description of Deposited Assets and Credit Support ......................   26
Description of the Trust Agreement ......................................   38
Currency Risks ..........................................................   48
United States Federal Income Tax Consequences ...........................   51
ERISA Considerations ....................................................   58
Underwriting ............................................................   61
Legal Matters ...........................................................   62


--------------------------------------------------------------------------------




Trust Certificates
Series 2002-1


Underlying Securities
will be 8.197% Capital Securities
issued by W.R. Berkley Capital
Trust




Prospectus Supplement
            , 2002





Deutsche Banc Alex. Brown